                                     [LOGO]

                             OFFER FOR OUTSTANDING
             9 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2007 AND
          10 1/2% SERIES A SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007
                         IN EXCHANGE FOR, RESPECTIVELY,
             9 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2007 AND
          10 1/2% SERIES B SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON OCTOBER 10, 1997, UNLESS EXTENDED.

    Falcon Building Products, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange up to $145.0 million aggregate principal amount of 9 1/2% Series B Senior Subordinated Notes Due 2007 (the "Notes") of the Company for a like amount of the privately placed 9 1/2% Series A Senior Subordinated Notes Due 2007 (the "Old Notes") of the Company issued on June 17, 1997, from the holders thereof (together with the holders of Notes, "Noteholders") and to exchange up to $169.317 million aggregate principal amount at maturity of 10 1/2% Series B Senior Subordinated Discount Notes Due 2007 (the "Discount Notes") of the Company for a like amount of the privately placed 10 1/2% Series A Senior Subordinated Discount Notes Due 2007 (the "Old Discount Notes") of the Company issued on June 17, 1997, from the holders thereof (together with the holders of Discount Notes, "Discount Noteholders"). The Old Notes and the Old Discount Notes are referred to collectively herein as the "Old Securities" and the Notes and the Discount Notes are referred to collectively herein as the "Securities." Simultaneously with the issuance of the Old Discount Notes, the Company issued $683,000 aggregate principal amount at maturity of 10 1/2% Series A Senior Subordinated Discount Notes to certain members of its senior management (the "Management Discount Notes"). Although the terms of the Management Discount Notes are identical to the Old Discount Notes, the Management Discount Notes are not included in the Exchange Offer and are not, for the purposes of the Exchange Offer and this Prospectus, deemed to be Old Discount Notes.

    The Securities are being offered hereunder in order to satisfy the obligations of the Company under a Registration Rights Agreement dated June 17, 1997 (the "Registration Rights Agreement") by and among the Company, the Guarantors (as defined) and Smith Barney Inc., BT Securities Corporation, Chase Securities and Merrill Lynch, Pierce Fenner & Smith Incorporated (the "Initial Purchasers"). The Exchange Offer is designed to provide to Noteholders and Discount Noteholders (collectively, "Holders") an opportunity to acquire Securities which, unlike the Old Securities, are expected to be freely transferable at all times, subject to state "blue sky" law restrictions, PROVIDED that the Holder is not an "affiliate" of the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and represents that the Securities are being acquired in the ordinary course of such Holder's business and the Holder is not engaged in, and does not intend to engage in, a distribution of the Securities. With the exception of the freely transferable nature of the Securities, the Securities are substantially identical to the Old Securities. See "The Exchange Offer--Purpose of the Exchange Offer."

    The Company will accept for exchange any and all validly tendered Old Securities on or prior to 5:00 P.M., New York time, on October 10, 1997, unless extended (the "Expiration Date"). Tenders of Old Securities made pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept any Securities with respect to the Exchange Offer, the Company will promptly return such Old Securities to the Holders thereof. The Company will not receive any proceeds from the Exchange Offer.

    The Securities will be general unsecured obligations of the Company ranking subordinate in right of payment to all existing and future Senior Debt (as defined) of the Company. The Securities will rank PARI PASSU in right of payment with all other indebtedness of the Company that is subordinated to Senior Debt, if any, and will rank senior to any indebtedness of the Company that is subordinated to the Securities. As of June 30, 1997, the aggregate amount of consolidated Indebtedness of the Company was $425.1 million, $177.7 million of which was Senior Debt. The

                                                   (CONTINUED ON FOLLOWING PAGE)
                           --------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 12 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT HOLDERS OF OLD SECURITIES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 9, 1997.

Indentures (as defined) permit the Company to incur additional indebtedness, including indebtedness under the $125.0 million revolving credit portion of the Credit Facility (as defined). The Securities will be guaranteed (each, a "Senior Subordinated Guarantee") fully, unconditionally, and jointly and severally on a senior subordinated basis by the Company's Restricted Subsidiaries (the "Guarantors"). The Senior Subordinated Guarantees will be subordinate in right of payment to all Senior Debt of the Guarantors. See "Description of the Securities."

    Interest on the Notes will be payable, in cash, semi-annually on June 15 and December 15 of each year, commencing December 15, 1997. The Securities will mature on June 15, 2007. The Old Discount Notes were issued at a substantial discount from their principal amount. Cash interest will not accrue on the Discount Notes prior to June 15, 2002. Thereafter, interest will be payable, in cash, semi-annually on June 15 and December 15 of each year, commencing December 15, 2002. The Securities are redeemable at the option of the Company, on one or more occasions, in whole or in part, at any time on or after June 15, 2002 at the redemption prices set forth therein, together with accrued and unpaid interest, if any, to the date of redemption. See "Certain Federal Income Tax Consequences." Prior to June 15, 2000, up to 35% of the aggregate principal amount at maturity of each of the Notes and the Discount Notes will be redeemable at the option of the Company, in whole or in part, with the net cash proceeds of a public offering of common stock of the Company, at a price of 109.5% of the principal amount of the Notes together with accrued and unpaid interest, if any, to the date of redemption or, with respect to the Discount Notes, 110.5% of the Accreted Value (as defined) on the date of redemption; PROVIDED that at least 65% of the original aggregate principal amount of Notes or the Discount Notes, as applicable, remain outstanding after each such redemption. Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option, at any time on or prior to June 15, 2002, to redeem the Notes and/or the Discount Notes in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as defined), and accrued and unpaid interest, if any, to the date of redemption, or in the case of the Discount Notes, a 100% of the Accreted Value on the date of redemption plus the Applicable Premium and (ii) if the Company does not so redeem the Notes or Discount Notes, or if a Change of Control occurs after June 15, 2002, each Holder of Securities may require the Company to repurchase all or a portion of such Holder's Securities at 101% of the aggregate principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of repurchase or, in the case of the Discount Notes to be repurchased prior to June 15, 2002, at 101% of the Accreted Value on the date of repurchase. See "Description of the Securities."

    The Old Securities were sold by the Company on June 17, 1997 to the Initial Purchasers in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Old Securities with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and with a limited number of accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Securities may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

    Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties, the Company believes that a Holder of Securities (other than (i) a broker-dealer who purchases such Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Old Securities for Securities in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Securities, will be allowed to resell the Securities to the public without further registration under the Securities Act and without delivering to the purchasers of the Securities a prospectus that satisfies the requirements of the Securities Act. See "The Exchange Offer--Purpose of the Exchange Offer" and "--Resales of Securities." However, a broker-dealer who holds Old Securities that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act. If any other Holder is deemed to be an "underwriter" within the meaning of the Securities Act or acquires Securities in the Exchange Offer for the purpose of distributing or participating in a distribution of the Securities, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. For a period of one year from the Expiration Date, the Company will make copies of this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."

    There has been no public market for the Old Securities and it is not currently anticipated that an active public market for the Securities will develop. The Company currently does not intend to apply for the listing of the Securities on any securities exchange or to seek approval for quotation through any automated quotation system. The Initial Purchasers have advised the Company that each of the Initial Purchasers currently intends to make a market in the Securities; however, none are obligated to do so and any market-making may be discontinued by any Initial Purchasers at any time without notice. Accordingly, no assurance can be given as to the liquidity or the trading market for the Securities.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Securities being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." Old Securities may be tendered only in integral multiples of $1,000.

              AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

    The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Securities offered hereby (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description thereof, and each such statement shall be deemed qualified in its entirety by such reference.

    The Company is and, upon effectiveness of the Registration Statement, the Guarantors will be, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith must file periodic reports and other information with the Commission. All documents filed by the Company or any of the Guarantors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Registration Statement and the exhibits and schedules thereto and any periodic reports or other information filed pursuant to the Exchange Act may be inspected without charge and copies at prescribed rates at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a website that contains reports, proxy and information statements and other information filed electronically with the Commission at http:\\www.sec.gov.

    The Company and the Guarantors have agreed to furnish to Holders of the Securities and Old Securities and prospective purchasers and securities analysts, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

NEW HAMPSHIRE RESIDENTS:

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE ATTORNEY GENERAL OR THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE ATTORNEY GENERAL HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS SECTION.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE......................    ii

PROSPECTUS SUMMARY........................................................     1

RISK FACTORS..............................................................    12

FORWARD-LOOKING STATEMENTS................................................    20

USE OF PROCEEDS...........................................................    20

THE EXCHANGE OFFER........................................................    21

CAPITALIZATION............................................................    29

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME.....................    30

SELECTED CONSOLIDATED FINANCIAL DATA......................................    36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..............................................................    38

BUSINESS..................................................................    42

MANAGEMENT................................................................    53

PRINCIPAL STOCKHOLDERS....................................................    61

CERTAIN TRANSACTIONS......................................................    63

THE RECAPITALIZATION......................................................    65

DESCRIPTION OF THE SECURITIES.............................................    68

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................   104

PLAN OF DISTRIBUTION......................................................   106

LEGAL MATTERS.............................................................   107

EXPERTS...................................................................   107

CHANGE OF ACCOUNTANTS.....................................................   107

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................   F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED HEREIN AND EXCEPT AS THE CONTEXT OTHERWISE MAY REQUIRE, THE "COMPANY" OR "FALCON" MEANS FALCON BUILDING PRODUCTS, INC. AND ALL OF ITS CONSOLIDATED SUBSIDIARIES. IN ADDITION TO THE HISTORICAL INFORMATION CONTAINED HEREIN, CERTAIN STATEMENTS IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT") WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER THE CAPTIONS "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. SEE "FORWARD-LOOKING STATEMENTS."

                                  THE COMPANY

    The Company is a leading North American manufacturer and distributor of highly engineered products for the residential and commercial construction and home improvement markets. The Company markets its products through a variety of distribution channels, such as wholesale distributors and commercial retailers, including the growing do-it-yourself ("DIY") channel. The three principal categories of products manufactured by Falcon are Air Distribution Accessories, Plumbing Fixtures and Air Power Products. The Company has a long history in each of its product categories, having sold products for the new construction and remodeling markets since the early 1900s. For the twelve months ended June 30, 1997, the Company had consolidated net sales of $676.4 million and EBITDA (as defined) of $82.6 million.

    AIR DISTRIBUTION ACCESSORIES--The Company is a leading domestic supplier of air distribution accessories for heating, ventilating and air conditioning ("HVAC") applications. These products are marketed under the Hart & Cooley-Registered Trademark-, Metlvent-Registered Trademark-, Reliable-TM-, Tuttle & Bailey-Registered Trademark-, Woodwinds-TM- and Valley-TM- brand names. The Company manufactures more than 8,000 items, including metal grilles, registers and diffusers, gas vent and chimney systems, flexible duct, louvers, terminal units and electric duct heaters. The Company generally produces these products on a high-volume, low-cost basis. In addition, the Company supplements its standard product line with custom-engineered products designed to meet specific size or performance requirements. For the twelve months ended June 30, 1997, the Company had net sales of $187.5 million in this product category.

    PLUMBING FIXTURES--The Company is a leading domestic producer of high-quality ceramic china bathroom fixtures, including toilets and lavatories. The Company also produces enameled steel bathtubs and sinks, acrylic whirlpool tubs and brass and plastic trim and fittings. The Company's Plumbing Fixtures products are largely targeted at the high-volume, medium price point category and are sold primarily to the residential new construction and remodeling markets. The Company sells these products under the Mansfield-Registered Trademark- and Swirl-way-Registered Trademark- brand names, which are widely recognized among wholesale distributors and plumbing contractors as high-quality, reasonably priced plumbing fixtures. For the twelve months ended June 30, 1997, the Company had net sales of $160.3 million in this product category.

    AIR POWER PRODUCTS--The Company is the leading domestic producer of consumer and commercial air compressors for home improvement applications and is also the leading domestic manufacturer of pressure washers. The Company manufactures a broad line of air compressors, marketed under a number of brand names, including Air America-TM-, Charge Air Pro-Registered Trademark-, Pro 4000, Pro Air II-Registered Trademark- and Steel Driver-Registered Trademark-. The Company also manufactures air compressors under private-label programs, the most significant of which is the Craftsman-Registered Trademark- label for Sears, Roebuck and Co. ("Sears"). In addition, the Company manufactures a line of electric generators and sells a variety of accessory items such as paint spray guns, nailers and staplers, pneumatic tools, sanders and air hoses for use in home improvement applications. New products introduced in the past two years include pressure washers, electric generators and OEM compressors. With the acquisition of Ex-Cell Manufacturing Company, Inc. ("Ex-Cell") in January 1996, the Company became the leading domestic manufacturer of pressure washers. For the twelve months ended June 30, 1997, the Company had net sales of $328.6 million in this product category.

    As a result of strong operating performance in all three of its principal product categories as well as successful add-on acquisitions, Falcon has experienced significant growth, with net sales and EBITDA increasing at compound annual growth rates ("CAGR") of 18.6% and 11.0%, respectively, from January 1, 1993 through June 30, 1997. Management considers key elements of Falcon's success to be its leading market positions, established brand names, emphasis on quality and customer service, low-cost production, reputation for innovation, strong distribution networks and successful history of acquisitions.

BUSINESS STRENGTHS

    The Company attributes its market leadership and significant opportunities for continued growth and increased profitability to the following competitive strengths:

    MARKET LEADERSHIP WITH STRONG BRAND NAMES. The Company holds leading market positions and strong market shares in all of its major markets and the Company believes it has successfully increased its market share in all three of its principal product categories over the past three years. The Company believes that it derives more than 75% of its sales from product lines in which the Company holds either the number one or number two market position, as measured in sales (except for Plumbing Fixtures where market position is measured in units). The Company's leading brand names in each product category include Hart & Cooley-Registered Trademark-, Metlvent-Registered Trademark- and Reliable-TM-in Air Distribution Accessories, Mansfield-Registered Trademark- and Swirl-way-Registered Trademark- in Plumbing Fixtures and Air
America-Registered Trademark-, Charge Air Pro-Registered Trademark-, Steel Driver-Registered Trademark- and Ex-Cell-Registered Trademark- in Air Power Products.

    EMPHASIS ON QUALITY AND CUSTOMER SERVICE. The Company emphasizes high-quality products and superior customer service. The Company stresses the importance of product quality to all of its employees, incorporates high-quality materials into its products and has implemented total quality management initiatives at its operating locations. In recognition of the Company's excellent value, quality and customer service, the Company has been named Vendor of the Year by HomeBase (1996), Lowe's (1996) and Sears (1992). The Company also received a "Partner of the Year" award from The Home Depot in 1996.

    LOW-COST PRODUCTION. The Company believes that it is a low-cost producer in each of the major markets it serves. The Company has consistently reduced costs through the development and implementation of cost-effective product designs, careful attention to manufacturing processes, employee involvement, consolidation of manufacturing facilities and capital investment. The Company's low-cost position and focus on productivity and efficiency have resulted in sales per employee which, management believes, are high relative to the industry. Productivity and efficiency, as measured by sales per employee, have increased by approximately 30% since 1992. Management has identified additional cost reductions as part of its strategic planning process.

    TRADITION OF NEW PRODUCT DEVELOPMENT AND INTRODUCTIONS. The Company believes that its tradition of product innovation and the breadth of its product offerings differentiate the Company from its competitors. The Company has developed significant product innovations, including the first viable oil-free compressor and the use of a "universal motor" in its line of air compressors, which delivers superior horsepower at lower product weights. During the past two years, the Company has introduced several new products, including pressure washers, electric generators, decorative residential registers, one-piece plumbing fixtures, pneumatic nailers and staplers, and electric and OEM compressors.

    WELL-ESTABLISHED DISTRIBUTION CHANNELS. The Company has a broad and well-established distribution network encompassing both wholesale and retail channels throughout the United States and Canada. The Company has established relationships with more than 1,500 wholesale distributors and with leading consumer retailers, including mass merchants, warehouse clubs, home improvement
(DIY) centers, hardware cooperatives and farm and fleet cooperatives. The Company's strong relationships with distributors are supported by the Company's sales and marketing programs, tailored to suit each market and type of distributor.

    HISTORY OF SUCCESSFUL ACQUISITIONS. Since 1988, the Company has successfully completed 13 acquisitions, enabling the Company to broaden its product categories, expand its market coverage and extend its channels of distribution. The Company's management has demonstrated an ability to identify complementary acquisitions, complete them at reasonable valuations and successfully manage their integration into the Company's operations. The Company has used acquisitions both to expand into new markets, as with the Company's expansion into the acrylic whirlpool market with its 1995 acquisition of SWC Industries, Inc. ("Swirlway"), and to augment its position in a particular market, as with the Company's rise to market leader in the pressure washer market with its 1996 acquisition of Ex-Cell.

BUSINESS STRATEGY

    Falcon intends to strengthen its market leadership positions and further increase sales and EBITDA by continuing to capitalize on its current business strengths and by implementing the following business strategies:

    DOMESTIC AND INTERNATIONAL MARKET EXPANSION. The Company intends to continue to expand market share domestically, while pursuing further expansion internationally. Management believes significant opportunities for domestic growth exist given the fragmentation of the building products industry and the trend by wholesalers and retailers towards consolidation of their vendor bases. The Company also plans to extend its domestic market coverage by adding additional DIY and home improvement customers in key regional markets. Additionally, the Company has identified significant growth opportunities in several international markets, particularly Canada, Mexico, Latin America and Asia. The Company plans to pursue these opportunities by increasing exports and entering into strategic alliances with local manufacturers and distributors.

    NEW PRODUCTS AND PRODUCT LINE EXTENSIONS. The Company plans to expand its offering of innovative and high-quality products at competitive prices. The Company has invested significant resources in research and development, and management intends to continue to introduce new products and product line extensions across all of the Company's product categories. Many of the Company's wholesale and retail customers are seeking to expand their product offerings while simultaneously consolidating their vendor bases. Falcon is well positioned to capitalize on new product introductions and product line extensions due to its low-cost production capability, existing distribution network, customer relationships and strong brand names.

    DISTRIBUTION CHANNEL EXPANSION. The Company plans to expand its distribution network by adding additional key wholesale and retail accounts while further penetrating those channels in which it already has strong relationships. In addition, the Company intends to leverage its existing retail channel relationships by cross-selling additional products into DIY and home improvement accounts. One particular area of continued focus for the Company is capitalization on the growing trend among homeowners and small contractors of purchasing building products through the DIY channel from home improvement centers and other retail outlets.

    STRATEGIC AND COMPLEMENTARY ACQUISITIONS. Management believes that the highly fragmented building products industry presents numerous opportunities to make strategic and complementary acquisitions. The Company intends to pursue acquisitions that complement current manufacturing and distribution capabilities and provide the Company with opportunities to add capacity, consolidate operations and achieve economies of scale. The Company also plans to explore strategic acquisitions of manufacturers and distributors of highly engineered building products which can be integrated into the Company's business strategy.

                              THE RECAPITALIZATION

    On June 17, 1997, pursuant to an Agreement and Plan of Merger with FBP Acquisition Corp. ("FBP"), a newly formed corporation organized on behalf of INVESTCORP S.A. ("Investcorp"), certain affiliates of Investcorp and other international investors, FBP merged with and into Falcon, with Falcon as the surviving corporation (the "Merger" and, together with the financing arrangements described below, the "Recapitalization"). Each outstanding share of Falcon's Class A Common Stock, par value $0.01 per share (the "Class A Stock") was converted into either cash or, at the election of the holder of the Class A Stock, the right to retain one share of Class A Stock. In addition, all outstanding options to purchase shares of Class A Stock were redeemed for cash consideration. In the Recapitalization, approximately 88% of the issued and outstanding shares of Class A Stock were converted into cash. Shares of Class A Stock representing approximately 12% of the outstanding equity capital and voting power of the Company with a value of approximately $18.3 million, were retained by existing stockholders, approximately $2.8 million of which was retained by the Company's senior management. In the Recapitalization, Investcorp, its affiliates and certain other international investors organized by Investcorp invested approximately $134.6 million in return for approximately 88% of the capital stock of Falcon. See "The Recapitalization," "Principal Stockholders" and "Certain Transactions."

    The Recapitalization was funded by (i) $175.0 million of borrowings under a new senior credit facility (the "Credit Facility"), (ii) approximately $247.0 million from the offering of the Old Notes, the Old Discount Notes and the Management Discount Notes (the "Original Offering"), and (iii) an equity contribution by Investcorp, its affiliates and certain other international investors organized by Investcorp of approximately $134.6 million. The Credit Facility and the Original Offering are collectively referred to herein as the Recapitalization Financings. The consummation of the Recapitalization Financings occurred simultaneously with the Merger.

                                  RISK FACTORS

    For a discussion of certain matters that should be considered by prospective investors in connection with the Exchange Offer, see "Risk Factors" beginning on page 12.
                            ------------------------

    The Company is a Delaware corporation. Its principal offices are located at Two North Riverside Plaza, Suite 1100, Chicago, Illinois 60606 and its telephone number is (312) 906-9700.

                               THE EXCHANGE OFFER

    SIMULTANEOUSLY WITH THE ISSUANCE OF THE OLD DISCOUNT NOTES, THE COMPANY ISSUED $683,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF 10 1/2% SERIES A SENIOR SUBORDINATED DISCOUNT NOTES TO CERTAIN MEMBERS OF ITS SENIOR MANAGEMENT (THE "MANAGEMENT DISCOUNT NOTES"). ALTHOUGH THE TERMS OF THE MANAGEMENT DISCOUNT NOTES ARE IDENTICAL TO THE OLD DISCOUNT NOTES, THE MANAGEMENT DISCOUNT NOTES ARE NOT INCLUDED IN THE EXCHANGE OFFER AND ARE NOT, FOR THE PURPOSES OF THE EXCHANGE OFFER AND THIS PROSPECTUS, DEEMED TO BE OLD DISCOUNT NOTES.

Securities Offered...........  Up to $145,000,000 aggregate principal amount of 9 1/2%
                               Series B Senior Subordinated Notes Due June 15, 2007 (the
                               "Notes") and up to $169,317,000 aggregate principal amount at maturity of 10 1/2% Series B Subordinated Discount Notes
                               Due June 15, 2007 (the "Discount Notes" and, together with the Notes, the "Securities").

The Exchange Offer...........
                               The Securities are being offered in exchange for a like
                               principal amount of the Company's Old Securities. Old
                               Securities may be exchanged only in integral multiples of
                               $1,000. The issuance of the Securities is intended to
                               satisfy the obligations of the Company under the terms of
                               the Registration Rights Agreement. The Management Discount
                               Notes are not included in the Exchange Offer.

Tenders; Expiration Date;
  Withdrawal.................
                               The Exchange Offer will expire at 5:00 P.M., New York City time on October 10, 1997, or such later date and time to
                               which it is extended by the Company (the "Expiration Date").
                               Tenders of Old Securities pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In
                               the event the Company terminates the Exchange Offer and does not accept for exchange any Old Securities pursuant to the
                               Exchange Offer, the Company will promptly return such Old
                               Securities to the Holders thereof.

Accrued Interest on the
  Notes......................
                               The Notes will bear interest from and including the date of issuance of the Old Notes. Accordingly, Holders who receive
                               Notes in exchange for Old Notes will forego accrued but
                               unpaid interest on their exchanged Old Notes for the period from and including the date of issuance of the Old Notes to the date of exchange, but will be entitled to such interest under the Notes.

Accreted Value of the
  Discount Notes.............
                               The Accreted Value (as defined) of the Discount Notes, when issued, will equal the Accreted Value of the Old Discount
                               Notes exchanged therefor.

Conditions of the Exchange
  Offer......................
                               The Exchange Offer is subject to certain customary
                               conditions, any or all of which may be waived by the
                               Company. The Company currently expects that each of the
                               conditions will be satisfied and that no waivers will be
                               necessary. See "The Exchange Offer--Conditions to the
                               Exchange Offer."

Procedures for Tendering Old
  Securities.................
                               Each Holder wishing to accept the Exchange Offer must
                               complete and sign the Letter of Transmittal, in accordance with the instructions contained therein, and submit the
                               Letter of Transmittal to the

                               Exchange Agent identified below. See "The Exchange
                               Offer--Procedures for Tendering."

Guaranteed Delivery
  Procedures.................
                               Holders of Old Securities who wish to tender their Old
                               Securities and whose Old Securities are not immediately
                               available or who cannot deliver their Old Securities and
                               Letter of Transmittal and any other documents required by
                               the Letter of Transmittal to the Exchange Agent prior to the
                               Expiration Date, must tender their Old Securities according to the guaranteed delivery procedures set forth in "The
                               Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of Old Securities
  and Delivery of
  Securities.................
                               The Company will accept for exchange any and all Old
                               Securities which are properly tendered in the Exchange Offer prior to 5:00 P.M., New York City time on the Expiration
                               Date. See "The Exchange Offer--Acceptance of Old Securities
                               for Exchange; Delivery of Securities."

Rights of Dissenting
  Holders....................
                               Holders of Old Securities do not have any appraisal or
                               dissenters' rights under the Delaware General Corporation
                               Law in connection with the Exchange Offer.

Exchange Agent...............
                               Harris Trust and Savings Bank; telephone (212) 701-7624. See
                               "The Exchange Offer--Exchange Agent."

Use of Proceeds..............
                               There will be no cash proceeds to the Company from exchanges made pursuant to the Exchange Offer.

    CONSEQUENCES OF EXCHANGING OLD SECURITIES PURSUANT TO THE EXCHANGE OFFER

    Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, Holders of Old Securities (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Securities for Securities pursuant to the Exchange Offer generally may offer such Securities for resale, resell such Securities and otherwise transfer such Securities without compliance with the registration and prospectus delivery provisions of the Securities Act provided such Securities are acquired in the ordinary course of the holder's business and such holder has no arrangement with any person to participate in a distribution of such Securities. Each broker-dealer that receives Securities for its own account in exchange for Old Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Securities. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and the conditions thereto have been met. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Securities for offer or sale under the securities or blue sky laws of such jurisdictions as any Holder of the Securities or the Old Securities reasonably requests in writing. If a holder of Old Securities does not exchange such Old Securities for Securities pursuant to the Exchange Offer, such Old Securities will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Purpose of the Exchange Offer" and "--Resales of Securities."

                            TERMS OF THE SECURITIES

    THE TERMS OF THE SECURITIES ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THE TERMS OF THE OLD SECURITIES, EXCEPT THAT THE SECURITIES ARE EXPECTED TO BE FREELY TRANSFERABLE AS DESCRIBED UNDER "THE EXCHANGE OFFER--RESALES OF SECURITIES."

THE NOTES

Maturity Date................
                               June 15, 2007.

Interest Payment Dates.......
                               June 15 and December 15 of each year, commencing December
                               15, 1997.

Optional Redemption..........
                               The Notes will not be redeemable at the Company's option
                               prior to June 15, 2002. Thereafter, the Notes will be
                               subject to redemption at any time at the option of the
                               Company, in whole or in part, upon not less than 30, nor
                               more than 60, days notice, at the redemption prices set
                               forth herein, plus accrued and unpaid interest and
                               Liquidated Damages (as defined) thereon, if any, to the
                               applicable redemption date. Notwithstanding the foregoing, prior to June 15, 2000, the Company may, on any one or more occasions, redeem up to 35% of the original aggregate
                               principal amount of Notes at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid
                               interest and Liquidated Damages thereon, if any, to the
                               redemption date, with the net cash proceeds of a public
                               offering of common stock of the Company; PROVIDED that at
                               least 65% of the original aggregate principal amount of
                               Notes remains outstanding immediately after the occurrence of such redemption; and PROVIDED FURTHER that such
                               redemption shall occur within 60 days of the date of the
                               closing of such public offering. See "Description of the
                               Securities--Optional Redemption."

THE DISCOUNT NOTES

Maturity Date................
                               June 15, 2007.

Interest Payment Dates.......
                               Cash interest will not accrue on the Discount Notes prior to
                               June 15, 2002, but the Accreted Value (as defined) will
                               accrete on a semi-annual bond equivalent basis using a
                               360-day year comprised of twelve 30-day months such that the
                               Accreted Value will equal the full principal amount of the
                               Discount Notes on June 15, 2002. From and after June 15,
                               2002, cash interest on the Discount Notes will accrue at
                               10.5% per annum and will be payable in cash, semi-annually on each June 15 and December 15 beginning December 15, 2002.

Original Issue Discount......
                               For federal income tax purposes, the Old Discount Notes were issued at an original issue discount. Each holder of a
                               Discount Note must include in gross income for federal
                               income tax purposes a portion of such original issue
                               discount for each day during each taxable year on which a
                               Discount Note is held, even though cash interest does not
                               begin to accrue until June 15, 2002. As a result, holders of
                               Discount Notes will be required to include amounts in gross income for federal income tax purposes before receiving cash payments in respect of such amounts. See "Certain Federal
                               Income Tax Consequences."

Optional Redemption..........
                               The Discount Notes will not be redeemable at the Company's option prior to June 15, 2002. Thereafter, the Discount
                               Notes will be subject

                               to redemption at any time at the option of the Company, in whole or in part, upon not less than 30, nor more than 60, days notice, at the redemption prices set forth herein plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date. Notwithstanding the foregoing, prior to June 15, 2000, the Company may, on any one or more occasions, redeem up to 35% of the original aggregate principal amount at maturity of the Discount Notes at a redemption price of 110.5% of the Accreted Value
                               thereof (determined at the redemption date), plus accrued
                               and unpaid Liquidated Damages thereon, if any, to the
                               redemption date, with the net cash proceeds of a public
                               offering of common stock of the Company; PROVIDED that at
                               least 65% of the original aggregate principal amount at
                               maturity of Discount Notes remains outstanding immediately after the occurrence of each such redemption; and PROVIDED,
                               FURTHER, that such redemption shall occur within 60 days of the date of the closing of such public offering. See
                               "Description of the Securities--Optional Redemption."

THE NOTES AND THE DISCOUNT NOTES

Guarantees...................
                               The Company's payment obligations under the Securities will be jointly and severally guaranteed on a senior subordinated basis (the "Senior Subordinated Guarantees") by each of the
                               Company's current and future Restricted Subsidiaries (the
                               "Guarantors"). The Senior Subordinated Guarantees will be
                               subordinated to the guarantees of Senior Debt issued by the
                               Guarantors under the Credit Facility. See "Description of
                               the Securities--Subsidiary Guarantees."

Ranking......................
                               The Securities will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt of the Company. The Securities will rank PARI PASSU in right of payment with all other
                               indebtedness of the Company that is subordinated to Senior
                               Debt, if any, and will rank senior to any indebtedness of
                               the Company that is subordinated to the Securities. As of
                               June 30, 1997, Falcon had $425.1 million of consolidated
                               indebtedness, of which $177.7 million was Senior Debt. See
                               "Description of the Securities--Subordination."

Restrictive Covenants........
                               The indenture under which the Old Notes were and the Notes will be issued (the "Note Indenture") and the indenture
                               under which the Old Discount Notes and the Management
                               Discount Notes were and the Discount Notes will be issued
                               (the "Discount Note Indenture" and, together with the Note
                               Indenture, the "Indentures") contain certain covenants that, among other things, limit the ability of the Company and/or its Restricted Subsidiaries (as defined) to (i) incur
                               additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) make investments, (iv)
                               enter into transactions with affiliates, (v) make certain
                               asset dispositions and (vi) merge or consolidate with, or
                               transfer substantially all of its assets to, another person.
                               The Indentures also limit the ability of the Company's
                               Restricted Subsidiaries to issue Capital Stock (as defined)
                               and to create restrictions on the ability of such Restricted
                               Subsidiaries to pay dividends or make any other
                               distributions. In addition, the Company will be obligated, under certain

                               circumstances, to offer to repurchase the Securities with
                               the net cash proceeds of certain sales or other dispositions of assets. However, all of these limitations and
                               prohibitions are subject to a number of important
                               qualifications. See "Description of the Securities--Certain
                               Covenants."

Absence of a Prior Public
  Market for the
  Securities.................
                               There has been no public market for the Old Securities and it is not currently anticipated that an active public market for the Securities will develop. The Initial Purchasers have advised the Company that each of them currently intends to make a market in the Securities. However, none of the
                               Initial Purchasers are obligated to do so, and any market
                               making with respect to the Securities may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities following the Exchange Offer.

Change of Control............
                               Upon the occurrence of a Change of Control (as defined), (i)
                               the Company will have the option, at any time on or prior to
                               June 15, 2002, to redeem the Notes and/or the Discount Notes in whole, but not in part, at a redemption price equal to
                               100% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, plus the Applicable Premium (as defined), or in the case of Discount Notes, at a redemption price equal to 100% of the Accreted Value on the date of redemption and
                               Liquidated Damages, if any, plus the Applicable Premium and
                               (ii) if the Company does not so redeem the Notes or Discount
                               Notes, or if a Change of Control occurs after June 15, 2002, each Holder of Securities will have the right to require the
                               Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities
                               pursuant to the offer described below (the "Change of
                               Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and
                               unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, with respect to Discount Notes, if such Change of Control Offer occurs prior to the Full
                               Accretion Date (as defined), 101% of the Accreted Value
                               thereof on the date of repurchase plus Liquidated Damages, if any). See "Optional Redemption" and "Description of the
                               Securities--Repurchase at the Option of Holders--Change of
                               Control."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table sets forth summary historical and pro forma consolidated operating data, consolidated balance sheet data and other data of the Company. The summary historical financial and other data for the five years ended December 31, 1996 have been derived from the historical Consolidated Financial Statements of the Company, which have been audited by Arthur Andersen LLP and which, in the case of the three most recent years, should be read in conjunction with the audited Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The summary historical unaudited financial data at June 30, 1997 and for the six months ended June 30, 1996 and June 30, 1997 have been derived from and should be read in conjunction with the Company's historical unaudited Condensed Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. In the opinion of the Company's management, the Company's unaudited Condensed Consolidated Financial Statements include all adjustments, consisting only of normal recurring adjustments (except for the effects of the Recapitalization), necessary to present fairly the data for such periods. The results for the six months ended June 30, 1997 are not necessarily indicative of the results expected for the year ended December 31, 1997 or for any future periods. The unaudited pro forma statements of income reflect the Recapitalization as if it had occurred on January 1, 1996; the unaudited pro forma statement of income for the year ended December 31, 1996 excludes certain nonrecurring items directly attributable to the Recapitalization. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been had the Recapitalization in fact occurred on the assumed date or to project the Company's financial position or results of operations for any future date or period. The following table should also be read in conjunction with "Unaudited Pro Forma Consolidated Statements of Income," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                           SIX MONTHS
                                                                YEAR ENDED DECEMBER 31,                      ENDED
                                                   -------------------------------------------------        JUNE 30,
                                                                                           PRO FORMA     --------------
                                                    1992    1993    1994    1995    1996     1996         1996    1997
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
                                                                          (DOLLARS IN MILLIONS)
OPERATING DATA:
    Net sales....................................  $345.2  $372.3  $440.7  $471.3  $633.2   $633.2       $312.7  $355.9
    Cost of sales................................   270.2   291.0   344.9   378.5   513.6    513.6        253.8   290.9
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
    Gross earnings...............................    75.0    81.3    95.8    92.8   119.6    119.6         58.9    65.0
    Selling, general and administrative
      expenses...................................    32.6    36.1    42.2    43.7    55.7     57.5(a)      29.5    29.9
    Securitization expense(b)....................      --      --     1.9     3.3     4.1      4.1          1.9     2.1
    Recapitalization expenses(c).................      --      --      --      --      --       --           --    36.3
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
    Operating income (loss)......................    42.4    45.2    51.7    45.8    59.8     58.0         27.5    (3.3)
    Net interest expense.........................    10.0     8.0     8.3    10.0    11.0     44.1          5.5     6.8
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
    Income (loss) before income taxes............    32.4    37.2    43.4    35.8    48.8     13.9         22.0   (10.1)
    Provision (benefit) for income taxes.........    13.7    15.1    17.5    13.7    18.8      5.4          8.5     2.2
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
    Income (loss) before extraordinary item and
      cumulative effect of change in accounting
      principles.................................    48.7    22.1    25.9    22.1    30.0      8.5         13.5   (12.3)
    Extraordinary item:
      Early extinguishment of debt, net..........      --      --      --      --      --       --           --    (1.5)
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
    Income (loss) before cumulative effect of
      change in accounting principles............    18.7    22.1    25.9    22.1    30.0      8.5         13.5   (13.8)
    Cumulative effect of change in accounting
      principles, net(d).........................      --    (3.6)     --      --      --       --           --      --
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
    Net income (loss)............................  $ 18.7  $ 18.5  $ 25.9  $ 22.1  $ 30.0   $  8.5       $ 13.5  $(13.8)
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
                                                   ------  ------  ------  ------  ------  ---------     ------  ------

(TABLE CONTINUED ON FOLLOWING PAGE)

                                                   PRO FORMA     PRO FORMA
                                                   6 MONTHS      12 MONTHS
                                                     ENDED         ENDED
                                                   JUNE 30,      JUNE 30,
                                                     1997          1997
                                                   ---------     ---------
OPERATING DATA:
    Net sales....................................   $355.9        $676.4
    Cost of sales................................    290.9         550.8
                                                   ---------     ---------
    Gross earnings...............................     65.0         125.6
    Selling, general and administrative
      expenses...................................     30.8(a)       57.9(a)
    Securitization expense(b)....................      2.1           4.3
    Recapitalization expenses(c).................     36.3          36.3
                                                   ---------     ---------
    Operating income (loss)......................     (4.2)         27.1
    Net interest expense.........................     22.1          43.8
                                                   ---------     ---------
    Income (loss) before income taxes............    (26.3)        (16.7)
    Provision (benefit) for income taxes.........     (4.0)         (0.4)
                                                   ---------     ---------
    Income (loss) before extraordinary item and
      cumulative effect of change in accounting
      principles.................................    (22.3)        (16.3)
    Extraordinary item:
      Early extinguishment of debt, net..........     (1.5)         (1.5)
                                                   ---------     ---------
    Income (loss) before cumulative effect of
      change in accounting principles............    (23.8)        (17.8)
    Cumulative effect of change in accounting
      principles, net(d).........................       --            --
                                                   ---------     ---------
    Net income (loss)............................   $(23.8)       $(17.8)
                                                   ---------     ---------
                                                   ---------     ---------
(TABLE CONTINUED ON FOLLOWING PAGE)

                                                                                                           SIX MONTHS
                                                                YEAR ENDED DECEMBER 31,                      ENDED
                                                   -------------------------------------------------        JUNE 30,
                                                                                           PRO FORMA     --------------
                                                    1992    1993    1994    1995    1996     1996         1996    1997
                                                   ------  ------  ------  ------  ------  ---------     ------  ------
                                                                          (DOLLARS IN MILLIONS)
OTHER DATA:
    EBITDA(e)....................................  $ 53.7  $ 57.3  $ 65.8  $ 60.6  $ 77.1   $ 76.3       $ 36.4  $ 41.9
    Depreciation and amortization(f).............    11.3    12.1    12.8    14.5    15.5     16.5          7.9     7.9
    Capital expenditures(g)......................     8.5    10.1    19.7    16.4    20.0     20.0          8.6     6.5
    Cash interest expense........................    10.0     8.0     8.2     9.8    10.6     30.3          5.4     6.2
    Total interest expense(f)....................    10.0     8.0     8.2     9.8    10.6     41.3          5.4     6.6
    Ratio of EBITDA to cash interest expense.....                                              2.5x
    Ratio of EBITDA to total interest expense....                                              1.8x
    Ratio of earnings to fixed charges(h)........                                              1.3x
    Deficiency of earnings to cover fixed
      charges....................................                                               --


                                                   PRO FORMA     PRO FORMA
                                                   6 MONTHS      12 MONTHS
                                                     ENDED         ENDED
                                                   JUNE 30,      JUNE 30,
                                                     1997          1997
                                                   ---------     ---------

OTHER DATA:
    EBITDA(e)....................................   $ 41.5        $ 81.8
    Depreciation and amortization(f).............      8.4          16.6
    Capital expenditures(g)......................      6.5          18.0
    Cash interest expense........................     14.8          29.4
    Total interest expense(f)....................     20.7          41.0
    Ratio of EBITDA to cash interest expense.....      2.8x          2.8x
    Ratio of EBITDA to total interest expense....      2.0x          2.0x
    Ratio of earnings to fixed charges(h)........       --            --
    Deficiency of earnings to cover fixed
      charges....................................   $ 26.3        $ 16.7

                                                                                                  AT JUNE 30, 1997
                                                                                                ---------------------
                                                                                                (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
    Cash and cash equivalents.................................................................       $    41.7
    Total assets..............................................................................           357.9
    Total debt (including current maturities).................................................           425.1
    Total stockholders' deficit...............................................................          (188.5)(i)

----------------------------------

(a) Includes an estimate of incremental administrative expenses which would have been incurred by the Company and amortization of prepaid management fees totaling $1.8 million for the pro forma year ended December 31, 1996 and the pro forma 12 months ended June 30, 1997 and $0.9 million for the pro forma six months ended June 30, 1997.

(b) Represents expenses incurred by the Company in connection with its receivables securitization agreements.

(c) Represents expenses incurred in connection with the Recapitalization including those for investment banking services, transaction bonuses and conversion of outstanding stock options, and legal, accounting and other costs.

(d) Reflects the impact of the adoption in 1993 of Statement of Financial Accounting Standards No. 112 relating to post-employment benefits and Statement of Financial Accounting Standards No. 109 relating to income taxes.

(e) EBITDA represents income before interest expense and income taxes excluding the following charges: (i) depreciation and amortization expense; (ii) costs associated with Ultravent-Registered Trademark- as follows: $1.3 million, $0.3 million and $1.8 million in 1994, 1995 and 1996, respectively, $1.0 million for the six months ended June 30, 1996 and 1997 and the pro forma six months ended June 30, 1997, and $1.8 million for the pro forma year ended December 31, 1996 and the pro forma twelve months ended June 30, 1997 (See "Business--Legal Proceedings"); and (iii) $36.3 million of Recapitalization expenses for the six months ended June 30, 1997, the pro forma six months ended June 30, 1997 and the pro forma twelve months ended June 30, 1997. The Company has included information concerning EBITDA because it is commonly used by certain investors as a measure of a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(f) Excludes amortization of debt issuance costs.

(g) Management estimates that approximately $8.0 million to $10.0 million of the amount expended for each of the years ended December 31, 1994, 1995 and 1996 has been for the renewal and replacement of existing facilities and equipment.

(h) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the interest portion of the Company's rent expense.

(i) The stockholders' deficit at June 30, 1997 was the result of the Recapitalization and the recording of related expenses, net of income tax benefits. In connection with the Recapitalization, Investcorp, certain affiliates and a group of international investors organized by Investcorp made an equity investment of approximately $134.6 million, representing approximately 88% of the outstanding capital stock and voting power of the Company.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INCLUDE RISKS AND OTHER UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE THOSE DISCUSSED BELOW, AS WELL AS GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION AND OTHER FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH BELOW.

SUBSTANTIAL LEVERAGE; DEBT SERVICE OBLIGATIONS; LIQUIDITY

    In connection with the Recapitalization, the Company incurred a significant amount of indebtedness. As of June 30, 1997, Falcon had $425.1 million of consolidated indebtedness, of which $177.7 million was Senior Debt, and a deficit of $188.5 million in stockholders' equity. Falcon may incur additional indebtedness in connection with its business strategy of pursuing strategic acquisitions. In addition, the Company will maintain a Receivables Securitization Program (as defined).

    The Company's ability to make scheduled payments of principal of, or to pay the interest, if any, on, or to refinance, its indebtedness (including the Securities), or to fund planned capital expenditures and finance acquisitions will depend on its future performance, which to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based on the current and anticipated level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Credit Facility and liquidity under its Receivables Securitization Program, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures, future acquisition financing and scheduled payments of principal and interest on its indebtedness, including the Securities, for the foreseeable future. The Company, however, may need to refinance all or a portion of the principal of the Securities on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available under the Credit Facility or that sufficient liquidity will exist under the Receivables Securitization Program in an amount sufficient to enable the Company to service its indebtedness, including the Securities, or make anticipated capital expenditures and fund future acquisitions. In addition, there can be no assurance that the Company will be able to effect any refinancing on commercially reasonable terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    The degree to which the Company is leveraged could have important consequences to Holders of the Securities, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Securities and its other existing indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the agreements governing the Company's long-term indebtedness contain certain restrictive financial and operating covenants; (iv) certain indebtedness under the Credit Facility is at variable rates of interest, which could cause the Company to be vulnerable to increases in interest rates; (v) all of the indebtedness outstanding under the Credit Facility is secured by substantially all the assets of the Company and will become due prior to the time the principal on the Securities will become due; (vi) future liquidity under the Company's Receivable Securitization Program is dependent on the historical performance of its customers under the terms of their obligations to the Company; (vii) significant delinquencies could affect the future level of proceeds available under the Receivable Securitization Program; (viii) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (ix) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (x) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Securities tendered to it upon the occurrence of a Change of Control. See "Description of the Securities-- Repurchase at the Option of Holders--Change of Control" and "The Recapitalization--The Credit Facility" and "--Description of the Receivables Securitization Program."

SUBORDINATION OF SECURITIES; ASSET ENCUMBRANCE

    The Securities will be subordinated to all Senior Debt, including Senior Debt incurred after the date of the Indentures. As of June 30, 1997, the Company had $177.7 million of Senior Debt outstanding including debt under the Credit Facility. The Indentures permit the Company to incur indebtedness under the $125.0 million revolving credit portion of the Credit Facility, as well as additional Senior Debt provided certain financial or other conditions are met. The Company's Restricted Subsidiaries have guaranteed the obligations of the Company under the Indentures and the Securities, but such guarantees will be subordinated to all Senior Debt of such Guarantors, which include the guarantees of the Company's indebtedness under the Credit Facility. The Securities will be subordinated in right of payment to all existing and future Senior Debt of the Company and the Guarantors, including the principal, premium (if any) and interest with respect to the Senior Debt under the Credit Facility. However, the Indentures provide that the Company may not incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities.

    The Company may not pay principal of, premium on (if any), or interest on the Securities, make any deposit pursuant to defeasance provisions or repurchase or redeem or otherwise retire any Securities (i) if any Senior Debt is not paid when due or (ii) if any other default on Senior Debt occurs that permits the holders of such Senior Debt to accelerate maturity of such Senior Debt, in accordance with its terms, and the applicable Trustee receives a notice of such default unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Senior Debt has been paid in full or, in the case of any default other than a payment default, 179 days have passed since the default notice is given. Upon any payment or distribution of the assets of the Company or any Guarantor in connection with a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or such Guarantor, the holders of Senior Debt will be entitled to receive payment in full before the holders of the Securities are entitled to receive any payment (other than Permitted Junior Securities (as defined)). See "Description of the Securities--Subordination." The Securities are also unsecured and thus, in effect, will rank junior to any secured indebtedness of the Company or the Guarantors. The indebtedness outstanding under the Credit Facility is collateralized by liens on substantially all of the assets of the Company.

    In addition, under certain circumstances, the Senior Subordinated Guarantee provided by any Subsidiary of the Company could be set aside under fraudulent conveyance or similar laws. See "-- Fraudulent Conveyance; Preferential Transfer." In any such case, the Securities would be effectively subordinate to all liabilities of such Subsidiary, including trade debt.

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

    The Old Discount Notes were issued at a substantial discount from their principal amount. Consequently, the Holders of the Discount Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of any cash payment on the Discount Notes to which the income is attributable. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the holders of the Discount Notes of the purchase, ownership and disposition of the Discount Notes.

    If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code") after the issuance of the Discount Notes, the claim of a Holder of Discount Notes with respect to the principal amount thereof will likely be limited to an amount equal to the sum of the Accreted Value (as defined in the Discount Note Indenture) as of the commencement of such case.

RESTRICTIVE LOAN COVENANTS

    The Credit Facility includes certain covenants that, among other things, restrict: (i) the making of investments, loans and advances and the paying of dividends and other restricted payments; (ii) the incurrence of additional indebtedness; (iii) the granting of liens, other than liens created pursuant to the Credit Facility and certain permitted liens; (iv) mergers, consolidations, and sales of all or a substantial part of the Company's business or property;
(v) the sale of assets; and (vi) the making of capital expenditures. The Credit Facility also requires the Company to maintain certain financial ratios, including interest coverage and leverage ratios. All of these restrictive covenants may restrict the Company's ability to expand or to pursue its business strategies. The ability of the Company to comply with these and other provisions of the Credit Facility may be affected by changes in economic or business conditions, results of operations or other events beyond the Company's control. The breach of any of these covenants could result in a default under the Credit Facility, in which case, depending on the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Credit Facility, together with accrued interest, to be due and payable, and the Company could be prohibited from making payments with respect to the Securities until the default is cured or all Senior Debt is paid or satisfied in full. If the Company were unable to repay such borrowings, such lenders could proceed against their collateral. If the indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Securities. See "The Recapitalization--The Credit Facility" and "Description of the Securities--Subordination."

CONTROL OF FALCON

    Shares representing approximately 88% of the voting power of Falcon are held by a subsidiary of Investcorp and certain affiliates of Investcorp which have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which such affiliate has the authority to direct the voting of such shares for as long as such agreements are in effect. Accordingly, Investcorp and its affiliates control Falcon, and have the power to elect the majority of its directors, to appoint new management and to approve any action requiring the approval of the holders of its capital stock voting as a single class, including adoption of most amendments to Falcon's certificate of incorporation and approval of mergers or sales of substantially all of Falcon's assets. The directors so elected will have the authority to make decisions affecting the capital structure of Falcon, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

    In addition, the existence of a small group of controlling stockholders of Falcon may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of the outstanding equity securities of Falcon. A third party would be required to negotiate any such transaction with such stockholders and the interests of such stockholders may be different from the interests of other Falcon stockholders.

    Although Investcorp and its affiliates own approximately 88% of the voting power of Falcon, there is no current intention to engage in any transaction which would eliminate the approximately 12% of the outstanding equity of Falcon held by other stockholders of Falcon. While it is, therefore, highly unlikely that such a transaction would occur in the forseeable future, no assurance can be given that such a transaction will not occur.

ACHIEVING BUSINESS STRATEGY; ABILITY TO COMPLETE ACQUISITIONS

    The Company's ability to implement its business strategy successfully is dependent on a number of factors including competition, availability of working capital and general economic conditions. In addition, a significant element of the Company's business strategy is to pursue strategic acquisitions that either expand or complement the Company's products or markets. There can be no assurance that the Company will be able to identify and make acquisitions on acceptable terms, that the Company will be able to obtain financing for such acquisitions on acceptable terms or that the Company will be able successfully to integrate such acquisitions into its existing operations. The Indentures and the Credit Facility substantially limit the Company's ability to incur additional debt to finance such acquisitions. See "Business--Business Strategy," "Description of the Securities" and "The Recapitalization--The Credit Facility."

COMPETITION

    The Company competes in each of its markets with several national and regional suppliers of building products. Some of the Company's competitors are larger, have greater financial resources and are less leveraged than the Company. The Company competes on the basis of, among other things, competitive prices, prompt availability, product differentiation, quality products and services and a broad product offering. See "Business--Competition."

SENSITIVITY TO ECONOMIC CYCLES; AVAILABILITY AND PRICING OF RAW MATERIALS

    A significant percentage of the Company's sales of residential and commercial building products is attributable to new residential and nonresidential construction, which are affected by such cyclical factors as interest rates, inflation, consumer spending habits and employment. In addition, the Company is dependent upon raw materials and components (including, among others, steel, mylar, clay, electric motors and aluminum) purchased from third parties. Accordingly, the Company's results of operations and financial condition in the past have been, and may again in the future be, adversely affected by increases in raw material or component costs or their lack of availability. See "Business--Industry" and "Business-- Raw Materials and Suppliers."

DEPENDENCE ON KEY CUSTOMERS

    The Company's four largest customers accounted for approximately 35% of the Company's 1996 net sales, including Sears, which accounted for approximately 13% of the Company's 1996 net sales. The Company does not have contractual agreements with any of these customers for the supply of products. The loss of any of these customers or a significant decrease in the volume of products supplied to any of such customers could have a material adverse effect on the Company. See "Business--Marketing and Distribution."

ENVIRONMENTAL REGULATION AND PROCEEDINGS

    The Company's operations are subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters, the generation, handling, storage, transportation, treatment and disposal of waste and other materials and health and safety matters. The Company believes that its operations and facilities have been and are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. However, the operation of manufacturing plants entails risks in these areas, and the Company is currently involved in various proceedings that are expected to result in the incurrence of costs for clean-up and other remedial activities. The Company believes that its liabilities for these matters will not have a material adverse effect on its financial condition, results of operations or competitive position; however, there can be no assurance that the Company will not incur costs in the future that will have a material adverse effect on the Company. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future. See "Business-- Environmental Matters."

LEGAL PROCEEDINGS

    The Company is involved from time to time in various legal proceedings and claims incident to the normal conduct of its business, including the environmental matters described above. Although it is impossible to predict the outcome of any pending legal proceeding, the Company believes that such legal proceedings and claims, individually and in the aggregate, are either without merit, are covered by insurance or are adequately reserved for, and will not have a material adverse effect on its financial condition or results of operations.

    In addition to the matters covered by the preceding paragraph, in May 1994, Underwriters' Laboratories of Canada ("ULC") suspended its recognition of high temperature plastic venting ("HTPV") for gas appliance systems, including the Ultravent-Registered Trademark- product distributed by the Company. This action resulted from reports of problems with HTPV, including improper installation, cracking, inadequate joint adhesion, and related safety hazards, including the potential for carbon monoxide emission. In June 1994, as a result of the ULC action, the Ontario Ministry of Consumer and Commercial Relations ("MCCR") suspended sales of HTPV in the Province of Ontario. Other provinces of Canada have taken similar action. Pursuant to an MCCR order, appliance systems in Ontario with HTPV have been remediated. Most gas appliance manufacturers in Canada and the United States no longer certify HTPV for use with their products. As a result, the Company discontinued sales of its HTPV product in 1997. Company sales of Ultravent-Registered Trademark- products in the United States and Canada in 1995 and 1996 were minimal.

    The Company is a defendant in a suit in Canada captioned ONTARIO NEW HOME WARRANTY PROGRAM V. CHEVRON CHEMICAL CORP. ET AL--Ontario Court--General Division--No. 22487/96, which was filed on February 27, 1996 against 24 entities including heating appliance manufacturers, plastic vent manufacturers and distributors, public utilities and listing agencies by the Ontario New Home Warranty Program, which is responsible for the cost of correcting appliances equipped with HTPV in new home construction in Ontario. This suit seeks damages of Cdn $125 million from all of the defendants. The Company is also a defendant in a lawsuit captioned GOODMAN MANUFACTURING COMPANY V. CHEVRON CHEMICAL CORP. ET AL-- County Court--Harris County, Texas--No. 96-15816, in which the Company has been sued along with two other defendants for reimbursement of costs associated with the plaintiff's HTPV corrective action program. In a lawsuit captioned RHEEM CORP. ET AL V. GENERAL ELECTRIC CO.--Superior Court--Suffolk County, Massachusetts--No. 97-1709-B, filed March 31, 1997, the Company and two other defendants have been sued by seven furnace manufacturers which are seeking reimbursement for costs incurred and declaratory relief for costs expected to be incurred as a result of corrective action programs to be conducted in connection with furnace systems vented with HTPV. On April 1, 1997, the Company filed its own legal action captioned HART & COOLEY, INC. V. AMANA REFRIGERATION, INC.--Circuit Court--Ottawa County, Michigan--No. 97-27729-NP against all identifiable appliance manufacturers that certified HTPV for use with their appliance systems, including the plaintiffs in the Texas and Massachusetts actions. In its suit, the Company is seeking damages for costs it has incurred and declaratory relief for costs that may be incurred in the future as a result of the conduct of appliance manufacturers that certified their products for use with HTPV. The Company has also been named in a class action lawsuit regarding HTPV captioned ENGEL V. CHEVRON CHEMICAL CORP. ET AL--Circuit Court--Rutherford County, Tennessee--No. 37715, filed January 9, 1997. In this case, the Company is a defendant along with its principal competitor in the HTPV business, a resin supplier and a furnace manufacturer that has been joined as a representative of a defendant class consisting of all appliance manufacturers. The plaintiffs seek damages on behalf of all persons in the United States with appliance systems that are vented with HTPV.

    The Company is engaged in ongoing discussions with the United States Consumer Product Safety Commission ("CPSC"), which has been advised of the ULC action and the actions taken by the MCCR.

The CPSC continues to investigate HTPV and has met with all of the manufacturers of HTPV, various appliance manufacturers and other entities with technical expertise. The CPSC's concerns focus on the heating appliance system, the plastic resin used to manufacture the venting and improper installation. While no definitive action has been decided upon, the Company is aware that the CPSC is considering a corrective action program involving HTPV that would impact heating appliance manufacturers, plastic resin manufacturers and HTPV manufacturers and distributors, including the Company. However, certain appliance manufacturers, the plastic resin manufacturer and the HTPV manufacturers and distributors, including the Company, are currently participating in a non-binding facilitative mediation process which seeks to develop and implement a voluntary HTPV corrective action program. The CPSC has indicated that it will delay initiating proceedings mandating a corrective action program while these parties are involved in this mediation process. It is not possible at this time to predict the outcome of the mediation.

    With respect to these matters, the Company, on September 16, 1996, filed an action in state court in Illinois against certain insurance carriers captioned HART & COOLEY, INC. V. NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA ET AL--Circuit Court of Cook County, Illinois--No. 96-CH-9947. The Company is seeking a declaratory judgment, damages for breach of contract and specific relief requiring the insurance carriers, pursuant to the terms of the Company's insurance policies, to defend and reimburse the Company for costs and legal expenses arising from Ultravent-related claims. The amount at issue cannot be determined at this time. The insurance carriers have denied coverage on a number of grounds, including (i) that there has been no property damage, bodily injury or occurrence, as those terms are defined in the insurance policies, (ii) that various exclusions in the insurance policies apply with respect to damage to the Company's own products, the failure of its products to perform, and product recalls, (iii) that the Company knew or should have known of the existence of alleged problems with Ultravent and (iv) that other insurance which should be called on prior to the policies of these insurers is available. The insurance carriers have filed motions to dismiss the Company's lawsuit.

    While it is impossible at this time to give a firm estimate of the ultimate cost to the Company, management currently believes that the after-tax cost to the Company of resolving the Ultravent matters, discussed above, should range from a non-material amount to $20.0 million, after considering numerous factors including, in certain scenarios, the possibility of third-party reimbursements and insurance recoveries. It is possible that, in the event that a number of the factors referenced above were resolved adversely to the Company and no third-party reimbursements or insurance recoveries were received, the upper limit of such range would be exceeded. While no assurance can be given, the Company believes at this time that the ultimate resolution of these matters will not have a material effect on the Company's financial condition, but may have a material effect on future results of operations in the period recognized.

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

    A Change of Control would require the Company to refinance substantial amounts of indebtedness. Upon the occurrence of a Change of Control, when the Securities are called for redemption, (i) the holders of the Notes would be entitled to require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date and (ii) the holders of the Discount Notes would be entitled to require the Company to purchase the Discount Notes at a purchase price equal to 101% of the Accreted Value thereof at the repurchase date plus, in the case of any purchase after the Full Accretion Date, accrued and unpaid interest to the repurchase date. However, the Credit Facility prohibits the purchase of the Securities by the Company in the event of a Change of Control, unless and until such time as the indebtedness under the Credit Facility is repaid in full. The Company's failure to purchase the Securities would result in a default under the Indentures, the Credit Facility and the Receivables Securitization Program. The inability to repay the indebtedness under the Credit Facility, if accelerated, would also constitute an event of default under the Indentures, which could have adverse consequences to the Company and the holders of the Securities. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Credit Facility and the Securities or to replace the liquidity provided through the Receivables Securitization Program. See "The Recapitalization" and "Description of the Securities--Repurchase at the Option of Holders--Change of Control."

DEPENDENCE ON KEY PERSONNEL

    The Company believes that its success is largely dependent upon the abilities and experience of its senior management team. The loss of the services of one or more of these senior executives without a suitable replacement could have a material adverse effect on the Company's business and future operations. The Company does not maintain key man life insurance with respect to any of its executive officers. See "Management--Executive Compensation--Compensation Related to the Recapitalization."

FRAUDULENT CONVEYANCE; PREFERENTIAL TRANSFER

    If the court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy or the Company or any Guarantor as a debtor-in-possession, were to find under relevant federal and state fraudulent conveyance statutes that the Company or any Guarantor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Securities or its Senior Subordinated Guarantees, and that, at the time of such incurrence, the Company or such Guarantor (i) was insolvent,
(ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court, subject to applicable statutes of limitation, could avoid the Company's obligations under the Securities or the Guarantor's obligations under the Senior Subordinated Guarantees, subordinate the Securities or the Senior Subordinated Guarantees to other indebtedness of the Company or the Guarantors or take other action detrimental to the holders of the Securities.

    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than all that company's property at a fair valuation, or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could avoid an incurrence of indebtedness, including the Securities, if it determined that such transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Securities, to the claims of all existing and future creditors on similar grounds. Based upon financial and other information available to it, management believes the Company was solvent at the time of the Recapitalization and continues to be solvent. However, there can be no assurance as to what standard a court would apply in order to determine whether the Company or the Guarantors were "insolvent."

    Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or any Guarantor within 90 days after any payment by the Company or any Guarantor with respect to the Securities or the Senior Subordinated Guarantees or if the Company or any Guarantor anticipated becoming insolvent at the time of such payment, all or a portion of such payment could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.

OPERATION THROUGH SUBSIDIARIES

    The Company conducts substantially all of its operations through its Subsidiaries. As a result, the Company is required to rely, at least in part, upon payment from its Subsidiaries for the funds necessary to meet its obligations, including the payment of interest on and principal of the Securities. The ability of the

Subsidiaries to make such payments will be subject to, among other things, applicable state laws. Claims of creditors of the Company's Subsidiaries will generally have priority as to the assets of such Subsidiaries over the claims of the Company.

    Although the Senior Subordinated Guarantees provide the holders of the Securities with a direct claim against the assets of the Guarantors, enforcement of the Senior Subordinated Guarantees against any Guarantor would be subject to certain "suretyship" defenses available to guarantors generally, and such enforcement would also be subject to certain defenses available to the Guarantors in certain circumstances. See "--Fraudulent Conveyance; Preferential Transfer." Although the Indentures contain waivers of most "suretyship" defenses, certain of those waivers may not be enforced by a court in a particular case. To the extent that the Senior Subordinated Guarantees are not enforceable, the Securities would be effectively subordinated to all liabilities of the Guarantors, including trade payables of such Guarantors, whether or not such liabilities otherwise constitute Senior Debt under the applicable Indenture. In addition, the payment of dividends to the Company by its Subsidiaries is contingent upon the earnings of those Subsidiaries and is subject to various business considerations and, for certain Subsidiaries, the Indentures permit restrictive loan covenants to be contained in the instruments governing the indebtedness of such Subsidiaries, including covenants which restrict in certain circumstances the payment of dividends and distributions and the transfer of assets to the Company. See "The Recapitalization--The Credit Facility," and "Description of the Securities--Dividend and Other Payment Restrictions Affecting Subsidiaries."

LACK OF PUBLIC MARKET; RESTRICTIONS ON TRANSFERABILITY

    There is currently no established market for the Old Securities. No assurance can be given as to the liquidity of the trading market for the Securities, or, in the case of non-tendering holders of Old Securities, the trading market for the Old Securities following the Exchange Offer. If such markets were to exist, the Securities could trade at prices that may be higher or lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Securities being tendered for exchange. The Initial Purchasers have advised the Company that each of them currently intends to make a market in the Securities. However, none of the Initial Purchasers are obligated to do so, and any market making with respect to the Securities may be discontinued at any time without notice.

    The Company does not intend to apply for listing of the Securities on any securities exchange or for quotation through the Nasdaq National Market. The liquidity of, and trading market for, the Securities may be adversely affected by general declines in the market for similar securities, independent of the financial performance of, and prospects for, the Company.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus includes "forward-looking statements" within the meaning of various provisions of the Reform Act. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks and uncertainties, including the significant considerations and risks discussed in this Prospectus; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company and its subsidiaries, competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of the Company and its subsidiaries. Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company and its subsidiaries or their business or operations.

                                USE OF PROCEEDS

    The Company will receive no proceeds from the exchange of the Securities for the Old Securities pursuant to the Exchange Offer.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The Exchange Offer is designed to provide Holders of Old Securities with an opportunity to acquire Securities which, unlike the Old Securities, will be freely tradable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the Holder is not an affiliate of the Company within the meaning of the Securities Act and represents that the Securities are being acquired in the ordinary course of such Holder's business and the Holder is not engaged in, and does not intend to engage in a distribution of the Securities. The outstanding Old Securities in the aggregate principal amount at maturity of $314.317 million were originally issued and sold on June 17, 1997 (the "Original Issue Date") in order to provide financing for the Recapitalization. The original sale to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption provided by
Section 4(2) of the Securities Act and the concurrent resale of the Old Securities to investors was not registered under the Securities Act in reliance upon the exemption provided by Rule 144A promulgated under the Securities Act. The Old Securities may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144, Old Securities may generally be resold (a) commencing one year after the Original Issue Date, in an amount up to, for any three-month period, the greater of 1% of the Old Securities then outstanding or the average weekly trading volume of the Old Securities during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing two years after the Original Issue Date, in any amount and otherwise without restriction by a Holder who is not, and has not been for the preceding 90 days, an affiliate of the Company. The Old Securities are eligible for trading in the PORTAL Market, and may be resold to certain Qualified Institutional Buyers pursuant to Rule 144A. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Securities.

    In connection with the original issue and sale of the Old Securities, the Company entered into a Registration Rights Agreement, pursuant to which it agreed to file with the Commission a registration statement covering the exchange by the Company of the Securities for the Old Securities (the "Exchange Offer Registration Statement"). The Registration Rights Agreement provides that
(i) the Company will file the Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Original Issue Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Original Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, Securities in exchange for all Old Securities tendered prior thereto in the Exchange Offer and (iv) if obligated to file a shelf registration statement covering the Old Securities (a "Shelf Registration Statement"), the Company will file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 135 days after such obligation arises and cause such Shelf Registration Statement to remain effective and usable for a period of two years following the initial effectiveness thereof. If (a) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing,
(b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Company fails to consummate the offer within 30 business days after the date on which the Exchange Offer Registration Statement is declared effective, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified in the Registration Rights Agreement (each such event referred to in clauses

(a) through (d) above a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restrictive Securities held by such person. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities (regardless of whether one or more than one Registration Default is outstanding). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Security until (i) the date on which such Old Security has been exchanged by a person other than a broker-dealer for a Security in the Exchange Offer, (ii) the date on which such Old Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such Old Security is distributed to the public pursuant to Rule 144 under the Securities Act, or (iv) the date on which such Old Security is salable pursuant to Rule 144(k) under the Securities Act.

    The staff of the Commission has issued certain interpretive letters that concluded, in circumstances similar to those contemplated by the Exchange Offer, that new debt securities issued in a registered exchange for outstanding debt securities, which new securities are intended to be substantially identical to the securities for which they are exchanged, may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such securities from the issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provision of the Securities Act, PROVIDED that the new securities are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of the new securities. However, a broker-dealer who holds outstanding debt securities that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new securities received by the broker-dealer in any such exchange. See "--Resales of Securities." The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the Holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any Holder has any arrangement or understanding with respect to the distribution of the Securities to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, each broker-dealer that receives Securities for its own account in exchange for the Old Securities, where such Old Securities were acquired by such broker-dealers as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Securities. See "Plan of Distribution." By delivering the Letter of Transmittal, a Holder tendering Old Securities for exchange will represent and warrant to the Company that the Holder is acquiring the Securities in the ordinary course of its business and that the Holder is not engaged in, and does not intend to engage in, a distribution of the Securities. Any Holder using the Exchange Offer to participate in a distribution of the Securities to be acquired in the Exchange Offer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Holders who do not exchange their Old Securities pursuant to this Exchange Offer will continue to hold Old Securities that are subject to restrictions on transfer.

    It is expected that the Securities will be freely transferable by the Holders thereof, subject to the limitations described in the immediately preceding paragraph and in "--Resales of Securities." Sales of Securities acquired in the Exchange Offer by Holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitation on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell Securities in compliance with the volume limitations set forth in Rule 144, and sales of Securities by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Securities.

    The Securities otherwise will be substantially identical in all material respects (including interest rate, maturity, security and restrictive covenants) to the Old Securities for which they may be exchanged pursuant to this Exchange Offer.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, the Company will exchange $1,000 principal amount of Securities for each $1,000 principal amount of its outstanding Old Securities. Securities will be issued only in integral multiplies of $1,000 to each tendering Holder of Old Securities whose Old Securities are accepted in the Exchange Offer.

    The Notes will bear interest from and including the Original Issue Date. Accordingly, Holders who receive Notes in exchange for Old Notes will forego accrued but unpaid interest on their exchanged Old Notes for the period from and including the Original Issue Date to the date of exchange, but will be entitled to such interest under the Securities. The Accreted Value (as defined) of the Discount Notes will accrete from and including the Original Issue Date. Accordingly, the Accreted Value of the Discount Notes, when issued, will equal the Accreted Value of the Old Discount Notes surrendered in exchange therefor.

    As of September 9, 1997, $314.317 million aggregate principal amount at maturity of Old Securities were outstanding. This Prospectus, the Letter of Transmittal and Notice of Guaranteed Delivery are being sent to all registered Holders of Old Securities as of that date. Tendering Holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Securities pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "--Payment of Expenses."

    Holders of Old Securities do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; TERMINATION

    The Exchange Offer will expire at 5:00 P.M., New York City time, on October 10, 1997, subject to extension by the Company by notice to the Exchange Agent as herein provided. The Company reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Company shall notify the Exchange Agent of any extension by oral or written notice and shall mail to the registered holders of Old Securities an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

    The Company reserves the right to extend or terminate the Exchange Offer and not accept for exchange any Old Securities if any of the events set forth below under "--Conditions to the Exchange Offer" occur and are not waived by the Company, by giving oral or written notice of such delay or termination to the Exchange Agent. See "--Conditions to the Exchange Offer." The rights reserved by the Company in this paragraph are in addition to the Company's rights set forth below under the caption "--Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING

    The tender to the Company of Old Securities by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Except as set forth below, a holder who wishes to tender Old Securities for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either
(i) certificates for such Old Securities must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Securities, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure of book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND OLD SECURITIES SHOULD NOT BE SENT TO THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

    Signatures on a Letter of Transmittal must be guaranteed unless the Old Securities tendered pursuant thereto are tendered (i) by a registered Holder of Old Securities who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office in the United States (an "Eligible Institution"). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution.

    The method of delivery of Old Securities and other documents to the Exchange Agent is at the election and risk of the Holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before the Expiration Date.

    If the Letter of Transmittal is signed by a person other than a registered Holder of any Old Security tendered therewith, such Old Security must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered Holder appears on the Old Security.

    If the Letter of Transmittal or any Old Securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Securities will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the

Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    The Company's acceptance for exchange of Old Securities tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Company upon the terms and subject to the conditions of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will notify the Depository Trust Company that it is acting as exchange agent with respect to the Old Securities and will take such actions or enter into such customary letters or agreements on such terms as are consistent with the ordinary business practices of the Depository Trust Company for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository Trust Company's systems may make book-entry delivery of Old Securities in accordance with such Depository Trust Company's procedures for transfer. However, although delivery of Old Securities may be effected through book-entry transfer at the Depository Trust Company, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under the caption "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Securities and (i) whose Old Securities are not immediately available, or (ii) who cannot deliver their Old Securities, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Securities, the certificate number or numbers of such Old Securities and the principal amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Securities, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Securities in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

    Upon request of the Exchange Agent, a Notice of Guaranteed Delivery (as well as a copy of this Prospectus and the Letter of Transmittal) will be sent to Holders who wish to tender their Old Securities according to the guaranteed delivery procedures set forth above.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to issue Securities in respect of any properly tendered Old Securities not previously accepted, and may terminate the Exchange Offer by oral or written notice to the Exchange Agent and the Holders, or at its option, modify or otherwise amend the Exchange Offer, if any material change occurs that is likely to affect the Exchange Offer, including, but not limited to, the following:

    (a) there shall be instituted or threatened any action or proceeding before any court or governmental agency challenging the Exchange Offer or otherwise directly or indirectly relating to the Exchange Offer or otherwise affecting the Company;

    (b) there shall occur any development in any pending action or proceeding that, in the sole judgment of the Company, would or might (i) have an adverse effect on the business of the Company, (ii) prohibit, restrict or delay consummation of the Exchange Offer, or (iii) impair the contemplated benefits of the Exchange Offer;

    (c) any statute, rule or regulation shall have been proposed or enacted, or any action shall have been taken by any governmental authority which, in the sole judgment of the Company, would or might (i) have an adverse effect on the business of the Company, (ii) prohibit, restrict or delay consummation of the Exchange Offer, or (iii) impair the contemplated benefits of the Exchange Offer; or

    (d) there exists, in the sole judgment of the Company, any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which the Company is a party or by which it is bound) to the consummation of the transactions contemplated by the Exchange Offer.

    The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Securities upon the occurrence of any of the foregoing conditions. In addition, the Company may amend the Exchange Offer at any time prior to 5:00 P.M., New York City time, on the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the Holders.

    The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its reasonable discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF SECURITIES

    Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept all Old Securities validly tendered prior to 5:00 P.M., New York City time, on the Expiration Date. The Company will deliver Securities in exchange for Old Securities promptly following the Expiration Date.

    For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Securities when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Securities. Under no circumstances will interest be paid by the Company or the Exchange Agent by reason of any delay in making such payment or delivery.

    If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Securities will be returned, at the Company's expense, to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

    Tenders of Old Securities may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Securities to be withdrawn, identify the Old Securities to be withdrawn (including the principal amount of such Old Securities), and (where certificates for Old Securities have been transmitted) specify the name in which such Old Securities are registered, if different from that of the withdrawing Holder. If certificates for Old Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Securities have been tendered to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Depository Trust Company to be credited with the withdrawn Old Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Depository Trust Company pursuant to the book-entry transfer procedures described above, such Old Securities will be credited to an account maintained with the Depository Trust Company for the Old Securities) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

    Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent as follows:

                                        BY HAND DELIVERY OR OVERNIGHT
 BY REGISTERED OR CERTIFIED MAIL:                  COURIER:
   Harris Trust and Savings Bank        Harris Trust and Savings Bank
  c/o Harris Trust Company of New
               York                  c/o Harris Trust Company of New York
           P.O. Box 1010                       77 Water Street
        Wall Street Station                       4th Floor
   New York, New York 10268-1010           New York, New York 10005

                            FACSIMILE TRANSMISSION:
                                 (212) 701-7636

                             CONFIRM BY TELEPHONE:
                                 (212) 701-7624

    Requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent.

PAYMENT OF EXPENSES

    The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Company, however, will pay reasonable and customary fees and reasonable out-of-pocket expenses to the Exchange Agent in connection therewith. The Company will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing, and related fees and expenses.

ACCOUNTING TREATMENT

    The Securities will be recorded at the same carrying value as the Old Securities, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

RESALES OF SECURITIES

    With respect to resales of Securities, based on certain interpretive letters issued by the staff of the Commission to third parties, the Company believes that a Holder of Securities (other than (i) a broker-dealer who purchases such Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person who is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) who exchanged Old Securities for Securities in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Securities, will be allowed to resell the Securities to the public without further registration under the Securities Act and without delivering to the purchasers of the Securities a prospectus that satisfies the requirements of the Securities Act. However, a broker-dealer who holds Old Securities that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act. If any other Holder is deemed to be an "underwriter" within the meaning of the Securities Act or acquires Securities in the Exchange Offer for the purpose of distributing or participating in a distribution of the Securities, such holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. For a period of one year from the Expiration Date, the Company will make copies of this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated cash and cash equivalents and the capitalization of the Company at June 30, 1997. This table should be read in conjunction with the "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                                    AT JUNE 30, 1997
                                                                                   ------------------
                                                                                      (DOLLARS IN
                                                                                       MILLIONS)
Cash and cash equivalents........................................................      $     41.7
                                                                                          -------
                                                                                          -------
Long-term debt (including current portion):
  Credit Facility:
    Revolving credit facility(a).................................................      $       --
    Term loan facility...........................................................           175.0
  9 1/2% Series A Senior Subordinated Notes due 2007.............................           145.0
  10 1/2% Series A Senior Subordinated Discount Notes due 2007...................           102.4
  Other indebtedness.............................................................             2.7
                                                                                          -------
      Total long-term debt.......................................................           425.1
Total stockholders' deficit......................................................          (188.5)(b)
                                                                                          -------
      Total capitalization.......................................................      $    236.6
                                                                                          -------
                                                                                          -------

------------------------

(a) Permits maximum borrowings of $125.0 million.

(b) The stockholders' deficit at June 30, 1997 was the result of the Recapitalization and the recording of related expenses, net of income tax benefits. In connection with the Recapitalization, Investcorp, certain affiliates and other international investors organized by Investcorp made an equity investment of approximately $134.6 million, representing approximately 88% of the outstanding capital stock and voting power of the Company.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

    The following unaudited pro forma consolidated statements of income (the "Unaudited Pro Forma Consolidated Statements of Income") have been derived by the application of pro forma adjustments to the Consolidated Financial Statements included elsewhere in this Prospectus. The Unaudited Pro Forma Consolidated Statements of Income for the periods presented give effect to the Recapitalization, as if such transactions were consummated as of January 1, 1996. The adjustments are described in the accompanying notes thereto. The Unaudited Pro Forma Consolidated Statements of Income should not be considered indicative of actual results that would have been achieved had the Recapitalization been consummated on January 1, 1996 and do not purport to indicate results of operations as of any future date or for any future period. The Unaudited Pro Forma Consolidated Statements of Income should be read in conjunction with the audited Consolidated Financial Statements and the notes thereto and the unaudited Condensed Consolidated Financial Statements and the notes thereto which appear elsewhere in this Prospectus.

    No pro forma balance sheet has been presented as the Recapitalization is reflected in the unaudited Condensed Consolidated Balance Sheet as of June 30, 1997 included elsewhere in this Prospectus.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                                                        RECAPITALIZATION
                                                                           HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                           -----------  ---------------  -----------
Net sales................................................................   $   633.2      $      --      $   633.2
Cost of sales............................................................       513.6             --          513.6
                                                                           -----------        ------     -----------
Gross earnings...........................................................       119.6             --          119.6
Selling, general and administrative expenses.............................        55.7            1.8(a)        57.5
Securitization expense...................................................         4.1             --            4.1
                                                                           -----------        ------     -----------
Operating income.........................................................        59.8           (1.8)          58.0
Net interest expense.....................................................        11.0           33.1(b)        44.1
                                                                           -----------        ------     -----------
Income before income taxes...............................................        48.8          (34.9)          13.9
Provision for income taxes...............................................        18.8          (13.4)(c)        5.4
                                                                           -----------        ------     -----------
Net income...............................................................   $    30.0      $   (21.5)     $     8.5
                                                                           -----------        ------     -----------
                                                                           -----------        ------     -----------
Weighted average shares outstanding......................................        20.1                           8.6
                                                                           -----------                   -----------
                                                                           -----------                   -----------
Earnings per share.......................................................   $    1.50                     $    0.99
                                                                           -----------                   -----------
                                                                           -----------                   -----------
OTHER DATA:
  EBITDA (d).............................................................   $    77.1      $    (0.8)     $    76.3

      See Notes to Unaudited Pro Forma Consolidated Statements of Income.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                                                        RECAPITALIZATION
                                                                           HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                           -----------  ---------------  -----------
Net sales................................................................   $   355.9      $      --      $   355.9
Cost of sales............................................................       290.9             --          290.9
                                                                           -----------        ------     -----------
Gross earnings...........................................................        65.0             --           65.0
Selling, general and administrative expenses.............................        29.9            0.9(a)        30.8
Securitization expense...................................................         2.1             --            2.1
Recapitalization expenses................................................        36.3             --           36.3
                                                                           -----------        ------     -----------
Operating loss...........................................................        (3.3)          (0.9)          (4.2)
Net interest expense.....................................................         6.8           15.3(b)        22.1
                                                                           -----------        ------     -----------
Loss before income taxes.................................................       (10.1)         (16.2)         (26.3)
Provision (benefit) for income taxes.....................................         2.2           (6.2)(c)       (4.0)
                                                                           -----------        ------     -----------
Loss before extraordinary item...........................................       (12.3)         (10.0)         (22.3)
Extraordinary item:
  Early extinguishment of debt, net......................................        (1.5)            --           (1.5)
                                                                           -----------        ------     -----------
Net loss.................................................................   $   (13.8)     $   (10.0)     $   (23.8)
                                                                           -----------        ------     -----------
                                                                           -----------        ------     -----------
Weighted average shares outstanding......................................        19.2                           8.6
                                                                           -----------                   -----------
                                                                           -----------                   -----------
Loss per share:..........................................................
  Loss before extraordinary item.........................................   $   (0.64)                    $   (2.59)
  Extraordinary item.....................................................       (0.08)                        (0.17)
                                                                           -----------                   -----------
  Net loss...............................................................   $   (0.72)                    $   (2.76)
                                                                           -----------                   -----------
                                                                           -----------                   -----------
OTHER DATA:
  EBITDA (d).............................................................   $    41.9      $    (0.4)     $    41.5

      See Notes to Unaudited Pro Forma Consolidated Statements of Income.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                     FOR THE 12 MONTHS ENDED JUNE 30, 1997

                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                                                        RECAPITALIZATION
                                                                           HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                           -----------  ---------------  -----------
Net sales................................................................   $   676.4      $      --      $   676.4
Cost of sales............................................................       550.8             --          550.8
                                                                           -----------        ------     -----------
Gross earnings...........................................................       125.6             --          125.6
Selling, general and administrative expenses.............................        56.1            1.8(a)        57.9
Securitization expense...................................................         4.3             --            4.3
Recapitalization expenses................................................        36.3             --           36.3
                                                                           -----------        ------     -----------
Operating income.........................................................        28.9           (1.8)          27.1
Net interest expense.....................................................        12.2           31.6(b)        43.8
                                                                           -----------        ------     -----------
Income (loss) before income taxes........................................        16.7          (33.4)        (16.7)
Provision (benefit) for income taxes.....................................        12.5          (12.9)(c)      (0.4)
                                                                           -----------        ------     -----------
Income (loss) before extraordinary item..................................         4.2          (20.5)        (16.3)
Extraordinary item:
  Early extinguishment of debt, net......................................        (1.5)            --          (1.5)
                                                                           -----------        ------     -----------
  Net income (loss)......................................................   $     2.7      $   (20.5)     $  (17.8)
                                                                           -----------        ------     -----------
                                                                           -----------        ------     -----------

Weighted average shares outstanding......................................        19.7                           8.6
                                                                           -----------                   -----------
                                                                           -----------                   -----------
Earnings (loss) per share:
  Income (loss) before extraordinary item................................   $    0.21                     $  (1.90)
  Extraordinary item.....................................................       (0.08)                       (0.17)
                                                                           -----------                   -----------
  Net income (loss)......................................................   $    0.14                     $  (2.07)
                                                                           -----------                   -----------
                                                                           -----------                   -----------
OTHER DATA:
  EBITDA (d).............................................................   $    82.6      $    (0.8)     $    81.8

      See Notes to Unaudited Pro Forma Consolidated Statements of Income.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN MILLIONS)

    The Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1996, the six months ended June 30, 1997 and the 12 months ended June 30, 1997 reflect the Recapitalization as if it had occurred on January 1, 1996; the Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1996 excludes certain nonrecurring items directly attributable to the Recapitalization. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable.

                                                                                       SIX MONTHS      12 MONTHS
                                                                      YEAR ENDED          ENDED          ENDED
                                                                   DECEMBER 31, 1996  JUNE 30, 1997  JUNE 30, 1997
                                                                   -----------------  -------------  -------------
(a) Reflects the following:

      Incremental administrative expenses anticipated to be
        incurred by the Company..................................      $     0.8        $     0.4      $     0.8
      Amortization of prepaid management fees....................            1.0              0.5            1.0
                                                                          ------           ------         ------
                                                                       $     1.8        $     0.9      $     1.8
                                                                          ------           ------         ------
                                                                          ------           ------         ------
(b) Reflects the following:

      Elimination of historical net interest expense including
        amortization of debt issuance costs of $0.6, $0.8 and
        $1.1 million, respectively...............................      $   (11.0)       $    (6.8)     $   (12.2)
      Interest resulting from borrowings under the $125.0 million revolving credit facility under the Credit Facility
        (8.1%, 8.1% and 8.0%, respectively)......................            1.4              0.4            0.7
      Interest resulting from $175.0 million term loan under the
        Credit Facility (8.6%, 8.6% and 8.5%, respectively)......           15.1              7.5           14.9
      Interest resulting from $145.0 million of debt issued under
        the Note Indenture.......................................           13.8              6.9           13.8
      Interest resulting from $102.0 million of gross proceeds
        related to debt issued under the Discount Note
        Indenture................................................           11.0              5.9           11.6
      Amortization of debt issuance costs associated with the
        Credit Facility, the debt issued under the Indentures,
        and extension of the Receivables Securitization
        Program..................................................            2.8              1.4            2.8
                                                                          ------           ------         ------
                                                                       $    33.1        $    15.3      $    31.6
                                                                          ------           ------         ------
                                                                          ------           ------         ------
(c) Reflects the tax effect of items (a) and (b) above at an
    assumed effective tax rate of 38.5%..........................      $    13.4        $     6.2      $    12.9
                                                                          ------           ------         ------
                                                                          ------           ------         ------

(d) EBITDA represents income before interest and income taxes, excluding the following charges: (i) depreciation and amortization expense; (ii) costs associated with Ultravent-Registered Trademark- of $1.8, $1.0 and $1.8 million for the pro forma year ended December 31, 1996, six months ended June 30, 1997 and 12 months ended June 30, 1997, respectively; and (iii) $36.3 million of Recapitalization expenses for the six months ended June 30, 1997, the pro forma six months ended June 30, 1997 and the pro forma 12 months ended June 30, 1997.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                             (DOLLARS IN MILLIONS)

    The Unaudited Pro Forma Consolidated Statements of Income for the six months and 12 months ended June 30, 1997 include the following nonrecurring items that are directly attributable to the Recapitalization:

    (1) Compensation charges totaling $3.1 million for amounts paid to management in connection with the Recapitalization, and related income tax benefit of $1.2 million;

    (2) Estimated other charges totaling $27.7 million for expenses incurred by the Company in connection with the Recapitalization, and related income tax benefit of $4.6 million;

    (3) Charge of $5.2 million resulting from the conversion of outstanding stock options in connection with the Recapitalization, and related income tax benefit of $2.0 million;

    (4) Charge of $0.3 million associated with the accelerated vesting of restricted stock and related income tax benefit of $0.1 million;

    (5) Extraordinary item representing the write-off of $2.4 million of debt issuance costs on debt retired in connection with the Recapitalization, and related income tax benefit of $0.9 million.

    The Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1996 excludes the items listed above.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected consolidated operating data, consolidated balance sheet data and other data of the Company. The selected consolidated financial and other data for the five years ended December 31, 1996 have been derived from the historical Consolidated Financial Statements of the Company, which have been audited by Arthur Andersen LLP and which, in the case of the balance sheet data at December 31, 1995 and December 31, 1996 and the operating data for the three most recent years, should be read in conjunction with the audited Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The selected unaudited consolidated financial data at June 30, 1997 and for the six months ended June 30, 1996 and June 30, 1997 have been derived from and should be read in conjunction with the Company's unaudited Condensed Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. In the opinion of the Company's management, the Company's unaudited Condensed Consolidated Financial Statements include all adjustments, consisting only of normal recurring adjustments (except for the effects of the Recapitalization), necessary to present fairly the data for such periods. The results for the six months ended June 30, 1997 are not necessarily indicative of the results expected for the year ended December 31, 1997 or for any future periods. The following table should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                    SIX MONTHS
                                                                                      ENDED
                                                 YEAR ENDED DECEMBER 31,             JUNE 30,
                                          --------------------------------------  --------------
                                           1992    1993    1994    1995    1996    1996    1997
                                          ------  ------  ------  ------  ------  ------  ------

                                                          (DOLLARS IN MILLIONS)
OPERATING DATA:
    Net sales...........................  $345.2  $372.3  $440.7  $471.3  $633.2  $312.7  $355.9
    Cost of sales.......................   270.2   291.0   344.9   378.5   513.6   253.8   290.9
                                          ------  ------  ------  ------  ------  ------  ------
    Gross earnings......................    75.0    81.3    95.8    92.8   119.6    58.9    65.0
    Selling, general and administrative
      expenses..........................    32.6    36.1    42.2    43.7    55.7    29.5    29.9
    Securitization expense(a)...........      --      --     1.9     3.3     4.1     1.9     2.1
    Recapitalization expenses(b)........      --      --      --      --      --      --    36.3
                                          ------  ------  ------  ------  ------  ------  ------
    Operating income (loss).............    42.4    45.2    51.7    45.8    59.8    27.5    (3.3)
    Net interest expense................    10.0     8.0     8.3    10.0    11.0     5.5     6.8
                                          ------  ------  ------  ------  ------  ------  ------
    Income (loss) before income taxes...    32.4    37.2    43.4    35.8    48.8    22.0   (10.1)
    Provision for income taxes..........    13.7    15.1    17.5    13.7    18.8     8.5     2.2
                                          ------  ------  ------  ------  ------  ------  ------
    Income (loss) before extraordinary
      item and cumulative effect of
      change in accounting principles...    18.7    22.1    25.9    22.1    30.0    13.5   (12.3)
    Extraordinary item:
      Early extinguishment of debt,
        net.............................      --      --      --      --      --      --    (1.5)
                                          ------  ------  ------  ------  ------  ------  ------
    Income (loss) before cumulative
      effect of change in
      accounting principles.............    18.7    22.1    25.9    22.1    30.0    13.5   (13.8)
    Cumulative effect of change in
      accounting principles, net(c).....      --    (3.6)     --      --      --      --      --
                                          ------  ------  ------  ------  ------  ------  ------
    Net income (loss)...................  $ 18.7  $ 18.5  $ 25.9  $ 22.1  $ 30.0  $ 13.5  $(13.8)
                                          ------  ------  ------  ------  ------  ------  ------
                                          ------  ------  ------  ------  ------  ------  ------
OTHER DATA:
    EBITDA(d)...........................  $ 53.7  $ 57.3  $ 65.8  $ 60.6  $ 77.1  $ 36.4  $ 41.9
    Depreciation and amortization(e)....    11.3    12.1    12.8    14.5    15.5     7.9     7.9
    Capital expenditures(f).............     8.5    10.1    19.7    16.4    20.0     8.6     6.5
    Ratio of earnings to fixed
      charges(g)........................     4.2x    5.6x    6.1x    4.4x    5.2x    4.7x     --
    Deficiency of earnings to cover
      fixed charges.....................      --      --      --      --      --      --  $ 10.1

BALANCE SHEET DATA:
    (end of period)
    Cash and cash equivalents...........  $  0.7  $  1.5  $  2.2  $  1.1  $  3.9  $  4.3  $ 41.7
    Total assets........................   212.2   218.9   187.5   210.8   261.7   262.1   357.9
    Total debt (including current
      maturities).......................    96.2    65.6   115.2   123.6   124.3   145.9   425.1
    Total stockholders' equity
      (deficit)(h)(i)...................    55.6    73.6   (24.6)   (2.2)   27.9    11.4  (188.5)

               See Notes to Selected Consolidated Financial Data.

                 NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA

(a) Represents expenses incurred by the Company in connection with its Receivables Securitization Program.

(b) Represents expenses incurred in connection with the Recapitalization including those for investment banking services, transaction bonuses and conversion of outstanding stock options, and legal, accounting and other costs.

(c) Reflects the impact of the adoption in 1993 of Statement of Financial Accounting Standards No. 112 relating to post-employment benefits and Statement of Financial Accounting Standards No. 109 relating to income taxes.

(d) EBITDA represents income before interest expense and income taxes excluding the following charges: (i) depreciation and amortization expense; (ii) costs associated with Ultravent-Registered Trademark- as follows: $1.3, $0.3 and $1.8 million in 1994, 1995 and 1996, respectively, and $1.0 million in the six months ended June 30, 1996 and 1997; and (iii) $36.3 million of Recapitalization expenses for the six months ended June 30, 1997. The Company has included information concerning EBITDA because it is commonly used by certain investors as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(e) Excludes amortization of debt issuance costs.

(f) Management estimates that approximately $8.0 million to $10.0 million of the amount expended in each of the years ended December 31, 1994, 1995 and 1996 has been for the renewal and replacement of existing facilities and equipment.

(g) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the interest portion of the Company's rent expense.

(h) The stockholders' deficit at December 31, 1994 was the result of a dividend that was declared in May 1994 in connection with the Company's November 1994 initial public offering.

(i) The stockholders' deficit at June 30, 1997 was the result of the Recapitalization and the recording of related expenses, net of income tax benefits. In connection with the Recapitalization, Investcorp, certain affiliates and a group of international investors organized by Investcorp made an equity investment of approximately $134.6 million, representing approximately 88% of the outstanding capital stock and voting power of the Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE "SELECTED CONSOLIDATED FINANCIAL DATA," "UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS" AND THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INCLUDE RISKS AND OTHER UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS.

GENERAL

    The Company has experienced strong growth, with net sales and EBITDA increasing at CAGRs of 18.6% and 11.0%, respectively, from January 1, 1993 to June 30, 1997. The Company's growth has been driven by strong performance in all product categories as well as successful add-on acquisitions. Since 1994, the Company has successfully completed seven acquisitions including Ex-Cell and Swirlway. The most important factors influencing demand for the Company's Air Distribution Accessories and Plumbing Fixtures are residential and commercial new construction activity as well as residential repair and remodeling. For Air Power Products, the growth in the DIY and home improvement retail channel is one of the greatest factors driving demand. Accordingly, demand for the Company's products is affected by residential housing starts and existing home sales, commercial construction activity, the age and size of the U.S. housing stock, and overall home improvement expenditures. The expected continuing growth of the DIY and home improvement retail distribution channel provides the Company with an opportunity to increase its market share as this sector continues to experience rapid growth and consolidation among the large, well-positioned retailers with whom the Company has strong relationships.

    As part of the Recapitalization, Investcorp, its affiliates and a group of international investors organized by Investcorp made an equity investment of approximately $134.6 million and existing shareholders retained common stock with a value of approximately $18.3 million in the Company. In addition, pursuant to the Recapitalization Financings, the Company completed the Original Offering, entered into the Credit Facility and amended the Receivables Securitization Program. The Recapitalization has been accounted for as such and, accordingly, had no impact on the historical basis of assets and liabilities. As a result of the Recapitalization, the Company incurred approximately $63.7 million in fees and expenses. See "Certain Transactions."

    The table below sets forth the Company's results of operations for the periods indicated.

RESULTS OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31,                              SIX MONTHS ENDED JUNE 30
                         ------------------------------------------------------------------------------  ------------------------
                                   1994                       1995                       1996                      1996
                         ------------------------  --------------------------  ------------------------  ------------------------

                                                                  (DOLLARS IN MILLIONS)
                                         % OF                        % OF                      % OF                      % OF
                           AMOUNT        SALES        AMOUNT         SALES       AMOUNT        SALES       AMOUNT        SALES
                         -----------     -----     -------------     -----     -----------     -----     -----------     -----
Net sales..............   $   440.7        100.0%    $   471.3         100.0%   $   633.2        100.0%   $   312.7        100.0%
Gross earnings.........        95.8         21.7          92.8          19.7        119.6         18.9         58.9         18.9
Operating income before
  Recapitalization
  expenses.............        51.7         11.7          45.8           9.7         59.8          9.4         27.5          8.8
Operating income
  (loss)...............        51.7         11.7          45.8           9.7         59.8          9.4         27.5          8.8
EBITDA.................        65.8         14.9          60.6          12.9         77.1         12.2         36.4         11.6


                                   1997
                         ------------------------

                                         % OF
                           AMOUNT        SALES
                         -----------     -----
Net sales..............   $   355.9        100.0%
Gross earnings.........        65.0         18.3
Operating income before
  Recapitalization
  expenses.............        33.0          9.3
Operating income
  (loss)...............        (3.3)        (0.9)
EBITDA.................        41.9         11.8

SIX MONTHS ENDED JUNE 30, 1997 AS COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

    NET SALES. Year-to-date net sales were $355.9 million, an increase of $43.2 million over 1996 comparable results. This increase was primarily due to increased sales of pressure washers of $29.1 million, as well as increased volume in other air power products of $11.3 million. Favorable volume variances in plumbing fixtures of $2.8 million also contributed to this increase.

    GROSS EARNINGS. Gross earnings increased $6.1 million to $65.0 million over 1996 results, primarily due to the increased sales volume. Gross margin declined from 18.9% in 1996 to 18.3% in 1997 due to increased sales of pressure washers which yield lower margins.

    OPERATING INCOME. The operating loss of $3.3 million included $36.3 million of expenses recorded in connection with the Recapitalization. Excluding the Recapitalization expenses, operating income was $5.5 million higher than in the 1996 period. This increase was primarily due to increased sales volume and favorable costs associated with the purchase of raw materials, partially offset by increased operating costs.

    NET INTEREST EXPENSE. Interest expense increased from $5.5 million in 1996 to $6.8 million in 1997 due to the previously discussed change in debt structure resulting from the Recapitalization.

FISCAL YEAR ENDED DECEMBER 31, 1996 AS COMPARED TO FISCAL YEAR ENDED DECEMBER
  31, 1995

    NET SALES. Net sales increased $161.9 million, or 34.4%, to $633.2 million in fiscal 1996 from $471.3 million in fiscal 1995. In January 1996, the Company acquired Ex-Cell, a manufacturer of pressure washers. In addition, in May 1996, the Company acquired a product line of decorative metal and wooden grilles and registers. Excluding the impact of acquisitions, net sales increased $54.4 million. This increase was due to increased sales volume in all product categories resulting, in part, from an increase in housing starts, as well as market share gains. New product sales, primarily electric generators, contributed $16.2 million to the increase. Favorable pricing in Air Distribution Accessories was offset by strong price competition in Plumbing Fixtures.

    GROSS EARNINGS. Gross earnings increased $26.8 million, or 28.9%, to $119.6 million in fiscal 1996 from $92.8 million in fiscal 1995. This increase was primarily due to increased volume and the impact of acquisitions. Gross margin declined to 18.9% in fiscal 1996 from 19.7% in fiscal 1995 due primarily to the sales contributed by acquired businesses that carry lower margins and increased sales of lower margin HVAC products.

    OPERATING INCOME. Operating income increased $14.0 million, or 30.6%, to $59.8 million in fiscal 1996 from $45.8 million in fiscal 1995. This increase was primarily due to increased sales volume and the impact of acquisitions, partially offset by an increase in securitization expense of $0.8 million and increased selling, general and administrative expenses of $12.0 million. As a percent of sales, selling, general and administrative expenses declined slightly to 8.8% in fiscal 1996 from 9.2% in fiscal 1995.

    NET INTEREST EXPENSE. Net interest expense increased $1.0 million to $11.0 million in fiscal 1996 from $10.0 million in fiscal 1995. This increase was primarily due to the increased average monthly debt levels resulting from acquisitions.

FISCAL YEAR ENDED DECEMBER 31, 1995 AS COMPARED TO FISCAL YEAR ENDED DECEMBER
  31, 1994

    NET SALES. Net sales increased $30.6 million, or 7.0%, to $471.3 million in fiscal 1995 from $440.7 million in fiscal 1994. This increase in sales resulted primarily from growth in existing products, new product introductions in Air Power Products, as well as the acquisition of the acrylic whirlpool bath business, Swirlway. Further sales growth was restricted by a general softness in housing starts in fiscal 1995, down 7.0% from fiscal 1994 levels, and inventory destocking programs in both the retail and the wholesale distribution channels. These factors combined to limit the Company's flexibility, precluding additional pricing action during the year, as competitive pressures remained strong.

    GROSS EARNINGS. Gross earnings declined $3.0 million, or 3.1%, to $92.8 million in fiscal 1995 from $95.8 million in fiscal 1994. The gains recorded in pricing, volume, new products and acquisitions were not adequate to cover the raw material and component part cost inflation which the Company encountered with respect to steel, aluminum, mylar, corrugated packaging and electric motors. As a result of such cost inflation, gross margin decreased to 19.7% in fiscal 1995 from 21.7% in fiscal 1994. The Company has added additional suppliers in these, as well as certain other raw materials and component parts categories, which has alleviated a portion of the impact of such pricing pressures.

    OPERATING INCOME. Operating income declined $5.9 million, or 11.4% to $45.8 million in fiscal 1995 from $51.7 million in fiscal 1994. Excluding securitization expense, selling, general and administrative expenses increased by $1.5 million. In addition, securitization expense increased $1.4 million, reflecting the accounts receivable activity associated with the sales increases recorded during the year. The combination of these gross earnings and operating expense items caused operating margins to decline to 9.7% in fiscal 1995 from 11.7% in fiscal 1994.

    NET INTEREST EXPENSE. Net interest expense increased $1.7 million to $10.0 million in fiscal 1995 from $8.3 million in fiscal 1994. This was a result of the combination of increased debt levels and higher interest rates encountered during the year.

LIQUIDITY AND CAPITAL RESOURCES

    The Company incurred a significant amount of indebtedness in connection with the Recapitalization. As of June 30, 1997, the Company had approximately $425.1 million of consolidated indebtedness, including $247.4 million of indebtedness pursuant to the Securities. The Credit Facility provides for a $175.0 million term loan facility (the "Term Loan Facility") and for a $125.0 million revolving credit facility (the "Revolving Facility"). The Company drew all $175.0 million of the Term Loan Facility at the time of the Recapitalization. In connection with the Recapitalization, the Company amended its current receivables purchase facility to provide for a five-year receivables purchase facility (the "Receivables Securitization Program") in an amount up to $100.0 million.

    The Company historically has met its working capital needs and capital expenditure requirements primarily through a combination of operating cash flow, and availability under its prior credit facility and the Receivables Securitization Program. The Company anticipates satisfying its debt service requirements and meeting its working capital and capital expenditure needs through a combination of operating cash flow, availability under the Revolving Facility and funds available through the Receivables Securitization Program. See "The Recapitalization."

    Prior to November 1994, the Company was included in the consolidated federal income tax returns of Great American Management and Investment, Inc. ("GAMI"), the parent company of Eagle Industries, Inc. ("Eagle"). In addition, the Company filed certain combined state tax returns with GAMI until the distribution of Eagle's ownership in the Company to Equity Holdings Limited, an Illinois limited partnership ("EHL"), in 1996. In December 1996, the Company paid GAMI $4.6 million for a final tax sharing payment for tax liabilities incurred while it was included in GAMI's income tax returns, pursuant to the GAMI-Falcon Disaffiliation Tax Sharing Agreement.

    Net cash flow from operating activities amounted to $0.1 million in the first six months of 1997 compared to $9.8 million in the first six months of 1996. The decrease of $9.7 million was primarily due to an increase in working capital requirements and the effect of the stand-alone securitization facility the Company entered into in May 1996. Due to seasonal factors, the Company's level of receivables is typically lower at the end of the fourth quarter when compared to the other three quarters. With the increase in receivables sold in the first six months of 1997, the net residual interest retained by the Company in these sold receivables increased $17.7 million from December 31, 1996. This residual interest of $19.6 million at June 30, 1997 is reflected in other current assets in the Company's financial statements. Net cash flow from operating activities increased $21.7 million to $41.1 million in fiscal 1996 from $19.4 million in fiscal 1995.

This increase was primarily due to the increase in net income and a decrease in working capital requirements.

    The Company's ability to make scheduled payments of principal of, or to pay the interest, if any, on, or to refinance, its indebtedness (including the Securities), or to fund planned capital expenditures and finance acquisitions will depend on its future performance, which to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based on the current and anticipated level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Credit Facility and liquidity under its Receivables Securitization Program, will be adequate to meet the Company's anticipated future requirements for working capital, budgeted capital expenditures, acquisition financing and scheduled payments of principal and interest on its indebtedness, including the Securities, for the foreseeable future. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available under the Credit Facility or that sufficient liquidity will exist under the Receivables Securitization Program to enable the Company to service its indebtedness, including the Securities, make anticipated capital expenditures, fund future acquisitions or, if required, refinance all or a portion of the outstanding principal of the Securities.

CAPITAL EXPENDITURES

    Capital expenditures were $19.7 million, $16.4 million and $20.0 million in fiscal 1994, 1995 and 1996, respectively. Management estimates that approximately $8.0 million to $10.0 million of the amount expended in each of such years has been for the renewal and replacement of existing facilities and equipment. Thus, in an economic downturn, the Company believes it has significant latitude to adjust the amount spent on capital expenditures without compromising the basic needs of its operations. The Company expects to spend approximately $24.0 million in fiscal 1997 for various capital projects, including quality enhancement, cost improvement, regulatory compliance, efficiency improvement, increased capacity and normal maintenance projects. Capital expenditures attributable to environmental matters were not material in any of these years, nor does the Company believe that such expenditures will be material in fiscal 1997. However, there can be no assurance that the Company will not incur capital expenditures or other costs or liabilities in the future for environmental matters that will have a material adverse effect on the Company. See "Business--Environmental Matters."

SEASONALITY, WORKING CAPITAL AND CYCLICALITY

    Sales of certain products of the Company are subject to seasonal variation. Due to seasonal factors associated with the construction industry, sales of products and working capital are typically higher during the second and third quarters than at other times of the year. The residential and commercial construction markets are sensitive to cyclical changes in the economy.

INFLATION

    Raw material and component part cost inflation had a material impact on operating income in fiscal 1995. Raw material and component part costs increased approximately $18.2 million, largely due to cost increases from its suppliers with respect to steel, aluminum, mylar, corrugated packaging and electric motors. The Company has added additional suppliers in these, as well as certain other raw material and component part categories, which has alleviated a portion of the impact of such pricing pressures. The effect of raw materials cost inflation on operating results in fiscal 1996 was not material.

                                    BUSINESS

    The Company is a leading North American manufacturer and distributor of highly engineered products for the residential and commercial construction and home improvement markets. The Company markets its products through a variety of distribution channels, such as wholesale distributors and commercial retailers, including the growing DIY channel. The three principal categories of products manufactured by Falcon are Air Distribution Accessories, Plumbing Fixtures and Air Power Products. The Company has a long history in each of its product categories, having sold products for the new construction and remodeling markets since the early 1900s. For the twelve months ended June 30, 1997, the Company had consolidated net sales of $676.4 million and EBITDA of $82.6 million.

    As a result of strong operating performance in all three of its principal product categories as well as successful add-on acquisitions, Falcon has experienced significant growth, with net sales and EBITDA increasing at a CAGR of 18.6% and 11.0%, respectively, from January 1, 1993 through June 30, 1997. Management considers key elements of Falcon's success to be its leading market positions, established brand names, emphasis on quality and customer service, low-cost production, reputation for innovation, strong distribution networks and successful history of acquisitions.

BUSINESS STRENGTHS

    The Company attributes its market leadership and significant opportunities for continued growth and increased profitability to the following competitive strengths:

    MARKET LEADERSHIP WITH STRONG BRAND NAMES. The Company holds leading market positions and strong market shares in all of its major markets and the Company believes it has successfully increased its market share in all three of its principal product categories over the past three years. The Company believes that it derives more than 75% of its sales from product lines in which the Company holds either the number one or number two market position, as measured in sales (except for Plumbing Fixtures where market position is measured in units). The Company's leading brand names in each product category include Hart & Cooley-Registered Trademark-, Metlvent-Registered Trademark- and Reliable-TM-in Air Distribution Accessories, Mansfield-Registered Trademark- and Swirl-way-Registered Trademark- in Plumbing Fixtures and Air
America-Registered Trademark-, Charge Air Pro-Registered Trademark-, Steel Driver-Registered Trademark- and Ex-Cell-Registered Trademark- in Air Power Products.

    EMPHASIS ON QUALITY AND CUSTOMER SERVICE. The Company emphasizes high-quality products and superior customer service. The Company stresses the importance of product quality to all of its employees, incorporates high-quality materials into its products and has implemented total quality management initiatives at its operating locations. In recognition of the Company's excellent value, quality and customer service, the Company has been named Vendor of the Year by HomeBase (1996), Lowe's (1996) and Sears (1992). The Company also received a "Partner of the Year" award from The Home Depot in 1996.

    LOW-COST PRODUCTION. The Company believes that it is a low-cost producer in each of the major markets it serves. The Company has consistently reduced costs through the development and implementation of cost-effective product designs, careful attention to manufacturing processes, employee involvement, consolidation of manufacturing facilities and capital investment. The Company's low-cost position and focus on productivity and efficiency have resulted in sales per employee which, management believes, are high relative to the industry. Productivity and efficiency, as measured by sales per employee, have increased by approximately 30% since 1992. Management has identified additional cost reductions as part of its strategic planning process.

    TRADITION OF NEW PRODUCT DEVELOPMENT AND INTRODUCTIONS. The Company believes that its tradition of product innovation and the breadth of its product offerings differentiate the Company from its competitors. The Company has developed significant product innovations, including the first viable oil-free compressor and the use of a "universal motor" in its line of air compressors, which delivers superior horsepower at lower product weights. During the past two years, the Company has introduced several new products, including pressure washers, electric generators, decorative residential registers, one-piece plumbing fixtures, pneumatic nailers and staplers and electric and OEM compressors.

    WELL-ESTABLISHED DISTRIBUTION CHANNELS. The Company has a broad and well-established distribution network encompassing both wholesale and retail channels throughout the United States and Canada. The Company has established relationships with more than 1,500 wholesale distributors and with leading consumer retailers, including mass merchants, warehouse clubs, home improvement
(DIY) centers, hardware cooperatives and farm and fleet cooperatives. The Company's strong relationships with distributors are supported by the Company's sales and marketing programs, tailored to suit each market and type of distributor.

    HISTORY OF SUCCESSFUL ACQUISITIONS. Since 1988, the Company has successfully completed 13 acquisitions, enabling the Company to broaden its product categories, expand its market coverage and extend its channels of distribution. The Company's management has demonstrated an ability to identify complementary acquisitions, complete them at reasonable valuations and successfully manage their integration into the Company's operations. The Company has used acquisitions both to expand into new markets, as with the Company's expansion into the acrylic whirlpool market with its 1995 acquisition of Swirlway, and to augment its position in a particular market, as with the Company's rise to market leader in the pressure washer market with its 1996 acquisition of Ex-Cell.

BUSINESS STRATEGY

    Falcon intends to strengthen its market leadership positions and further increase sales and EBITDA by continuing to capitalize on its current business strengths and by implementing the following business strategies:

    DOMESTIC AND INTERNATIONAL MARKET EXPANSION. The Company intends to continue to expand market share domestically, while pursuing further expansion internationally. Management believes significant opportunities for domestic growth exist given the fragmentation of the building products industry and the trend by wholesalers and retailers towards consolidation of their vendor bases. The Company also plans to extend its domestic market coverage by adding additional DIY and home improvement customers in key regional markets. Additionally, the Company has identified significant growth opportunities in several international markets, particularly Canada, Mexico, Latin America and Asia. The Company plans to pursue these opportunities by increasing exports and entering into strategic alliances with local manufacturers and distributors.

    NEW PRODUCTS AND PRODUCT LINE EXTENSIONS. The Company plans to expand its offering of innovative and high-quality products at competitive prices. The Company has invested significant resources in research and development, and management intends to continue to introduce new products and product line extensions across all of the Company's product categories. Many of the Company's wholesale and retail customers are seeking to expand their product offerings while simultaneously consolidating their vendor bases. Falcon is well positioned to capitalize on new product introductions and product line extensions due to its low-cost production capability, existing distribution network, customer relationships and strong brand names.

    DISTRIBUTION CHANNEL EXPANSION. The Company plans to expand its distribution network by adding additional key wholesale and retail accounts, while further penetrating those channels in which it already has strong relationships. In addition, the Company intends to leverage its existing retail channel relationships by cross-selling additional products into DIY and home improvement accounts. One particular area of focus for the Company is to continue to capitalize on the growing trend among homeowners and small contractors of purchasing building products through the DIY channel from home improvement centers and other retail outlets.

    STRATEGIC AND COMPLEMENTARY ACQUISITIONS. Management believes that the highly fragmented building products industry presents numerous opportunities to make strategic and complementary acquisitions. The Company intends to pursue acquisitions that complement current manufacturing and distribution capabilities and provide the Company with opportunities to add capacity, consolidate operations and achieve economies of scale. The Company also plans to explore strategic acquisitions of manufacturers and distributors of highly engineered building products that can be integrated into the Company's business strategy.

COMPANY HISTORY

    The Company was incorporated in January 1994 as part of a reorganization of all entities formerly comprising the building products group of Eagle and its affiliates. Eagle and its affiliates purchased the three principal product categories that comprise Falcon in two separate transactions. Air Distribution Accessories and Plumbing Fixtures, formerly divisions of the Clevepak Corporation, were purchased by GAMI in April 1986 and subsequently contributed to Eagle. Eagle purchased Air Power Products in February 1988. In May 1996, Eagle's approximately 70% interest in Falcon was distributed to EHL, GAMI's parent company. Neither Eagle nor GAMI has any continuing ownership interest in Falcon. See "The Recapitalization."

    Although Falcon was organized in 1994, its principal product categories have long histories, having sold products for the residential and commercial construction markets since the early 1900s. The original businesses which are now the Company's Air Distribution Accessories, Plumbing Fixtures and Air Power Products were founded in 1901, 1925 and 1888, respectively.

ACQUISITION HISTORY

    Falcon has completed 13 successful, complementary acquisitions spanning all three of Falcon's product categories. These acquisitions have enabled Falcon to increase market share by broadening its product categories, expanding market coverage and leveraging its existing national distribution networks. Falcon has been highly successful in integrating these acquisitions into its existing operations, realizing cost savings and synergies, thereby creating attractive returns. The Company's acquisitions since 1988 include:

  DATE                       ACQUISITION                                   PRODUCT CATEGORY
---------  -----------------------------------------------  -----------------------------------------------
  11/96    Compressor Division-Dee Blast                    Air Power Products
  05/96    Woodwinds                                        Air Distribution Accessories
  01/96    Ex-Cell Manufacturing Company, Inc.              Air Power Products
  11/95    Cody West                                        Air Distribution Accessories
  05/95    Flexible Air Movers                              Air Distribution Accessories
  04/95    WinPower Division-Pierce Co.                     Air Power Products
  04/95    SWC Industries, Inc.                             Plumbing Fixtures
  04/91    Energair Division-Ingersoll Rand                 Air Power Products
  09/90    Norris Division-Masco                            Plumbing Fixtures
  10/89    Air Devices Division-Continental                 Air Distribution Accessories
  04/89    Norflex Division-Rachels                         Air Distribution Accessories
  12/88    Reliable Metal Products                          Air Distribution Accessories
  11/88    Kilgore Plumbing Products, Inc.                  Plumbing Fixtures

INDUSTRY OVERVIEW

    The building products industry consists of a large number of companies that manufacture materials and equipment used primarily in two end markets: (i) the repair, renovation and remodeling of existing buildings and (ii) the construction of new buildings. Both of these end markets are further subdivided into residential and non-residential categories, with the non-residential category consisting of construction or renovation of buildings and structures for the industrial, commercial, government and infrastructure markets. According to the United States Department of Commerce (the "USDC"), new construction spending in the United States totaled $569 billion in 1996.

    The most important factors influencing demand for the Company's Air Distribution Accessories and Plumbing Fixtures are new residential and commercial construction activity as well as residential repair and remodeling. For Air Power Products, the growth in the DIY and home improvement retail channel is one of the greatest factors driving demand. Accordingly, demand for the Company's products is affected by residential housing starts and existing home sales, commercial construction activity, the age and size of the U.S. housing stock, and overall home improvement expenditures. The expected continuing growth of the DIY and home improvement retail distribution channel provides the Company with an opportunity to increase share as this sector continues to experience rapid growth and consolidation among the large, well-positioned retailers with whom the Company has strong relationships.

    RENOVATION/REPAIR. Management believes that approximately 45% of the Company's 1996 sales were derived from spending associated with renovation and repair activities, which encompass spending associated with renovation, repair and remodeling activities for both residential and non-residential buildings and structures. According to the USDC, the residential portion of the renovation/repair category is large and fragmented, and has experienced significant growth over the last 25 years, expanding from approximately $15 billion of expenditures in 1970 to $115 billion of expenditures in 1995, representing a CAGR of 9%. There are a number of reasons for this growth, including an expansion in the total number of existing homes sold as a percentage of total home sales in the United States, an increase in the average size of single-family homes and an increase in the average age of existing homes. The National Association of Homebuilders (the "NAH") calculates that existing home sales as a percentage of total U.S. housing transactions have grown from 47% in 1970 to 69% in 1996, and that the average age of a U.S. home increased from 23 years in 1985 to 28 years in 1993. Management believes that the relatively high percentage of existing home sales and the increased age of U.S. housing inventory suggest that repair and remodeling expenditures will continue to experience significant growth as a greater proportion of such spending occurs shortly before and after a home sale and that an increased average home age encourages greater demand for renovation. Additionally, the rapid expansion of building product retail chains, which have made building products more accessible for "do-it-yourselfers," has contributed to the overall growth in the renovation/repair category.

    RESIDENTIAL CONSTRUCTION. This category encompasses spending associated with the construction of both single-family and multi-family residences. Building activity in the residential construction market is often measured in terms of housing starts, which vary with job growth, population growth and other demographic trends, as well as the state of the economy and interest rates. According to the NAH, housing starts in 1996 totaled 1.48 million units, consisting of 1.16 million single family and 0.32 million multi-family housing starts. Since 1985, single family housing starts have exceeded one million units in all but two years (1990 and 1991), while multi-family housing starts have averaged 350,000 units per year during the same period. Another factor driving increased demand for building products has been an increase in the average size of homes built in the United States. In 1996, the average single-family home contained 1,950 square feet of space, compared to 1,385 square feet in 1970 and 1,595 square feet in 1980. According to the USDC, total spending in the United States for new housing units in 1996 totaled approximately $176 billion, which represented an 8% increase over 1995 levels.

    NON-RESIDENTIAL CONSTRUCTION. This category encompasses spending associated with the construction of new buildings and structures for the commercial, industrial, government and infrastructure markets. Commercial construction is currently enjoying a resurgence in the United States after being depressed in the early years of this decade. The reasons behind the weakness in commercial construction in the early 1990s included an oversupply of space caused by tax-driven and speculative overbuilding in the 1980s, a reduction in the availability of bank and other financing for new building construction and a recession which diminished demand for office and retail space. Commercial construction activity began to rebound in 1992 and continues to increase as evidenced by contracts awarded for new office space, which grew from 85 million square feet in 1992 to 134 million square feet in 1996 and is projected to continue to grow for the next several years according to The Economic and Real Estate Outlook. Factors driving this growth include a strengthening economy, increased availability of financing and falling vacancy rates. According to The Economic and Real Estate Outlook, vacancy rates of downtown office space are the lowest in 10 years, having declined steadily from a high of 18% in 1992 to 14% in 1996, and are projected to continue to decline. Suburban office space vacancy rates have declined rapidly from a high of 24% in 1986 to a historic low of 11% in 1996. Demand for new commercial construction is projected to remain strong as growth in office employment continues to rebound from no growth in 1992. According to the USDC, total spending in the United States for non-residential construction in 1996 totaled approximately $322 billion, which represented a 4% increase over 1995 levels.

COMPANY PRODUCTS

    AIR DISTRIBUTION ACCESSORIES. The Company is a leading domestic supplier of air distribution accessories for HVAC applications. Within the HVAC market, the Company competes in four major product market categories including (i) residential and light commercial registers, (ii) residential vent systems, (iii) duct products and (iv) heavy commercial products. Management believes the Company is one of the largest North American manufacturers of products for the distribution of conditioned air and the venting of combustion by-products and that the Company has a leading market position in the United States in the residential and light commercial register market. The Company is aggressively leveraging this market share position to increase its presence in the residential vent systems and duct products market categories. The Company markets its products under the Hart & Cooley-Registered Trademark-, Metlvent-Registered Trademark-, Reliable-TM-, Tuttle &
Bailey-Registered Trademark-, Woodwinds-TM- and Valley-TM- brand names. The Company manufactures more than 8,000 air distribution items, including metal grilles, registers and diffusers, gas vent and chimney systems, flexible duct, louvers, terminal units and electric duct heaters. The Company generally produces products on a high-volume, low-cost basis. In addition, the Company supplements its product line with custom-engineered products designed to meet specific size or performance requirements.

    PLUMBING FIXTURES. The Company is a leading domestic producer of high-quality ceramic china bathroom fixtures, including toilets and lavatories. The Company also produces enameled steel bathtubs and sinks, and acrylic whirlpool tubs as well as brass and plastic trim and fittings. The Company's Plumbing Fixtures products are largely targeted at the high-volume, medium price point category and are primarily sold to the residential new construction and remodeling market. The Company sells these products under the Mansfield-Registered Trademark- and Swirl-way-Registered Trademark- brand names, which are widely recognized among wholesale distributors and plumbing contractors as high-quality, reasonably priced plumbing fixtures. The Company has recently increased its kiln capacity and expanded its casting operations. The Company believes its short lead times have enabled it to capture market share from other producers who are less able to deliver product in a timely fashion. Due to its long history, strong reputation with plumbers and contractors nationwide and broad distribution network, management believes the Company has leading market positions in its primary product categories including ceramic china and enameled steel.

    AIR POWER PRODUCTS. Within the Air Power Products market, the Company competes in four major products market categories including (i) compressors,
(ii) pressure washers, (iii) portable generators and (iv) air tools. The Company is the leading domestic producer of consumer and commercial air compressors for home improvement applications and is also the leading domestic manufacturer of pressure washers. Air compressors are used as an alternative to electricity in a wide variety of industrial, manufacturing and general home-use applications. The Company manufactures a broad line of air compressors in the 3/4 to 10 horsepower range. These air compressors are electric or gasoline-driven with either oil-lubricated or oil-free pumps and are marketed under a number of brand names, including Air America-Registered Trademark-, Charge Air
Pro-Registered Trademark-, Pro 4000, Pro Air II-TM- and Steel
Driver-Registered Trademark-. The Company also manufactures air compressors under private-label programs, the most significant of which is the Craftsman-Registered Trademark- label for Sears, for which the Company is the sole supplier. With the recent acquisition of Ex-Cell in January 1996, the Company has become the leading domestic manufacturer of pressure washers and has made significant advances in product depth, manufacturing capability and overall market presence. In addition, the Company manufactures a line of electric generators and sells a variety of accessory items such as paint spray guns, nailers and staplers, pneumatic tools, sanders and air hoses for use in home improvement applications. New products introduced in the past two years include pressure washers, electric generators, and OEM compressors.

    Certain of the Company's products accounted for more than 10% of consolidated net sales in 1994, 1995 and 1996. Such products included residential grilles, registers and diffusers as a group, which contributed 11%, 11% and 9% to net sales in 1994, 1995 and 1996, respectively; ceramic china bathroom fixtures, which contributed 25%, 22% and 17% in 1994, 1995 and 1996, respectively; and air compressors, which contributed 27%, 28% and 23% in 1994, 1995 and 1996, respectively. Pressure washers accounted for 13% of net sales in 1996.

MARKETING AND DISTRIBUTION

    The Company markets and distributes its products nationwide through a variety of distribution channels. Based on 1996 net sales, approximately 52% of the Company's products are distributed to wholesalers and manufacturers' representatives who sell to contractors serving the residential and commercial construction markets. Approximately 48% of the Company's net sales are made to mass merchandisers, retail chains and DIY outlets, which sell to homeowners and contractors. Falcon has a broad and established distribution network encompassing both wholesale and retail channels throughout the United States and Canada.

    WHOLESALE DISTRIBUTION. The Company has developed one of the most extensive wholesale distribution networks in the building products industry. The Company markets its residential and light commercial Air Distribution Accessories throughout the United States through more than 750 wholesale distributors who sell to HVAC contractors. The Company markets its ceramic china, acrylic whirlpool baths and enameled steel bathroom fixtures and brass fittings through more than 750 wholesale distributors through manufacturers' representatives. These wholesale distributors sell to plumbers, building contractors and remodelers. The Company is an important supplier to these wholesale distributors, and management believes it typically represents between five and ten percent of many of the leading wholesalers' total revenues. The Company provides sales support to distributors through a direct field sales staff and a customer service group and uses independent representatives to supplement the field sales coverage. The Company markets its heavy commercial products nationwide to HVAC contractors through more than 150 commercial representatives, supported by the Company's regional sales managers and customer service group.

    RETAIL DISTRIBUTION. The Company supplies an increasing amount of Air Distribution Accessories, Plumbing Fixtures and substantially all of its Air Power Products through the DIY and home improvement channels, which in turn sell to consumers and contractors. These channels are comprised of mass merchants, warehouse clubs, home centers, hardware cooperatives and farm and fleet cooperatives, including leading retailers such as Sears, Sam's Club, Wal-Mart, Lowe's, Price-Costco, The Home Depot and HomeBase. The Company services these consumer channels through a direct sales staff and manufacturers' representatives. The Company uses electronic data interchange technology with all of its customers that possess such capability, which allows the Company to respond quickly to shifts in the marketplace.

    Falcon plans to unveil a number of additional initiatives that will help to expand retail penetration for all of its product categories. Such initiatives include consumer-oriented marketing brochures and literature targeted at DIY and home improvement customers. The Company plans to initiate a quick delivery, low minimum order program for certain product categories, offering a selection of products that are not normally inventoried by most retailers. This new special order program, combined with new product styles, will enable retailers to place more dependence on the Company for all their program requirements.

MANUFACTURING

    The Company has focused on being a low-cost producer in each of the markets it serves, primarily through cost reduction initiatives at the manufacturing level, including product design, capital investment, total quality management and employee involvement programs. The Company has realized significant productivity growth due to the use of new equipment, improvements in plant layout, alignment of operations and a more flexible work environment, and expects to continue to improve operational efficiencies, cost structure and service capabilities through implementation of proposed expansion projects.

    The Company manufactures its products in thirteen primary manufacturing facilities throughout the United States. The Company's main plant for the manufacture of Air Distribution Accessories is located in Holland, Michigan with four additional manufacturing and warehouse facilities located primarily in the Midwest where steel, aluminum and mylar are fabricated into grilles, registers, diffusers, gas venting, chimney products and flexible duct. Falcon's main plant for the production of Plumbing Fixtures in Perrysville, Ohio produces ceramic china and brass valve products using internally developed manufacturing processes which generate through-put levels that management believes are among the highest in the industry. The Kilgore, Texas and Walnut, California facilities produce both ceramic china and enameled steel products. Acrylic whirlpools are produced in the Henderson, Texas plant. The Company manufactures Air Power Products in Jackson, Tennessee and Decatur, Arkansas, using the latest manufacturing methods for the manufacture of air compressors, pressure washers and generator products.

    The Company believes that its manufacturing facilities are up-to-date and, in some cases, state-of-the-art. Falcon has invested significant capital promoting technological developments with two specific focuses: (i) accelerating new product introductions; and (ii) developing more cost-effective product designs. In early 1995, Falcon installed new kilns in two of its Plumbing Fixtures facilities which resulted in an increase of approximately 15% in overall manufacturing capacity. To reduce labor costs and further increase yields in its ceramic china manufacturing facilities, in 1997, Falcon plans to install additional new refire kilns and to automate finishing and handling tasks. In its enameled steel facilities, Falcon plans to automate certain welding, washing and press lines. The Company has recently completed a capital improvement project at its Decatur, Arkansas facility and is expanding its principal Jackson, Tennessee facility. In addition, the Company has consolidated two manufacturing facilities into the Decatur, Arkansas facility.

COMPETITION

    The Company competes in each of its markets with several national and regional suppliers of building products. In the HVAC market, the Company competes primarily with one other large HVAC manufacturer and with several other national and regional suppliers of HVAC products. In the plumbing fixtures market, the Company competes with three national manufacturers of plumbing products as well as with several other regional producers. In the air compressor market, the Company is the largest of the three primary suppliers of consumer and commercial air compressors. Some of the Company's competitors are larger, have greater financial resources and are less leveraged than the Company. The Company competes on the basis of competitive prices, prompt availability, product differentiation, quality products and services and a broad product offering.

PATENTS, TRADEMARKS AND LICENSES

    The Company has been issued several patents worldwide. The Company believes that its patents are important to its business operations; however, the Company does not believe that the expiration or loss of any of its patents would have a material adverse effect on the Company.

    The Company owns a number of trademarks, including Hart &
Cooley-Registered Trademark-, Metlvent-Registered Trademark-, Reliable-TM-, Tuttle & Bailey-Registered Trademark-, Woodwinds-TM-, Valley-TM-, Mansfield-Registered Trademark-, Swirl-way-Registered Trademark-, Air America-Registered Trademark-, Charge Air Pro-Registered Trademark-, Ex-Cell-Registered Trademark- and Pro Air II-TM-. The Company also has several licenses for various trademarks, including a license to use the DeVilbiss trademark. The DeVilbiss license has a 10-year term which expires in April 2000 and may be renewed for two successive 10-year periods. The Company believes that its trademarks and its licenses are important to its business operations, but does not believe that the expiration or loss of any trademark or license would have a material adverse effect on the Company.

RAW MATERIALS AND SUPPLIERS

    The raw materials and component parts used in the Company's operations include steel, aluminum, clay, mylar and electric motors. Most of the Company's purchases are sourced domestically and nearly all of the Company's purchases are readily available through multiple sources. During 1995, a world-wide shortage of mylar occurred, restricting availability and increasing cost. By the end of 1995, availability had improved due to the Company's shift from single source purchasing to multisource purchasing. In the last five years, the Company has not experienced any other shortages that materially affected production. Purchases are typically made through blanket order releases that span a period from several months up to one year. In 1995, the Company encountered double-digit inflation in prices of certain basic raw materials and components used in the manufacturing process. The total raw material and component parts cost inflation in 1995 increased Falcon's 1995 cost of sales approximately $18.2 million. During 1996 these costs eased and, for some specific items, declined below year-end 1995 levels.

BACKLOG

    The Company's backlog at June 30, 1996 and June 30, 1997 was $22.9 million and $26.1 million, respectively. Historically, substantially all of the Company's backlog has been shipped within the next month.

EMPLOYEES

    The Company had approximately 4,100 employees as of December 31, 1996. Approximately 2,700 hourly employees are covered by seven collective bargaining agreements expiring through 2001. The Company anticipates that it will renegotiate and renew its union contracts as they expire and does not anticipate any material labor disruptions as a result of renewal of any of its union contracts. The Company believes that its labor relations are satisfactory at all of its facilities.

ENVIRONMENTAL MATTERS

    The Company's operations are subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters, the generation, handling, storage, transportation, treatment and disposal of waste and other materials and health and safety matters. The Company believes that its business, operations and facilities have been and are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. However, the operation of manufacturing plants entails risks in these areas, and there can be no assurance that the Company will not incur material costs or liabilities in the future. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future.

    The Company is involved in environmental proceedings initiated by state or local governmental agencies pertaining to two of its facilities. The Company is currently working with the appropriate agencies on a remedial plan for the closure of an on-site landfill at the Company's Holland, Michigan facility that is currently estimated to cost approximately $0.4 million. The Company is also working with the appropriate agencies on a remedial plan for the closure of one on-site and four off-site landfills at or near the Company's Perrysville, Ohio facility, which is currently estimated to cost approximately $1.0 million. In addition, the Company is in the process of making capital alterations at its Perrysville, Ohio foundry in response to an environmental compliance variance. The Company believes that its reserves are adequate and that its liabilities for these matters will not have a material adverse effect on the Company's financial condition, annual results of operations or competitive position; however, there can be no assurance that the Company will not incur costs or liabilities in the future that will have a material adverse effect on the Company. Capital expenditures and expenses (including ordinary course of business hauling and disposal expenses) in 1996 attributable to environmental matters were not material in relation to the Company's consolidated financial position or results of operations.

PROPERTIES

    The Company believes its manufacturing, warehouse and office facilities are suitable, adequate and have sufficient manufacturing capacity for its current requirements. The Company also believes that its facilities are being utilized consistent with the Company's plans and have ample capacity. The Company's principal facilities consist of the following:

                                                                                      OWNED/
                                                                                       LEASE          APPROX.
LOCATION                                              PRINCIPAL USE                 EXPIRATION     SQUARE FOOTAGE
----------------------------------------  --------------------------------------  ---------------  --------------
Holland, Michigan                         Office, Manufacturing                          Owned          613,000
Kilgore, Texas                            Office, Manufacturing, Warehouse               Owned          544,000
Perrysville, Ohio                         Office, Manufacturing, Warehouse               Owned          494,200
Walnut, California                        Office, Manufacturing, Warehouse               Owned          414,000
Jackson, Tennessee                        Office, Manufacturing, Warehouse               Owned          341,100
Huntsville, Alabama                       Office, Manufacturing                          Owned          219,000
Memphis, Tennessee                        Office, Manufacturing, Warehouse            10/97 (1)         204,000
Geneva, Alabama                           Office, Manufacturing                          Owned          203,000
Shelby, Ohio                              Warehouse                                         (2)         171,500
Sanger, California                        Office, Manufacturing, Warehouse            12/97 (3)         142,000
Henderson, Texas                          Manufacturing, Warehouse                       Owned          124,600
Decatur, Arkansas                         Office, Manufacturing, Warehouse               Owned          105,980
Jackson, Tennessee                        Manufacturing, Warehouse                        8/98          103,000
Jackson, Tennessee                        Warehouse                                      12/97           90,000
Sparks, Nevada                            Distribution Center                            12/00           73,000
Big Prairie, Ohio                         Manufacturing                                  Owned           60,000

------------------------

(1) Subject to one-year option to renew.

(2) Month-to-month tenancy.

(3) Subject to five-year option to renew.

LEGAL PROCEEDINGS

    The Company is involved from time to time in various legal proceedings and claims incident to the normal conduct of its business, including the environmental matters described above. Although it is impossible to predict the outcome of any pending legal proceeding, the Company believes that such legal proceedings and claims, individually and in the aggregate, either are without merit, are covered by insurance or are adequately reserved for, and will not have a material adverse effect on its financial condition or results of operations.

    In addition to the matters covered by the preceding paragraph, in May 1994, the ULC suspended its recognition of HTPV for gas appliance systems, including the Ultravent-Registered Trademark- product distributed by the Company. This action resulted from reports of problems with HTPV, including improper installation, cracking, inadequate joint adhesion, and related safety hazards, including the potential for carbon monoxide emission. In June 1994, as a result of the ULC action, the MCCR suspended sales of HTPV in the Province of Ontario. Other provinces of Canada have taken similar action. Pursuant to an MCCR order, appliance systems in Ontario with HTPV have been remediated. Most gas appliance manufacturers in Canada and the United States no longer certify HTPV for use with their products. As a result, the

Company discontinued sales of its HTPV product in 1997. Company sales of Ultravent-Registered Trademark- products in the United States and Canada in 1995 and 1996 were minimal.

    The Company is a defendant in a suit in Canada captioned ONTARIO NEW HOME WARRANTY PROGRAM V. CHEVRON CHEMICAL CORP. ET AL--Ontario Court--General Division--No. 22487/96, which was filed on February 27, 1996 against 24 entities including heating appliance manufacturers, plastic vent manufacturers and distributors, public utilities and listing agencies by the Ontario New Home Warranty Program, which is responsible for the cost of correcting appliances equipped with HTPV in new home construction in Ontario. This suit seeks damages of Cdn $125 million from all of the defendants. The Company is also a defendant in a lawsuit captioned GOODMAN MANUFACTURING COMPANY V. CHEVRON CHEMICAL CORP. ET AL-- County Court--Harris County, Texas--No. 96-15816 in which the Company has been sued along with two other defendants for reimbursement of costs associated with Goodman Manufacturing Company's HPTV corrective action program. In a lawsuit captioned RHEEM CORP. ET AL V. GENERAL ELECTRIC CO.--Superior Court--Suffolk Country, Massachusetts--No. 97-1709-B, filed March 31, 1997, the Company and two other defendants have been sued by seven furnace manufacturers which are seeking reimbursement for costs expected to be incurred as a result of corrective action programs to be conducted in connection with furnace systems vented with HTPV. On April 1, 1997, the Company filed its own legal action captioned HART & COOLEY, INC. V. AMANA REFRIGERATION, INC.--Circuit Court--Ottowa County, Michigan--No. 9727729-NP against all identifiable appliance manufacturers that certified HTPV for use with their appliance system including the plaintiffs in the Texas and Massachusetts actions. In its suit, the Company is seeking damages for costs it has incurred and declaratory relief for costs that may be incurred in the future as a result of the conduct of appliance manufacturers that certified their products for use with HTPV. The Company has also been named in a class action lawsuit regarding HTPV captioned ENGEL V. CHEVRON CHEMICAL CORP. ET AL--Circuit Court--Rutherford County, Tennessee--No. 37715, filed January 9, 1997. In this case, the Company is a defendant along with its principal competitor in the HTPV business, a resin supplier and a furnace manufacturer that has been joined as a representative of a defendant class consisting of all appliance manufacturers. The plaintiffs seek damages on behalf of all persons in the United States with appliance systems that are vented with HTPV.

    The Company is engaged in ongoing discussions with the CPSC, which has been advised of the ULC action and the actions taken by the MCCR. The CPSC continues to investigate HTPV and has met with all of the manufacturers of HTPV, various appliance manufacturers and other entities with technical expertise. The CPSC's concerns focus on the heating appliance system, the plastic resin used to manufacture the venting and improper installation. While no definitive action has been decided upon, the Company is aware that the CPSC is considering a corrective action program involving HTPV, that would impact heating appliance manufacturers, plastic resin manufacturers and HTPV manufacturers, including the Company. However, certain appliance manufacturers, the plastic resin manufacturer and the HTPV manufacturers and distributors, including the Company, are currently participating in a non-binding facilitative mediation process which seeks to develop and implement a voluntary HTPV corrective action program. The CPSC has indicated that it will delay initiating proceedings mandating a corrective action program while these parties are involved in this mediation process. It is not possible at this time to predict the outcome of the mediation.

    With respect to these matters, the Company, on September 16, 1996, filed an action in state court in Illinois against certain insurance carriers captioned HART & COOLEY, INC. V. NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA ET AL--Circuit Court of Cook County, Illinois--No. 96-CH-9947. The Company is seeking a declaratory judgment, damages for breach of contract and specific relief requiring the insurance carrier, pursuant to the terms of the Company's insurance policies, to defend and reimburse the Company for costs and legal expenses arising from Ultravent-related claims. The amount at issue cannot be determined at this time. The insurance carriers have denied coverage on a number of grounds, including (i) that there has been no property damage, bodily injury or occurrence, as those terms are defined in the insurance policies, (ii) that various exclusion in the insurance policies apply with respect to damage to the Company's own products, the failure of its products to perform, and product recalls,

(iii) that the Company knew or should have known of the existence of alleged problems with Ultravent and (iv) that other insurance, which should be called on prior to the policies of these insurers, is available. The insurance carriers have filed motions to dismiss the Company's lawsuit.

    While it is impossible at this time to give a firm estimate of the ultimate cost to the Company, management currently believes that the after-tax cost to the Company of resolving the Ultravent matters, discussed above, should range from a non-material amount to $20.0 million, after considering numerous factors including, in certain scenarios, the possibility of third-party reimbursements and insurance recoveries. It is possible that, in the event that a number of the factors referenced above were resolved adversely to the Company and no third party reimbursements or insurance recoveries were received, the upper limit of such range would be exceeded. While no assurance can be given, the Company believes at this time that the ultimate resolution of these matters will not have a material effect on the Company's financial condition, but may have a material effect on future results of operations in the period recognized.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the name, age and position of each of the directors and executive officers of the Company.

    Each director of the Company will hold office until the next annual meeting of shareholders of the Company or until his successor has been elected and qualified. Officers of the Company will be elected by the Board of Directors of the Company and will serve at the discretion of the Board of Directors, subject to any applicable employment agreements.

NAME                                      AGE                                    POSITIONS
------------------------------------      ---      ---------------------------------------------------------------------
William K. Hall.....................          53   President, Chief Executive Officer, Chairman
William E. Allen....................          52   President, Air Power Products
Gus J. Athas........................          61   Executive Vice President, General Counsel and Secretary
Sam A. Cottone......................          56   Executive Vice President and Chief Financial Officer, Director
Edward G. Finnegan, Jr..............          35   Vice President-Corporate Development
Paul G. Fischer.....................          50   President, Plumbing Products
Lawrence B. Lee.....................          55   President, Air Distribution Accessories
Anthony J. Navitsky.................          41   Vice President-Finance and Treasurer
Christopher J. O'Brien..............          39   Director
Charles J. Philippin................          47   Director
Christopher J. Stadler..............          33   Director

    WILLIAM K. HALL has been a director, the President and Chief Executive Officer of Falcon since 1994, and was the President of Eagle from 1988 until June 1997. Mr. Hall became Chairman of the Board of Falcon upon the consummation of the Recapitalization. Mr. Hall was the Chief Executive Officer and a director of Eagle from 1990 to June 1997. Mr. Hall is a director of Gencorp and A.M. Castle & Co.

    WILLIAM E. ALLEN has served the Company as Vice President of Air Power Products from 1986 to 1989 and as President of Air Power Products since 1989. Prior to 1986, Mr. Allen was a director of marketing and sales at TRW Inc.

    GUS J. ATHAS has served as Senior Vice President, General Counsel and Secretary of Falcon since 1994. In connection with the Recapitalization, Mr. Athas was named Executive Vice President of the Company. He served as Senior Vice President of GAMI and as Senior Vice President, General Counsel and Secretary of Eagle from 1995 until June 1997. Prior to 1995, he served as Vice President and Assistant Secretary of Eagle.

    SAM A. COTTONE has served as Senior Vice President-Finance, Treasurer and Chief Financial Officer of Falcon since 1994. In connection with the Recapitalization, Mr. Cottone was named Executive Vice President of the Company. Mr. Cottone also became a director of Falcon upon the consummation of the Recapitalization. He was Senior Vice President of GAMI from 1995 until June 1997 and Senior Vice President-Finance, Chief Financial Officer and a director of Eagle from 1993 until 1995. He was a partner with Arthur Andersen LLP from 1973 to 1993.

    EDWARD G. FINNEGAN, JR. has served as Vice President-Corporate Development of Falcon since January 1996. From 1988 to 1996, he served in various executive capacities at Eagle, Equity Group Investments, Inc., and EGI Corporate Investments, Inc.

    PAUL G. FISCHER joined the Company in 1983 and has served as President of Plumbing Fixtures since 1988. Prior to 1983, Mr. Fischer served in various executive capacities for Interspace Corporation.

    LAWRENCE B. LEE has served as President of Air Distribution Accessories since 1985. Prior to 1985, Mr. Lee served in various capacities at Raybestos Manhattan, Inc.

    ANTHONY J. NAVITSKY has served as Vice President-Finance and Treasurer of the Company since March 1997. He served as Vice President and Treasurer of Eagle from 1990 to 1997 and as Vice President and Controller of GAMI from 1983 to 1990.

    CHRISTOPHER J. O'BRIEN became a director of Falcon upon the consummation of the Recapitalization. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since December 1993. Prior to joining Investcorp, Mr. O'Brien was a Managing Director of Mancuso & Company for four years. Mr. O'Brien is a director of Simmons Holdings, Inc., Star Markets Holdings, Inc., Prime Services Inc., CSK Auto, Inc. and The William Carter Company.

    CHARLES J. PHILIPPIN became a director of Falcon upon consummation of the Recapitalization. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since July 1994. Prior to joining Investcorp, Mr. Philippin was a partner of Coopers & Lybrand L.L.P. Mr. Philippin is a director of Saks Holdings, Inc., Prime Service, Inc., CSK Auto, Inc. and The William Carter Company.

    CHRISTOPHER J. STADLER became a director of Falcon upon the consummation of the Recapitalization. He has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since April 1, 1996. Prior to joining Investcorp, Mr. Stadler was a Director with CS First Boston Corporation. Mr. Stadler is a director of Prime Service, Inc., CSK Auto, Inc. and The William Carter Company.

DIRECTOR COMPENSATION

    Prior to the Recapitalization, the Company paid each of its directors who was not an officer or an employee of the Company or a subsidiary an annual retainer of $20,000 and a fee of $1,000 for each board and committee meeting attended. Directors were reimbursed for any expenses they incurred in attending meetings. In addition, each director was granted upon initial election and at each annual meeting of stockholders thereafter a 10-year option (vesting at the rate of 25% per year) to purchase 2,000 shares of Class A Stock with a per share exercise price equal to the fair market value per share Class A Stock on the date of grant. All of such options were redeemed in connection with the Recapitalization. See "The Recapitalization."

    The Company does not pay any additional remuneration to its employees or to executives of Investcorp for serving as directors, although such directors are reimbursed for expenses incurred in attending board meetings. See "--Executive Compensation." There are no familial relationships among any of the directors or executive officers.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth all cash compensation earned in the previous three fiscal years by the Company's Chief Executive Officer and each of the other six most highly compensated executive officers whose remuneration exceeded $100,000 (the "Named Executive Officers"). The current compensation arrangements for each of these officers are described in "--Employment Arrangements Following the Recapitalization" below.

                                                                        ANNUAL COMPENSATION       LONG TERM COMPENSATION AWARDS
                                                                       ----------------------  ------------------------------------
                                                                                               RESTRICTED   SECURITIES   ALL OTHER
                                                                                                 STOCK      UNDERLYING    COMPEN-
NAME AND PRINCIPAL POSITIONS                                           YEAR  SALARY    BONUS     AWARDS      OPTIONS       SATION
---------------------------------------------------------------------  ----  -------  -------  ----------   ----------   ----------

                                                                               ($)      ($)     ($) (1)        (#)        ($) (2)
William K. Hall (3)..................................................  1996  250,000  271,200        --       43,300        6,410
  President and Chief Executive Officer                                1995  241,551       --        --       53,300        6,200
                                                                       1994  234,058  214,500    79,800       40,000        5,938

William E. Allen.....................................................  1996  186,162  208,157        --       19,500       11,402
  President, Air Power Products                                        1995  171,102   50,117        --       22,100       12,399
                                                                       1994  162,537  160,796   198,000       15,000        9,313

Gus J. Athas (3)(4)..................................................  1996  144,731  122,040        --       32,200        6,410
  Executive Vice President, General                                    1995  126,174       --        --       40,000        6,200
  Counsel and Secretary                                                1994  127,193   91,000    53,400       30,000        5,938

C. Clifford Brake (3)................................................  1996  289,433  235,944        --           --       12,820
  Retired; Former Senior Vice                                          1995  142,164       --        --           --        6,200
  President-Operations                                                 1994  132,500  132,000    53,400           --        5,938

Sam A. Cottone (3)(4)................................................  1996  144,731  122,040        --       32,200        6,410
  Executive Vice President--Finance,                                   1995  136,048       --        --       40,000        6,200
  Treasurer and Chief Financial Officer                                1994  127,193   91,000    53,400       30,000        5,938

Paul G. Fischer......................................................  1996  183,475   82,013        --       17,350        7,680
  President, Plumbing Fixtures                                         1995  172,000       --        --       22,100       13,881
                                                                       1994  161,250  161,573   198,000       15,000       10,022

Lawrence B. Lee......................................................  1996  194,750   73,148        --       18,450        8,960
  President, Air Distribution Accessories                              1995  185,562       --        --       23,400       12,399
                                                                       1994  173,472  164,764   210,000       15,000       11,876

------------------------------

(1) Value on date of grant, November 3, 1994, of 6,650, 16,500, 4,450, 4,450,
    4,450, 16,500 and 17,500 restricted shares of Class A Stock granted to the above named officers, respectively. On December 31, 1996, the remaining shares of 3,325, 8,250, 2,225, 2,225, 2,225, 8,250 and 8,750 had a value of
    $49,044, $121,688, $32,819, $32,819, $32,819, $121,688 and $129,063,
    respectively. Subject to forfeiture for non-vesting, the grantees were entitled to any dividends declared on these shares. Shares vested at the rate of 25% over a four-year period from date of grant. All of such shares vested in connection with the Recapitalization, at which time they were repurchased by the Company.

(2) Amounts contributed to the Eagle Employee Savings Plan and accrued under an unfunded Supplemental Plan for Messrs. Hall, Cottone and Athas represent 50% of the actual contributions made. Amounts contributed and accrued for Mr. Brake under these plans represent 100% in 1996 and 50% in 1995 and 1994 of actual contributions made. Amounts shown in the table represent the amounts paid by the Company as a reimbursement to Eagle pursuant to the Corporate Services Agreement.

(3) The amounts for Salary and All Other Compensation for Messrs. Hall, Cottone and Athas, who also devoted 50% of their working time to Eagle, were neither set nor paid by the Company, but were determined and paid by Eagle. Such amounts reflect 50% of the total amounts paid to such executives for Salary and All Other Compensation by Eagle and the Company, which equal the amounts reimbursed to Eagle by the Company pursuant to the corporate services agreement between the Company and Eagle (the "Corporate Services Agreement"). The amounts for Salary and All Other Compensation paid to Mr. Brake were determined and paid by Eagle. Such amounts reflect 100% of the total amounts paid to Mr. Brake in 1996 and 50% of the total amounts paid to Mr. Brake in 1995 and 1994 for Salary and All Other Compensation by Eagle and the Company, which equal the amounts reimbursed to Eagle by the Company pursuant to the Corporate Services Agreement. Annual bonus targets were set by the Company and annual bonuses were remitted by the Company to Eagle for payment to these executives. All compensation and employment relationships with Eagle were terminated in connection with the Recapitalization.

(4) In connection with the Recapitalization, Messrs. Athas and Cottone were named Executive Vice Presidents. Prior to such times, Messrs. Athas and Cottone were Senior Vice Presidents of the Company.

    COMPENSATION RELATED TO THE RECAPITALIZATION

    Upon the consummation of the Recapitalization, 11 employees of the Company, including Messrs. Allen, Athas, Cottone, Fischer, Hall and Lee, received transaction incentive bonuses as a result of arrangements approved by the Company's pre-Recapitalization Board of Directors. These bonuses totaled approximately $3.1 million.

    Each person who, immediately prior to the consummation of the Recapitalization, held an option to purchase shares of Class A Stock granted under the Company's 1994 Stock Option and Restricted Share Plan (the "1994 Plan"), whether or not then exercisable, received from the Company for each share subject to such option an amount in cash equal to the excess, if any, of the Cash Price (as defined) over the per share exercise price of such option, and such option was canceled.

    The following table reflects the payments received by certain executive officers of the Company upon consummation of the Recapitalization under the transaction incentive arrangements and the 1994 Plan described above:

                                                                                        TRANSACTION
                                                                                         INCENTIVE     NET OPTION
NAME                                                                                       BONUS        PROCEEDS
--------------------------------------------------------------------------------------  ------------  ------------
William E. Allen......................................................................  $    500,000  $    373,095
Gus J. Athas..........................................................................       300,000       675,618
Sam A. Cottone........................................................................       300,000       675,618
Paul G. Fischer.......................................................................       375,900       361,936
William K. Hall.......................................................................       700,000       902,447
Lawrence B. Lee.......................................................................       399,000       378,566
Certain other employees...............................................................       557,040       561,022
                                                                                        ------------  ------------
  Total...............................................................................  $  3,131,940  $  3,928,302
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The total amount of all bonuses and payments with respect to options to executive officers was approximately $7.1 million.

    Shares of Class A Stock held by executive officers and directors of the Company were converted into the right to receive the same consideration as shares of Class A Stock held by other stockholders. Options held by executive officers and directors of the Company were treated in the same manner as options held by other option holders. See "Certain Transactions--Agreements with Certain Stockholders."

    EMPLOYMENT ARRANGEMENTS FOLLOWING THE RECAPITALIZATION

    Messrs. Hall, Cottone and Athas, as well as two other officers, have entered into employment agreements with the Company, effective as of the consummation of the Recapitalization (collectively, the "Employment Agreements"). Under the terms of the Employment Agreements, Mr. Hall serves as Chairman, President and Chief Executive Officer and receives a minimum base salary payable at an annual rate of $600,000, subject to adjustment. Mr. Cottone serves as Executive Vice President and Chief Financial Officer and receives a minimum base salary payable at an annual rate of $400,000, subject to adjustment, and Mr. Athas serves as Executive Vice President, General Counsel and Secretary and receives a minimum base salary payable at an annual rate of $330,000, subject to adjustment.

    The Employment Agreements also provide (i) for an annual bonus to be paid to the officers in accordance with goals to be mutually agreed upon by the Company and such officers, (ii) that the Company will establish a funded supplemental executive retirement plan in the cases of Messrs. Cottone and Athas or, in the case of Mr. Hall, a mutually satisfactory alternative plan, (iii) that such officers will receive 10-year stock options with respect to various percentages of the outstanding Falcon capital stock as of the consummation of the Recapitalization, (iv) that such officers have certain rights to "put" to the Company and the Company has certain rights to "call" from such officers unrestricted shares of Falcon capital stock owned by such officers and certain vested stock options held by such officers, and (v) that such officers are each required to retain or purchase a specific percentage of shares of Falcon capital stock as of the consummation of the Recapitalization.

    Each Employment Agreement is subject to a fixed term, unless earlier terminated by the Company or an officer. If an Employment Agreement is terminated by the Company, the termination is not effective until the later of three years after the consummation of the Recapitalization or two years after the notice of termination, unless the termination is for "Good Cause." If an Employment Agreement is terminated by an officer, the termination is not effective until 60 days after the notice of termination. Under the Employment Agreements if the Company terminates the employment of an officer without Good Cause or the officer terminates his employment for "Good Reason," the officer is entitled to receive severance benefits which include (i) the ability to exercise vested and outstanding stock options for the period ending on the earlier of the date that is 18 months from the date his employment is terminated or the specific expiration date stated in the options and (ii) for the period ending on the later of three years after the consummation of the Recapitalization or two years after notice of such termination, payment of the officer's base compensation at the rate most recently determined and an annual bonus in an amount equal to the latest bonus that would be paid if then targeted goals were achieved; the continuation of health, life and disability benefits; the provision of office space and secretarial services; the reimbursement for outplacement services; and the full vesting in all retirement and savings plans. If the officer dies while he is receiving severance benefits, such benefits will continue to be paid to his spouse, and if such spouse subsequently dies, to the officer's estate.

    "Good Cause" is defined as (i) the officer's conviction of any embezzlement or any felony involving fraud or breach of trust relating to the performance of the officer's duties, (ii) the officer's willful engagement in gross misconduct in the performance of his duties, (iii) the officer's death, or (iv) permanent disability which materially impairs the officer's performance of his duties.

    "Good Reason" exists if (i) the Company continues a reduction in compensation or expenditures for benefit plans, relocates outside the Chicago area or commits another material breach of the Employment Agreement for more than 30 days after being notified by the officer of such breach provided the officer has given notice to the Company within 30 days of first becoming aware of the facts constituting such breach, (ii) the Company gives the officer a notice of termination without Good Cause provided the officer terminates the Employment Agreement within 30 days of receiving such notice, (iii) a "change in control" occurs and the officer's employment is terminated by either party for any reason other than Good Cause, or (iv) the officer retires from the Company on a date that is mutually agreed upon by the Company and the officer.

    The Company has entered into agreements with each of Messrs. Allen, Ellis, Fischer and Lee that provide benefits in the event that the executives' employment is terminated, other than by reason of death, disability, Voluntary Termination or Termination with Cause (as defined in the agreements) within two years following a change in control of ownership of the subsidiary employer or the Company that occurs prior to September 30, 1997. Upon a covered termination, the executive will be entitled to receive a payment equal to two times the sum of base salary and bonus in effect at the time of termination. In addition, the Company will provide up to one year of outplacement assistance and will pay the executives' cost of continuing certain health care benefits for up to two years. Similar agreements have been entered into with twenty-two other employees of the Company's subsidiaries which provide for a lump sum payment equal to from six to 18 months of the employee's base salary plus bonus at the time of such employee's termination and the Company's payment of the costs for continuation of certain benefits for a specified period of time after such employee's termination.

    STOCK OPTION PLAN

    In order to attract, retain and motivate selected employees and officers, and to encourage such persons to devote their best efforts to the business and financial success of the Company, the Company adopted the Falcon Building Products, Inc. Stock Option Plan (the "Stock Option Plan") in connection with the consummation of the Recapitalization. The Stock Option Plan provides for the grant of options to purchase approximately 11% of the number of shares of capital stock of Falcon outstanding at the consummation of the Recapitalization.

    The Stock Option Plan provides that it may be administered by Falcon's Board of Directors (the "Board") or a committee designated by the Board. As of the date of this Prospectus, the Board has not designated such a committee and is administering the Stock Option Plan itself. The Board designates the employees of the Company who shall be eligible to receive awards under the Stock Option Plan, and the amount, timing and other terms and conditions applicable to such awards. Notwithstanding the foregoing, the Employment Agreements provide that each executive officer will receive a certain specified percentage of 10-year options with a per share exercise price equal to the Cash Price. Messrs. Hall, Cottone and Athas and other current executive officers and employees of the Company and its subsidiaries received options for approximately ten percent of the number of shares of capital stock of Falcon outstanding at the consummation of the Recapitalization. Approximately one percent of the outstanding shares of such stock has been reserved for future grants. Options will be exercisable in accordance with the terms established by the Board. Options will expire on the date determined by the Board, which shall not be later than the tenth anniversary of the grant date. The Stock Option Plan gives an optionee certain rights to "put" to the Company and gives the Company certain rights to "call" from the optionee, certain vested stock options and shares acquired upon exercise thereof.

    OPTION GRANTS IN FISCAL 1996

    Shown below is information concerning grants of options issued by the Company to the Named Executive Officers during fiscal 1996. In connection with the Recapitalization, all options held by the Named Executive Officers were accelerated and the holders of such options received the difference between the Cash Price ($17.75 per share) over the per share exercise price of such option. See "-- Compensation Related to the Recapitalization."

                                                                                                   POTENTIAL REALIZABLE
                                                                                                          VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                                      OF STOCK PRICE
                                                                                                       APPRECIATION
                                                                                                    FOR OPTION TERM(2)
                                                                                                 ------------------------
                                                                                                   5% ($)       10% ($)
                                            NUMBER OF    % OF TOTAL                               (ASSUMES     (ASSUMES
                                           SECURITIES      OPTIONS                                 $20.46       $32.58
                                           UNDERLYING    GRANTED TO                                 PRICE        PRICE
                                             OPTIONS      EMPLOYEES     EXERCISE                  AT END OF    AT END OF
                                             GRANTED      IN FISCAL       PRICE     EXPIRATION       10           10
NAME                                         (#)(1)         YEAR        ($/SHARE)      DATE        YEARS)       YEARS)
-----------------------------------------  -----------  -------------  -----------  -----------  -----------  -----------
William K. Hall..........................      43,300          14.2%        12.56     11/13/06      342,023      866,754
William E. Allen.........................      19,500           6.4%        12.56     11/13/06      154,029      390,339
Gus J. Athas.............................      32,200          10.5%        12.56     11/13/06      254,345      644,560
Sam A. Cottone...........................      32,200          10.5%        12.56     11/13/06      254,345      644,560
Paul G. Fischer..........................      17,350           5.7%        12.56     11/13/06      137,046      347,302
Lawrence B. Lee..........................      18,450           6.0%        12.56     11/13/06      145,735      369,321

------------------------

(1) Options were for Class A Stock and were scheduled to vest at the rate of 25% per year over a four year period from the date of grant.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Class A Stock. The actual value, if any, which a Named Executive Officer could have realized upon the exercise of stock options at December 31, 1996 was based upon the difference between the market value of the Company's Class A Stock on such date and the exercise price.

    AGGREGATE OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

    The following table sets forth for the Chief Executive Officer and the other Named Executive Officers information with respect to December 31, 1996 as to securities underlying unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Class A Stock. None of such Named Executive Officers exercised any options during fiscal 1996. All of such options were accelerated and canceled in connection with the Recapitalization. See "--Compensation Related to the Recapitalization."

                                                             SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS HELD       IN-THE-MONEY OPTIONS
                                                          AS OF DECEMBER 31, 1996 (#)   AT DECEMBER 31, 1996 ($)
                                                          ---------------------------  ---------------------------
NAME                                                      EXERCISABLE  NONEXERCISABLE  EXERCISABLE  NONEXERCISABLE
--------------------------------------------------------
William K. Hall.........................................      33,325        103,275       126,955        365,692
William E. Allen........................................      13,025         43,575        50,460        152,835
Gus J. Athas............................................      25,000         77,200        95,250        273,768
Sam A. Cottone..........................................      25,000         77,200        95,250        273,768
Paul G. Fischer.........................................      13,025         41,425        50,460        148,126
Lawrence B. Lee.........................................      13,350         43,500        52,215        155,800

    PENSION PLANS

    During fiscal 1996, eligible employees of the Company participated in the Falcon Cash Balance Pension Plan (the "Existing Cash Balance Plan"), a qualified "cash balance" defined benefit plan that covered eligible salaried and hourly employees of Falcon and its subsidiaries that adopted the plan. Certain officers of the Company participated in an Eagle sponsored Cash Balance Plan which mirrors the Existing Cash Balance Plan (collectively, the "Pension Plans"). The normal form of retirement benefit under the Pension Plans is an annuity payable at age 65 (the normal retirement age), although, in lieu of an annuity, a participant may elect to receive a lump sum payment at retirement or other termination of service. A participant's benefit is based on a bookkeeping account balance, which is the sum of 5% of the participant's compensation for each of the first 15 years of service and 6.5% of compensation for each year of service thereafter. The bookkeeping account balances are further credited with interest based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one-month period ending on the November 30 immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 1996 was 5.5%. Covered compensation includes salary, annual bonus, 401(k) deferrals and overtime, but excludes long-term incentive compensation.

    As of December 31, 1996, the estimated annual annuity benefits payable under the Pension Plans at normal retirement were $12,680, $51,541, $5,984, $18,077, $7,714, $53,066 and $39,450 for Messrs. Hall, Allen, Athas, Brake, Cottone, Fischer and Lee, respectively. Prior to the Recapitalization, the Company was responsible for a portion of the current costs of these benefits for Messrs. Hall, Cottone, Athas and Brake pursuant to a Corporate Service Agreement with Eagle. The Corporate Service Agreement was terminated in connection with the Recapitalization and the Company now bears all of the cost of these benefits for Messrs. Hall, Cottone and Athas, as well as its other employees. See "Certain Transactions."

    Subject to the provisions of the plans, the employee benefit plans maintained by the Company immediately prior to the consummation of the Recapitalization will continue to be maintained by the Company.

    STOCK PURCHASE PLAN

    In 1994, pursuant to the Company's senior executive stock purchase plan (the "Stock Purchase Plan"), certain executives purchased shares of Class A Stock coincident with the Company's Initial Public Offering and the Company loaned money to certain officers of the Company to enable them to purchase shares in the Company's Initial Public Offering. The loans were made on a full recourse basis and bear interest at the rate of 7.5% per annum, compounded semi-annually. The Company has agreed to repurchase shares of Class A Stock acquired pursuant to the Stock Purchase Plan by any such officer if, prior to November 2, 1997, his employment is terminated coupled with a change in control of the Company. The officers who purchased shares pursuant to the Stock Purchase Plan include Messrs. Hall (80,000 shares), Cottone (20,000 shares), Brake (20,000 shares), Athas (16,000 shares), Allen (24,000 shares), Fischer (24,000 shares), and Lee (12,500 shares). Pursuant to the Stock Purchase Plan, in the event of a change in control of the Company, or a termination of employment for any reason other than for cause, or death or disability, or retirement on or after age 65, the price at which the Company will repurchase an officer's shares of Class A Stock will be the higher of market value or original purchase price plus accumulated interest on such officer's related loan by the Company, less any distributions received on these shares. In the event of an officer's voluntary resignation prior to age 65, the purchase price will be the lower of these two prices. See "Certain Transactions."

    In connection with the Recapitalization, the Stock Purchase Plan was amended to permit the loans outstanding thereunder to remain outstanding. Concurrently, the Company adopted the Falcon Building Products, Inc. 1997 Senior Executive Stock Loan Plan (the "1997 Loan Plan") containing loan provisions similar to the Stock Purchase Plan. Loans under the 1997 Loan Plan will only be available to executives who do not have loans outstanding under the Stock Purchase Plan. At the consummation of the Recapitalization, loans in aggregate amount of approximately $342,000 to purchase shares of Class C Stock were made under the 1997 Loan Plan to four employees of the Company who are not Named Executive Officers.

    COMMITTEES OF THE BOARD OF DIRECTORS; COMPENSATION COMMITTEE INTERLOCKS AND
     INSIDER PARTICIPATION

    Prior to the consummation of the Recapitalization, the Board of Directors of Falcon consisted of Mr. Hall, Rod F. Dammeyer, Bradbury Dyer, III, Philip C. Kantz, Sheli Z. Rosenberg, Richard G. Sim, Robert L. Smialek and B. Joseph White. Of this group, only Mr. Hall currently serves as a director of the Company.

    Prior to the consummation of the Recapitalization, the Compensation Committee of the Board of Directors determined the Company's policy with respect to the nature and amount of all compensation of the Company's executive officers. In 1996, the Compensation Committee was comprised of Messrs. Dammeyer,
Kantz and White.           .

    Prior to the consummation of the Recapitalization, the following relationships existed: Mr. Hall, President and Chief Executive Officer of Falcon, was the Chief Executive Officer and a director of Eagle; Mr. Dammeyer was the Chief Executive Officer and a director of GAMI and Chairman of the Board of Directors of Eagle; EHL owned 100% of the outstanding common stock of GAMI; GAMI owned 100% of the outstanding common stock of Eagle; EHL's sole general partners were the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust; Mr. Zell was the trustee of such Zell Trust; Mark Slezak and Ms. Lurie were co-trustees of the Robert H. and Ann Lurie Trust; Messrs. Athas and Cottone were executive officers and directors of the Company and were executive officers of GAMI and Eagle and, in the case of Mr. Cottone, a director of Eagle. Mr. Dyer was a director of GAMI.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the capital stock of the Company. The table sets forth for such periods (i) each person known by the Company to be beneficial owner of more than 5% of each class of voting stock of the Company, (ii) each person who is a director or executive officer of the Company who beneficially owns shares of capital stock of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

    Holders of the Class A Stock are entitled to one vote per share and in the aggregate represent approximately 12% of the voting stock of Falcon. The holders of Class D Common Stock, $0.01 par value per share (the "Class D Stock"), are entitled to 446 votes per share and have approximately 88% of the voting power of Falcon.

                                                                                                     SHARES
                                                                                               BENEFICIALLY OWNED
                                                                                             -----------------------
                                                                                                NUMBER
                                                                                              OF SHARES      % OF
                                                                                                 (1)         CLASS
                                                                                             ------------  ---------
CLASS A VOTING STOCK
EHL (2)....................................................................................      783,354        75.8%
William E. Allen (3).......................................................................       21,818         2.1
Gus J. Athas (3)...........................................................................       13,636         1.3
Sam A. Cottone (3).........................................................................       13,488         1.3
Paul G. Fischer (3)........................................................................       21,818         2.1
William K. Hall (3)........................................................................       68,182         6.6
Lawrence B. Lee (3)........................................................................       11,364         1.1
All directors and officers as a group, including the above-named persons...................      156,669        15.2

CLASS D VOTING STOCK
INVESTCORP S.A. (4)(5).....................................................................       17,000       100.0%
SIPCO Limited (6)..........................................................................       17,000       100.0
CIP Limited (7)(8).........................................................................       15,640        92.0
Ballet Limited (7)(8)......................................................................        1,564         9.2
Denary Limited (7)(8)......................................................................        1,564         9.2
Gleam Limited (7)(8).......................................................................        1,564         9.2
Highlands Limited (7)(8)...................................................................        1,564         9.2
Nobel limited (7)(8).......................................................................        1,564         9.2
Outrigger Limited (7)(8)...................................................................        1,564         9.2
Quill Limited (7)(8).......................................................................        1,564         9.2
Radial Limited (7)(8)......................................................................        1,564         9.2
Shoreline Limited (7)(8)...................................................................        1,564         9.2
Zinnia Limited (7)(8)......................................................................        1,564         9.2
INVESTCORP Investment Equity Limited (5)...................................................        1,360         8.0

------------------------

(1) As used in the table above, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship, or otherwise has or shares (i) the power to vote, or direct the voting, of such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) EHL's general partners are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samuel Zell is the trustee of the Zell Trust. Mark Slezak and Ms. Lurie are co-trustees of the Robert H. and Ann Lurie Trust. Messrs. Zell and Slezak and Ms. Lurie disclaim beneficial ownership of the shares of Class A Stock beneficially owned by EHL. The address of EHL, Messrs. Zell and Slezak and Ms. Lurie is Two North Riverside Plaza, Chicago, Illinois 60606.

(3) The address of Messrs. Allen, Athas, Cottone, Fischer, Hall and Lee is c/o Falcon Building Products, Inc., Two North Riverside Plaza, Chicago, Illinois 60606.

(4) Investcorp does not directly own any stock in Falcon. The number of shares shown as owned by Investcorp includes all of the shares owned by INVESTCORP Investment Equity Limited (see (5) below). Investcorp owns no stock in Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited, Zinnia Limited, or in the beneficial owners of these entities (see
    (8) below). Investcorp may be deemed to share beneficial ownership of the shares of voting stock held by these entities because the entities have entered into revocable management services or similar agreements with an affiliate of Investcorp, pursuant to which each such entities has granted such affiliate the authority to direct the voting and disposition of the Falcon voting stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation with its address at 37 rue Notre-Dame, Luxembourg.

(5) INVESTCORP Investment Equity Limited is a Cayman Islands corporation, and a wholly-owned subsidiary of Investcorp, with its address at P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands.

(6) SIPCO Limited may be deemed to control Investcorp through its control of a company that indirectly is the beneficial owner of 100% of Investcorp's shares. SIPCO Limited's address is P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands.

(7) CIP Limited ("CIP") owns no stock in Falcon. CIP indirectly owns less than 0.1% of the stock in each of Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited (see (8) below). CIP may be deemed to share beneficial ownership of the shares of voting stock of Falcon held by such entities because CIP acts as a director of such entities, and the ultimate beneficial shareholders of each of those entities have granted to CIP revocable proxies in companies that own those entities' stock. None of the ultimate beneficial owners of such entities beneficially owns individually more than 5% of Falcon's voting stock.

(8) Each of CIP Limited, Ballet Limited, Denary Limited, Gleam Limited, Highlands Limited, Noble Limited, Outrigger Limited, Quill Limited, Radial Limited, Shoreline Limited and Zinnia Limited is a Cayman Islands corporation with its address at P.O. Box 2197, West Wind Building, George Town, Grand Cayman, Cayman Islands.

                              CERTAIN TRANSACTIONS

    Financing for the Recapitalization was provided in part by approximately $134.6 million of capital provided by Investcorp, its affiliates and other international investors organized by Investcorp. An affiliate of Investcorp was paid a fee of $5.0 million for services rendered outside of the United States in connection with the raising of the equity capital from the international investors.

    In connection with the Recapitalization, the Company paid Investcorp International, Inc. ("III"), an affiliate of Investcorp, advisory fees aggregating $4.2 million, and Invifin S.A., an affiliate of Investcorp, received fees aggregating $5.8 million for providing a standby commitment to fund the amount of the senior subordinated indebtedness and the Credit Facility. The Company also entered into an agreement for management advisory and consulting services (the "Management Agreement") for a five-year term with III, pursuant to which the Company prepaid III $5.0 million upon the consummation of the Recapitalization.

    The Company has in the past entered into agreements or arrangements with affiliates relating to legal services, acquisition services, financing services, and consulting arrangements. The fairness and reasonableness of any compensation paid to such affiliates and any material transactions between the Company and such affiliates in the future will be approved by a majority of the disinterested members of the Board of Directors or by an independent firm selected by such Board members. The Company believes that the terms and resulting costs of all related party transactions and agreements are no less favorable than those which could have been obtained from non-affiliated parties.

    In the past, the Company shared management, administrative and other responsibilities with Eagle pursuant to a Corporate Services Agreement. Total fees paid under this agreement were $2.4 million in 1994, $2.3 million in 1995 and $2.6 million in 1996. Pursuant to the Merger Agreement, the Corporate Services Agreement was terminated upon consummation of the Recapitalization and replaced with a similar agreement covering a transition period ending December 31, 1997, which does not cover management services and reduces the other services provided by Eagle thereunder.

    The law firm of Rosenberg & Liebentritt, P.C., of which Sheli Z. Rosenberg is a member, has rendered legal services to the Company. The Company paid this law firm $0.4 million in 1995 and $0.1 million in 1996.

    Prior to November 1994, the Company was included in the consolidated federal income tax returns of GAMI, the parent company of Eagle. In addition, the Company filed certain combined state tax returns with GAMI until the distribution to EHL in 1996. In December 1996, the Company paid GAMI $4.6 million for a final tax sharing payment for tax liabilities incurred while it was included in GAMI's income tax returns, pursuant to the GAMI-Falcon Disaffiliation Tax Sharing Agreement.

    In connection with the Initial Public Offering, the Company agreed with the Pension Benefit Guaranty Corporation that for five years it will remain jointly and severally liable for certain pension liabilities of GAMI, Eagle and their subsidiaries without regard to whether or not the sale of the Company's common stock to the public was sufficient to remove the Company from the group having joint and several liability for these pension plan liabilities. GAMI and Eagle have agreed to hold the Company harmless from any pension plan liabilities not attributable to the Company's pension plans, and the Company has agreed to hold them harmless from any liabilities attributable to such plans. The Company and Eagle have agreed to hold each other harmless from certain liabilities unrelated to the other's business.

    In 1994, the Company loaned money to certain officers of the Company to enable such officers to purchase shares in the Initial Public Offering at $12.00 per share. The Company loaned $0.9 million to Mr. Hall, $0.2 million to Mr. Cottone, $0.2 million to Mr. Brake, $0.2 million to Mr. Athas, $0.3 million to Mr. Allen, $0.3 million to Mr. Fischer and $0.1 million to Mr. Lee. The loans mature in seven years or earlier in certain circumstances and bear interest at the rate of 7.5% per year, compounded semi-annually payable upon maturity of the loans. At December 31, 1996, the balances of these loans were $1.04 million,

$0.26 million, $0.26 million, $0.21 million, $0.31 million, $0.31 million and $0.16 million for Messrs. Hall, Cottone, Brake, Athas, Allen, Fischer and Lee, respectively. See "Management--Executive Compensation--Stock Purchase Plan." In connection with the Recapitalization, the Stock Purchase Agreement pursuant to which the loans were issued was amended to permit the loans to remain outstanding.

    Certain members of Falcon's management and other accredited investors purchased an aggregate of $0.683 million in aggregate principal amount at maturity of Old Discount Notes and Management Discount Notes in the Original Offering. The Management Discount Notes are not included in the Exchange Offer. In addition, following the Recapitalization, certain members of Falcon's management purchased 62,800 shares of the non-voting Class C Stock at a price of $17.75 per share from Investcorp or its affiliates in order to provide management with the opportunity to increase its aggregate ownership from the amount that management retained in the Merger. In addition, the Company made loans, in amounts equal to 50% of the aggregate price of the shares to be purchased, to certain of such members of management who did not already have loans outstanding from the Company in connection with the loan program described in the prior paragraph. Such loans will mature in seven years, will bear interest at the same rate as Falcon's new senior secured revolving credit facility, and must be repaid with 20% of the after-tax portion of such employee's annual bonus.

AGREEMENTS WITH CERTAIN STOCKHOLDERS

    Prior to the consummation of the Recapitalization, FBP and Falcon entered into voting agreements (collectively, the "Voting Agreements") with EHL and with certain other stockholders who are members of Falcon's management (collectively, the "Subject Stockholders"). Pursuant to the Voting Agreements, the Subject Stockholders, who owned, as of the Record Date, an aggregate of approximately 71% of the outstanding shares of Class A Stock, agreed, among other things and subject to certain conditions, to vote in favor of the Merger Agreement and the Merger. The Voting Agreements also provided that the Subject Stockholders would make elections to retain 1,034,020 shares of Class A Stock. As a result of other stockholders also electing to retain shares of Class A Stock and the resulting proration, the Subject Stockholders retained approximately 940,000 shares of Class A Stock.

    The Voting Agreement among EHL, FBP and Falcon created certain rights and obligations in addition to those set forth in the Voting Agreements among certain officers of Falcon, FBP and Falcon. Among other things, this agreement provided that EHL would cause Eagle, its wholly-owned subsidiary, to provide certain corporate services to Falcon after the Recapitalization at commercially reasonable rates. This agreement also provided that, prior to the Recapitalization, EHL and Falcon, along with the investors in FBP who receive Falcon voting stock pursuant to the Recapitalization ("Voting Stock Investors"), would enter into a Stockholder Rights Agreement. The Stockholder Rights Agreement, as entered into at the consummation of the Recapitalization, contains the following provisions: (i) the right of first offer in favor of Falcon and Investcorp Investment Equity Limited in the event that EHL proposes to sell its Falcon stock to another person; (ii) the right in favor of the investors in FBP who received voting and non-voting stock in the Recapitalization to require EHL to sell its entire equity interest in Falcon upon the same terms and conditions agreeable to such investors; (iii) the right in favor of EHL to purchase securities offered by the Company in certain equity financings in order to allow EHL to maintain its level of equity ownership interest; (iv) the right in favor of EHL to sell shares in a change-of-control transaction proposed by Voting Stock Investors; (v) certain registration rights in favor of EHL; (vi) the obligation of EHL to enter certain "lock-up" agreements with underwriters in future public offers; and (vii) so long as EHL holds a certain percentage of the Class A stock, the right of EHL to receive certain information about the business and financial performance of Falcon. In connection with the consummation of the Recapitalization, the eight members of management of Falcon who are listed under the heading "Management--Directors and Executive Officers of the Company" entered into certain Stockholder Agreements containing provisions restricting the transfer of their Falcon shares, providing certain put and call rights and granting Falcon the right to purchase the shares of its stock held by an employee upon his or her termination.

                              THE RECAPITALIZATION

THE MERGER

    On March 20, 1997, the Company entered into the Merger Agreement with FBP. The Merger Agreement contemplated that FBP would be merged with and into Falcon, and each outstanding share of the Class A Stock would be converted into either
(i) $17.75 in cash (the "Cash Price"), or (ii) at the election of the holder of the Class A Stock, the right to retain one share of Class A Stock (a "Non-Cash Election"). On June 17, 1997, the Merger and the adoption of the Merger Agreement were approved by the vote of a majority of the shares of Falcon Class A Stock entitled to vote thereon, and FBP was merged with and into Falcon, with Falcon continuing as the surviving corporation. At the consummation of the Merger, 19,014,258 of the then issued and outstanding shares of Class A Stock were converted into cash and 1,034,017 shares were retained by existing stockholders. In addition, each person who, immediately prior to the consummation of the Recapitalization, held an option to purchase shares of the Class A Stock received a cash payment equal to the product of (i) the difference between the Cash Price and the option exercise price multiplied by (ii) the number of options held by such person. Each issued and outstanding share of capital stock of FBP was converted into a share of capital stock of Falcon upon the consummation of the Recapitalization.

CAPITAL STOCK FOLLOWING THE RECAPITALIZATION

                                                                                               SHARES OUTSTANDING
TITLE                                                                       AUTHORIZED SHARES   AT JUNE 30, 1997
--------------------------------------------------------------------------  -----------------  -------------------
Class A Common Stock, par value $0.01 per share...........................        1,034,020          1,034,017
Class B Common Stock, par value $0.01 per share...........................        6,900,000          6,721,537
Class C Common Stock, par value $0.01 per share...........................        2,048,980            844,273
Class D Common Stock, par value $0.01 per share...........................           17,000             17,000
Common Stock, par value $0.01 per share...................................       10,000,000                  0
                                                                            -----------------       ----------
Total.....................................................................       20,000,000          8,616,827
                                                                            -----------------       ----------
                                                                            -----------------       ----------

    Holders of the Class A Stock are entitled to one vote per share and holders of Class D Common Stock are entitled to 446 votes for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the DGCL. Upon the occurrence, at any future date, of a sale of 100% of the outstanding equity securities of Falcon or a public offering of any equity securities of Falcon, each share of Class A, Class B, Class C and Class D Common Stock of the Company will convert into one share of Common Stock of the Company.

THE CREDIT FACILITY

    GENERAL. As part of the Recapitalization, the Company entered into the Credit Facility with The Chase Manhattan Bank ("Chase"), as administrative agent, and the several lenders from time to time parties thereto, pursuant to a commitment letter and related term sheet, both of which are dated May 7, 1997 (the "Commitment Letter" and the "Term Sheet", respectively). The Credit Facility consists of the Term Loan Facility in an aggregate principal amount of $175.0 million and the Revolving Facility in an aggregate principal amount of up to $125.0 million (together with the Term Loan Facility, the "Loans"). The Term Loan Facility will mature in June 2005 and the Revolving Facility will mature in June 2003.

    All obligations of the Company are unconditionally guaranteed by each of the Subsidiaries of the Company other than special purpose vehicles ("SPVs") in connection with the Receivables Securitization Program and subsidiaries deemed to be immaterial. Indebtedness under the Credit Facility is secured by a first priority security interest in (i) all of the capital stock of each of the Company's Subsidiaries and 65% of the capital stock of any foreign subsidiary owned by the Company or any of its Subsidiaries other than

SPVs, (ii) substantially all of the inventory, equipment and real property of the Company and its Subsidiaries other than SPVs and (iii) substantially all other tangible and intangible assets of the Company and its Subsidiaries other than SPVs, but excluding, among other things, receivables sold in connection with the Receivables Securitization Program.

    TERM LOAN FACILITY. The Term Loan Facility consists of a term loan in an aggregate principal amount of $175.0 million, made in a single drawing upon the consummation of the Recapitalization. The Term Loan Facility will mature on June 17, 2005 and installments of the Term Loan Facility will be due in aggregate principal amounts of $1.0 million per annum for the first five years after the Recapitalization. Thereafter, the Company will make repayments in quarterly installments increasing from $9.5 million to $18.0 million, with a final payment of $36.0 million on June 17, 2005.

    REVOLVING CREDIT FACILITY. The Revolving Facility consists of a revolving credit facility in an aggregate principal amount of $125.0 million. The Company is entitled to draw amounts under the New Credit Facility to finance acquisitions and to meet the Company's working capital requirements. The Revolving Facility includes sub-limits for letters of credit and for swing line loans ("Swing Line Loans") available on same-day notice. The Revolving Facility will mature on June 17, 2003.

    INTEREST RATES. Interest accrues on the Loans with reference to the alternate base rate (the "Alternate Base Rate") plus the applicable interest margin. The Company may elect that all or a portion of the Loans, other than Swing Line Loans, bear interest at the eurodollar rate (the "Eurodollar Rate") plus the applicable interest margin. The Alternate Base Rate is defined as, on any date, the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1%, (ii) the secondary market rate for three-month certificates of deposit of money center banks, adjusted for reserves and assessments, plus 1.0% and (iii) the prime commercial lending rate of Chase. The Eurodollar Rate is defined as the rate at which eurodollar deposits for one, two, three or six months or (if and when available to all of the relevant lenders) nine or 12 months are offered to Chase in the interbank eurodollar market. The applicable interest margin for the Term Loan Facility is 2.0% for Base Rate loans and 3.0% for Eurodollar Rate loans. The applicable interest margin for the Revolving Facility is 1.5% for Base Rate loans and 2.5% for Eurodollar Rate loans. The interest margins on the Revolving Facility are subject to reduction based on the Company's ability to meet certain financial tests.

    MANDATORY AND OPTIONAL PREPAYMENT. The Term Loan Facility shall be prepaid, subject to certain conditions and exceptions, with (i) 100% of the net proceeds of any incurrence of indebtedness (other than permitted indebtedness) by the Company or its subsidiaries, (ii) after the repayment of the Securities in connection with the exercise by the Company of certain redemption options available to the Company in connection with a public offering described under "Description of the Securities," 50% of the net proceeds of issuances of equity after the Recapitalization by the Company or any subsidiary and (iii) 100% of the net proceeds of certain asset dispositions. In addition, commencing in fiscal 1998, the Company will be required to make annual prepayments or commitment reductions on the Term Loan Facility and the Revolving Facility in an amount equal to 50% of the excess cash flow (as defined in the Credit Facility) of the Company and its Subsidiaries on a consolidated basis. The Credit Facility provides that the Company may prepay Loans in whole or in part without penalty, subject to minimum prepayments and reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of Eurodollar Rate loans.

    COVENANTS. The Credit Facility contains certain covenants and other requirements of the Company and its Subsidiaries. In general, the affirmative covenants provide for mandatory reporting by the Company of financial and other information to the agent and notice by the Company to the agent upon the occurrence of certain events. The affirmative covenants also include standard covenants requiring the Company to operate its business in an orderly manner and consistent with past practice.

    The Credit Facility also contains certain negative covenants and restrictions on actions by the Company including, without limitation, restrictions on indebtedness, liens, guarantee obligations, mergers, asset dispositions not in the ordinary course of business, investments, loans, advances and acquisitions, dividends and other restricted payments, capital expenditures, transactions with affiliates, change in business conducted and prepayment and amendments of subordinated indebtedness. The Credit Facility requires the Company to comply with certain financial covenants including interest coverage ratios and a maximum leverage ratio.

    EVENTS OF DEFAULT. The Credit Facility contains certain customary events of default including, without limitation, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, cross default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments and liabilities, defaults or judgments under ERISA, and change of control.

RECEIVABLES SECURITIZATION PROGRAM

    In connection with the Recapitalization, the Company amended its Receivables Securitization Program, which provides the Company with the ability to sell, with limited recourse, on a continuous basis, an undivided interest in all of its accounts receivable for cash, while maintaining a residual interest in the receivables. Market Street Funding Corporation, an affiliate of PNC Bank National Association ("PNC"), provides the five-year, $100.0 million Receivables Securitization Program. PNC serves as program administrator and liquidity agent with respect to an associated liquidity facility.

                         DESCRIPTION OF THE SECURITIES

    THE TERMS OF THE NOTES AND THE DISCOUNT NOTES ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THE OLD NOTES AND THE OLD DISCOUNT NOTES, RESPECTIVELY, EXCEPT FOR CERTAIN TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS RELATING TO THE OLD NOTES AND OLD DISCOUNT NOTES. THE DESCRIPTION OF THE SECURITIES CONTAINED HEREIN ASSUMES THAT ALL OLD NOTES AND OLD DISCOUNT NOTES ARE EXCHANGED FOR NOTES AND DISCOUNT NOTES, RESPECTIVELY, IN THE EXCHANGE OFFER. TO THE EXTENT THAT OLD NOTES REMAIN OUTSTANDING AFTER THE CONSUMMATION OF THE EXCHANGE OFFER, OLD NOTES AND NOTES WILL BE REDEEMED OR REPURCHASED PRO RATA PURSUANT TO THE PROVISIONS CONTAINED HEREIN. SIMILARLY, TO THE EXTENT THAT OLD DISCOUNT NOTES AND THE MANAGEMENT DISCOUNT NOTES, WHICH ARE NOT INCLUDED IN THE EXCHANGE OFFER, REMAIN OUTSTANDING AFTER CONSUMMATION OF THE EXCHANGE OFFER, OLD DISCOUNT NOTES, MANAGEMENT DISCOUNT NOTES AND DISCOUNT NOTES WILL BE REDEEMED OR REPURCHASED PRO RATA PURSUANT TO THE PROVISIONS CONTAINED HEREIN. IN ADDITION, AS THE OLD NOTES WERE, AND THE NOTES WILL BE, ISSUED UNDER THE NOTE INDENTURE, TO THE EXTENT THAT OLD NOTES REMAIN OUTSTANDING AFTER CONSUMMATION OF THE EXCHANGE OFFER, ANY ACTION DESCRIBED HEREIN AS PERMITTED OR REQUIRED TO BE TAKEN THEREUNDER BY A SPECIFIED PORTION OF THE HOLDERS OF THE NOTES MAY ONLY BE TAKEN BY SUCH PORTION OF THE HOLDERS OF THE OLD NOTES AND THE NOTES, COUNTED AS A SINGLE SERIES. SIMILARLY, AS THE OLD DISCOUNT NOTES AND THE MANAGEMENT DISCOUNT NOTES WERE, AND THE DISCOUNT NOTES WILL BE, ISSUED UNDER THE DISCOUNT NOTE INDENTURE, TO THE EXTENT THAT OLD DISCOUNT NOTES AND THE MANAGEMENT DISCOUNT NOTES REMAIN OUTSTANDING AFTER CONSUMMATION OF THE EXCHANGE OFFER, ANY ACTION DESCRIBED HEREIN AS PERMITTED OR REQUIRED TO BE TAKEN THEREUNDER BY A SPECIFIED PORTION OF THE HOLDERS OF THE DISCOUNT NOTES MAY ONLY BE TAKEN BY SUCH PORTION OF THE HOLDERS OF THE OLD DISCOUNT NOTES, THE MANAGEMENT DISCOUNT NOTES AND THE NOTES, COUNTED AS A SINGLE SERIES.

    THE DEFINITIONS OF CERTAIN TERMS USED IN THE FOLLOWING SUMMARY ARE SET FORTH BELOW UNDER "--CERTAIN DEFINITIONS." FOR PURPOSES OF THIS SUMMARY, THE TERM "COMPANY" REFERS ONLY TO FALCON BUILDING PRODUCTS, INC. AND NOT TO ANY OF ITS SUBSIDIARIES.

GENERAL

    The Old Notes were and the Notes will be issued pursuant to an indenture (the "Note Indenture") by and among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (the "Note Trustee"). The Old Discount Notes (and the Management Discount Notes) were and the Discount Notes will be issued pursuant to an indenture (the "Discount Note Indenture" and, together with the Note Indenture, the "Indentures") by and among the Company, the Guarantors, and Harris Trust and Savings Bank, as trustee (the "Discount Note Trustee" and, together with the Senior Subordinated Note Trustee, the "Trustees"). The terms of the Securities include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Securities are subject to all such terms, and Holders of Securities are referred to the Indentures and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the Indentures, including the definitions therein of certain terms used below.

    The Securities will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt. As of June 30, 1997, after giving pro forma effect to the Recapitalization as if it had occurred on such date, the aggregate amount of consolidated indebtedness of the Company would have been $425.1 million, $177.7 million of which would have been Senior Debt. The Indentures will permit the incurrence of additional Senior Debt in the future. The Notes and the Discount Notes will rank PARI PASSU in right of payment.

    As of the issuance of the Securities, all of the Company's Subsidiaries, except the SPV, will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indentures.

PRINCIPAL AND MATURITY OF AND INTEREST ON THE NOTES

    The Notes will be general unsecured obligations of the Company, limited in aggregate principal amount to $145.0 million, and will mature on June 15, 2007. Interest on the Notes will accrue at the rate of 9 1/2% per annum and will be payable, in cash, semi-annually in arrears on June 15 and December 15, commencing on December 15, 1997, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Additionally, interest on the Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of the issuance of the Old Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to any Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Note Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

PRINCIPAL AND MATURITY OF AND INTEREST ON THE DISCOUNT NOTES

    The Discount Notes will be limited to $169.317 million in aggregate principal amount at maturity and will mature on June 15, 2007. The Old Discount Notes were offered at a substantial discount from their principal amount at maturity. See "Risk Factors--Original Issue Discount Consequences" and "Certain Federal Income Tax Consequences." No interest will accrue on the Discount Notes until June 15, 2002 (the "Full Accretion Date"). Prior to the Full Accretion Date, the Accreted Value will accrete (representing the amortization of original issue discount) between the date of original issuance and such date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount of the Discount Notes on the Full Accretion Date. Additionally, the Accreted Value of the Discount Notes, when issued, will equal the Accreted Value of the Old Discount Notes surrendered in exchange therefor. The initial Accreted Value per $1,000 principal amount of Discount Notes will be $599.82 (representing the original purchase price of the Old Discount Notes) plus any Accreted Value which had accreted on the Old Discount Notes exchanged therefor. Beginning on June 15, 2002, interest on the Discount Notes will accrue at the rate of 10 1/2% per annum and will be payable in cash semi-annually, in arrears, on June 15 and December 15, commencing on December 15, 2002, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages, if any, on the Discount Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Discount Notes at their respective addresses set forth in the register of Holders of Discount Notes; PROVIDED that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to any Discount Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Discount Note Trustee maintained for such purpose. The Discount Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Securities will be subordinated in right of payment, as set forth in the Indentures, to the prior payment in full of all Senior Debt, whether outstanding on the Original Issue Date or thereafter incurred.

    Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt (except that Holders of Securities may receive and retain (i) Permitted Junior Securities and
(ii) payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"). The term "payment" means, with respect to the Securities, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the Securities, any other acquisition of Securities and any deposit into the trust described under "--Legal Defeasance and Covenant Defeasance," below. The verb "pay" has a correlative meaning.

    The Company also may not make any payment or distribution upon or in respect of the Securities (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (a "payment default") or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (ii) only, the appropriate Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Securities may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the appropriate Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    The Indentures further require the Company to promptly notify holders of Senior Debt if payment of the Securities is accelerated because of an Event of Default. The Company may not pay any such accelerated Securities until five Business Days after such holders receive notice of such acceleration and, thereafter, may make such payment only if otherwise permissible under the subordination provisions of the Indentures.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Securities may recover less ratably than other creditors of the Company including holders of Senior Debt and trade creditors. The Indentures limit, subject to certain financial tests and exceptions, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

SUBSIDIARY GUARANTEES

    The Company's payment obligations under each of the Notes and the Discount Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantees of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantors on substantially the same terms as the Securities are subordinated to Senior Debt of the Company. The obligations of each Guarantor under its Subsidiary Guarantees will be limited so as not to constitute a fraudulent conveyance under applicable law.

    The Indentures provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustees, under the Securities and the Indentures; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (y) have a Fixed Charge Coverage Ratio at least equal to the actual Fixed Charge Coverage Ratio for such four-quarter reference period. Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

    The Indentures provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantees; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indentures. See "--Repurchase at Option of Holders-- Asset Sales."

OPTIONAL REDEMPTION

    THE NOTES. Except as described in the following paragraphs, the Notes will not be redeemable at the Company's option prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

YEAR                                                        PERCENTAGE
----------------------------------------------------------  -----------
2002......................................................     104.750%
2003......................................................     103.167%
2004......................................................     101.583%
2005 and thereafter.......................................     100.000%

    In addition, at any time and from time to time, prior to June 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of Notes at a redemption price of 109.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least 65% of the original aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and PROVIDED, further, that such redemption shall occur within 60 days of the date of the closing of such public offering.

    THE DISCOUNT NOTES. Except as described in the following paragraphs, the Discount Notes will not be redeemable at the Company's option prior to June 15, 2002. Thereafter, the Discount Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

YEAR                                                        PERCENTAGE
----------------------------------------------------------  -----------
2002......................................................     105.250%
2003......................................................     103.500%
2004......................................................     101.750%
2005 and thereafter.......................................     100.000%

    In addition, at any time and from time to time, prior to June 15, 2000, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount at maturity of Discount Notes at a redemption price of 110.5% of the Accreted Value thereof (determined at the redemption date), plus accrued and unpaid Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least 65% of the aggregate principal amount at maturity of Discount Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such public offering.

    CHANGE OF CONTROL CALL. At any time on or prior to June 15, 2002, either series of Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

    "APPLICABLE PREMIUM" means, with respect to a Security at any redemption date, the greater of (i) 1.0% of the principal amount (or, with respect to the Discount Notes prior to the Full Accretion Date, the Accreted Value thereof) of such Security or (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at June 15, 2002 (such redemption price being set forth in the tables above) plus (2) with respect to the Notes only, all required interest payments due on such Notes through June 15, 2002 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the principal amount (or, with respect to the Discount Notes prior to the Full Accretion Date, the Accreted Value thereof) of such Security, if greater.

    "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 15, 2002, provided, however, that if the period from the redemption date to June 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE

    If less than all of the Notes or the Discount Notes, as the case may be, are to be redeemed at any time, selection of Securities for redemption will be made by the Trustees in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Securities of such series only), by lot or by such method as the Trustees shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Notices of redemption may not be conditional. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption (or, with respect to redemptions of Discount Notes only, if such redemption date is prior to the Full Accretion Date, the Discount Notes, or any portion of them called for redemption, cease to accrete).

MANDATORY REDEMPTION

    Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, unless all Securities of such series have been called for redemption pursuant to the provisions described above under the caption "Optional Redemption," each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, with respect to Discount Notes only, if such Change of Control Offer occurs prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid Liquidated Damages, if any). Within 30 days following any Change of Control, unless notice of redemption of all Securities of the applicable series has then been given pursuant to the provisions described under the caption "Optional Redemption" above, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indentures and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Company will comply with such securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

    On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustees the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount (or, with respect to the Discount Notes, if prior to the Full Accretion Date, the aggregate Accreted Value) of Securities or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustees will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note or Discount Note, as the case may be, equal in principal amount to any unpurchased portion of the Note or Discount Notes surrendered, if any; provided that each such new Note or Discount Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indentures provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Securities required by this covenant, unless notice of redemption of all Securities of the applicable series has then been given pursuant to the provisions described under the caption "Optional Redemption" above and such redemption is permitted by the terms of outstanding Senior Debt. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the Indentures are applicable. Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the Holders of the Securities to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

    The Senior Credit Facility currently prohibits the Company from purchasing any Securities, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Securities, the Company could seek the consent of its lenders to the purchase of Securities or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Securities. In such case, the Company's failure to purchase tendered Securities would constitute an Event of Default under the Indentures which would, in turn, constitute as default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indentures would restrict payments to the Holders of Securities.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

    "CHANGE OF CONTROL" means such time as (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided that the Initial Control Group "beneficially owns" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this definition), directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent corporation, and the Initial Control Group "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, a lesser percentage of the voting power of the Voting Stock of such parent corporation and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation) or (ii) following the first public offering of Voting Stock of the Company after the Original Issue Date, any person (as defined above) other than the Initial Control Group, (A) nominates one or more individuals for election to the Board of Directors of the Company, (B) solicits proxies, authorization or consents in connection therewith and (C) such number of nominees elected to serve on the board of directors in such election and all previous elections after the Original Issue Date represents a majority of the Board of Directors of the Company following such election.

    "INITIAL CONTROL GROUP" means Investcorp, its Affiliates, members of the Management Group, the investors who are the initial holders of the Capital Stock of the Company, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Company's Capital Stock, any employee benefit plan of the Company or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

    "PERMITTED TRANSFEREE" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred the beneficial ownership of any securities of the Company and (iv) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

    ASSET SALES

    The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Restricted Subsidiary, the Subsidiary Guarantee of such Subsidiary) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be cash for purposes of this provision; provided further, however, that this clause (ii) shall not apply to any sale of interests in Unrestricted Subsidiaries.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt or Pari Passu Indebtedness (provided that if the Company shall so reduce Pari Passu Indebtedness, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders), (b) to invest properties and assets that will be used or useful in the business of the Company or any of its Subsidiaries or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, in the same or a similar line of business as the Company was engaged in on the Original Issue Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indentures. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, each Indenture will provide that the Company will (i) make an offer to all Holders of Securities, and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Company in accordance with provisions requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any asset sales (or offer to do so), pro rata in proportion to the respective principal amounts (or accreted value, as applicable) of the Securities and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for pursuant to such offer (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any (or, if such Asset Sale Offer is with respect to the Discount Notes prior to the Full Accretion Date, 100% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid Liquidated Damages, if any), to the date of purchase, in accordance with the procedures set forth in the Indentures. To the extent that the aggregate principal amount of Securities (or, with respect to Discount Notes prior to the Full Accretion Date only, the aggregate Accreted Value of Discount Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount and/or Accreted Value, as the case may be, of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustees shall select the Securities to be purchased on a pro rata basis (among the Holders of each series of Securities and between the two series, based upon the outstanding principal amount (or Accreted Value, as applicable) thereof). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Indentures, the Company will comply with such securities laws and regulations and shall not be deemed to have breached its obligations described in the Indentures by virtue thereof.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution (including, without limitation, any payment in connection with any merger or consolidation) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except (A) a payment of interest or principal at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Original Issue Date (excluding Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Original Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary) since the Original Issue Date of, or from capital contributions with respect to, Equity Interests of the Company (other than Disqualified Stock), plus (iii) the aggregate principal amount (or accreted value, if less) of Indebtedness of the Company or any Restricted Subsidiary issued since the Original Issue Date (other than to a Subsidiary) that has been converted into Equity Interests (other than Disqualified Stock) of the Company, plus (iv) 100% of the aggregate net cash received by the Company or a Restricted Subsidiary of the Company since the Original Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and its Restricted Subsidiaries or (B) a cash dividend from, or the sale (other than to the Company or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, plus (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Company and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

    The foregoing provisions will not prohibit:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indentures;

    (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or subordinated Indebtedness of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of, or a capital contribution to, the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

    (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

    (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

    (v) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

    (vi)  the Subsidiary Distribution; and

    (vii) payments that would otherwise be Restricted Payments in an aggregate amount not to exceed $10.0 million.

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.75 to 1, if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued on or prior to June 30, 1999, and 2.00 to 1, if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Company of term and revolving Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities; PROVIDED that the aggregate principal amount of such Indebtedness after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $300.0 million less (A) the aggregate amount of any Net Proceeds of Asset Sales that have been applied since the Original Issue Date to repay Indebtedness incurred under this clause (i) (or any such Permitted Refinancing Indebtedness) pursuant to clause (a) of the first sentence of the second paragraph of the covenant described above under the caption "--Asset Sales" and less (B) subsequent to any Subsidiary Distribution, an amount equal to the product of (1) the maximum amount of Indebtedness otherwise permitted to be outstanding under the terms of this clause (i) at the date of such Subsidiary Distribution and (2) a fraction, the numerator of which shall be (x) the Consolidated Cash Flow of the Company and all of its Restricted Subsidiaries (including the Distributed Subsidiary) for the four full fiscal quarters immediately preceding such Subsidiary Distribution minus (y) the Consolidated Cash Flow of the Company and its remaining Restricted Subsidiaries for such four-quarter reference period, calculated giving PRO FORMA effect to such Subsidiary Distribution, and the denominator of which shall be the Consolidated Cash Flow of the Company and all of its Restricted Subsidiaries (including the Distributed Subsidiary) for such four-quarter reference period;

        (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

       (iii) the incurrence by the Company of Indebtedness represented by the Securities and by the Guarantors of Indebtedness represented by the Subsidiary Guarantees;

        (iv) the incurrence by the Company or any of its Restricted Subsidiaries of (A) Acquired Debt or (B) Indebtedness (including Capital Lease Obligations) for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party), in an aggregate principal amount at the date of such incurrence (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv)) not to exceed an amount equal to 10.0% of Total Assets; PROVIDED that, in the case of Indebtedness exceeding $2.0 million incurred pursuant to this clause (iv), such Indebtedness exists at the date of such purchase or transaction or is created within 180 days thereafter;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indentures to be incurred;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, including, without limitation, any Indebtedness arising in connection with a Receivables Facility; PROVIDED, HOWEVER, that
    (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

       (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (A) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indentures to be outstanding or (B) for the purpose of fixing or hedging currency exchange rate risk incurred in the ordinary course of business;

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      (viii) the guarantee by the Company or any of the Guarantors of
    Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

        (ix) the incurrence of Indebtedness secured by Receivables, PROVIDED that the aggregate principal amount of such Indebtedness incurred pursuant to this clause (ix) does not, at any time, exceed an amount equal to $100.0 million less the aggregate Receivable Financing Amount of all Receivables Facilities of the Company and its Restricted Subsidiaries;

        (x) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under (or constituting reimbursement obligations with respect to) letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

        (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may comprise Indebtedness under the Senior Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xi), not to exceed an amount equal to $30.0 million.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; PROVIDED that all outstanding Indebtedness under the Senior Credit Facility immediately following the Recapitalization shall be deemed to have been incurred pursuant to clause (i) of the definition of Permitted Debt. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

    LIENS

    The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indentures and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Original Issue Date, (b) the provisions of security or pledge agreements (or similar agreements) restricting transfers of the assets secured thereby, (c) the Indentures, the Securities and the Subsidiary Guarantees, (d) any agreement or other instrument of

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a Person acquired by the Company or any of its Restricted Subsidiaries as in
effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary or advisable to effect such Receivables Facility, (h) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indentures or (3) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages, (i) contracts for the sale of assets, including, without limitation, any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (j) contractual encumbrances or restrictions in effect on the Original Issue Date, including, without limitation, pursuant to the Senior Credit Facility and its related documentation, (k) restrictions on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business, (l) customary provisions in joint venture agreements and other similar agreements, (m) any encumbrances or restrictions created with respect to Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Original Issue Date pursuant to the provision of the covenant described under the caption "--Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and (n) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

    The Indentures provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and the Indentures pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustees; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving

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pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (y) have a Fixed Charge Coverage Ratio at least equal to the Fixed Charge Coverage Ratio of the Company for such four-quarter reference period. The foregoing provisions shall not apply to the Merger or the Subsidiary Distribution. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

    TRANSACTIONS WITH AFFILIATES

    The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustees (a) with respect to any Affiliate Transaction entered into after the Original Issue Date involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing. In addition, the following will not be deemed to be Affiliate
Transactions: (1) the provision of administrative or management services by the Company or any of its officers to any of its Restricted Subsidiaries in the ordinary course of business, (2) any employment agreement, collective bargaining agreement, employee benefit plan, related trust agreement or any similar arrangement heretofore or hereafter entered into in the ordinary course of business, (3) transactions between or among the Company and/or its Restricted Subsidiaries, (4) Restricted Payments that are permitted by the provisions of the Indentures described above under the caption "--Restricted Payments" (other than clause (viii) of the second paragraph thereof), (5) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (6) maintenance in the ordinary course of business (and payments required thereby) of benefit programs, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans and similar plans, (7) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business, (8) sales of Receivables to a Receivables Subsidiary, (9) the payment of annual management, consulting and advisory fees and related expenses to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Company), (10) payments by the Company or any of its Restricted Subsidiaries to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Company) made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Company in good faith, (11) any agreement as in effect as of the date of the Indenture or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby, (12) the payment of all fees and expenses related to the Merger and the Recapitalization, (13) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and

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otherwise in compliance with the terms of the Indentures which are fair to the
Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (14) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it was a party as of the Original Issue Date, any amendments thereto and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any such future amendment to any such existing agreement or under any such similar agreement entered into after the Original Issue Date shall only be permitted by this clause (14) to the extent that the terms of any such amendment or new agreement are not more disadvantageous to the Holders in any material respect than those in effect on the Original Issue Date, and (15) Indebtedness permitted by paragraph (vi) or, to the extent such Indebtedness is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, paragraph (xi) of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

    ADDITIONAL SUBSIDIARY GUARANTEES

    The Indentures provide that all current and future Subsidiaries of the Company substantially all of whose assets are located in the United States or that conduct substantially all of their business in the United States, other than Subsidiaries that have been properly been designated as Unrestricted Subsidiaries in accordance with the Indentures for so long as they continue to constitute Unrestricted Subsidiaries, will be Guarantors in accordance with the terms of the Indentures. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

    Each such Subsidiary Guarantee will be subordinated to Senior Indebtedness of the respective Guarantor on the same basis and to the same extent as the Securities are subordinated to Senior Indebtedness of the Company. See "--Ranking." Each Guarantor may consolidate with or merge or sell its assets, and may be released from its obligations under its Guarantee, upon the terms and conditions set forth in the Indentures.

    NO SENIOR SUBORDINATED DEBT

    The Indentures provide that (i) the Company will not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities and (ii) no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Company and its Restricted Subsidiaries taken as a whole.

    REPORTS

    The Indentures provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Securities are outstanding, the Company will furnish to the Holders of Securities (i) all quarterly and annual financial information that would be

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required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within 15 days after the Company would be required to file such information in accordance with the time periods specified in the Commission's rules and regulations. In addition, commencing after the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods specified in the Commission's rules and regulations. In addition, the Company has agreed that, for so long as any Securities remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indentures provide that each of the following constitutes an Event of Default with respect to the Notes or the Discount Notes, as the case may be: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by the subordination provisions of the Indentures); (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the subordination provisions of the Indentures); (iii) failure by the Company for 30 days after notice to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation, or Sale of Assets"; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indentures or the Securities; (v) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million; (vi) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay final non-appealable judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indentures, any Subsidiary Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

    If any Event of Default occurs and is continuing, (a) the Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately and (b) the Discount Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Discount Notes may declare all the Discount Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indentures or the Securities except as provided in the Indentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the applicable Trustee in its exercise of any trust or power. The Trustees may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a

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Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Notes or the Discount Notes, as the case may be, then outstanding by notice to the applicable Trustee may on behalf of the Holders of all of the Notes or the Discount Notes, as the case may be, waive any existing Default or Event of Default and its consequences under the Indentures except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or the Discount Notes, as the case may be.

    The Company is required to deliver to the Trustees annually a statement regarding compliance with the Indentures, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustees a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. No director, officer, employee, incorporator or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Subsidiary Guarantees, the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities and Subsidiary Guarantees by accepting a Security and a Subsidiary Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its and any Guarantor's obligations discharged with respect to the outstanding Notes and/or the outstanding Discount Notes and any Subsidiary Guarantees, as the case may be ("Legal Defeasance"), and cure all then existing Events of Default, except for (i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Securities when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and the Company's obligations in connection therewith, and (iv) the Legal Defeasance provisions of the Indentures. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indentures and the Subsidiary Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes or the Discount Notes, as the case may be, and the Subsidiary Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, and, solely with respect to the Company, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes or the Discount Notes, as the case may be, and the Subsidiary Guarantees.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company or the Guarantors must irrevocably deposit with the appropriate Trustee, in trust, for the benefit of the Holders of the Notes or Discount Notes, as the case may be, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest

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and Liquidated Damages on the outstanding Notes or Discount Notes, as the case may be, on the stated maturity or on the applicable redemption date, as the case may be, and the Company and the Guarantors must specify whether the Notes or Discount Notes, as the case may be, are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, (A) the Company and the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes or Discount Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes or Discount Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indentures) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company or the Guarantors must have delivered to the appropriate Trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the Bankruptcy Code; (vii) the Company or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes or Discount Notes, as the case may be, over the other creditors of the Company or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors, as applicable, or others; and (viii) the Company must deliver to the appropriate Trustee an Officers' Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Securities in accordance with the appropriate Indenture. The Registrar and the Trustees may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indentures. The Company is not required to transfer or exchange any Security selected for redemption or repurchase. Also, the Company is not required to transfer or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or before any repurchase offer.

    The Securities will be issued in registered form and the registered Holder of a Security will be treated as the owner of it for all purposes.

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AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indentures or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes or Discount Notes, as the case may be, then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provision of the Indentures or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes or Discount Notes, as the case may be (including consents obtained in connection with a tender offer or exchange offer for Securities).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or repurchase of the Securities (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),
(iii) reduce the rate of or change the time for payment of interest on any Security, or reduce the rate of accretion on the Accreted Value or extend the period during which no interest accrues on the Discount Notes, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) reduce the principal amount of such series of Securities that need to consent to any waiver of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities, (vii) waive a redemption payment with respect to any Security (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the applicable Trustee may amend or supplement the Indentures or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Subsidiary Guarantee in accordance with the provisions of the Indentures (including in connection with a Subsidiary Distribution), to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under the Indentures of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indentures under the Trust Indenture Act.

CONCERNING THE TRUSTEES

    The Indentures contain certain limitations on the rights of the Trustees, should either Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in other transactions; however, if either Trustee acquires any conflicting interest such Trustee must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes or Discount Notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustees, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the Trustees will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject

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to such provisions, the Trustees will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any Holder of Securities, unless such Holder shall have offered to the Trustees security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

    The Securities initially will be issued in registered, global form without interest coupons (in such form, collectively, the "Global Securities"). The Global Securities will be deposited upon issuance with the Trustees as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

    Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Securities may not be exchanged for Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Securities for Certificated Securities."

    The Securities may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organization. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Global Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of Global Securities and (ii) ownership of such interests in the Global Securities will be shown on, and the transfer ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Securities). Investors in the Global Securities may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations that are Participants in such system.

    The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Security to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the Securities, see "--Exchange of Book-Entry Securities for Certificated Securities."

    EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL SECURITIES WILL NOT HAVE SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURES FOR ANY PURPOSE.

    Payments in respect of the principal and premium, if any, and Liquidated Damages, if any, and interest on a Global Security registered in the name of DTC or its nominee will be payable by the applicable Trustee to DTC or its nominee in its capacity as the registered holder under the applicable Indenture. Under the terms of the applicable Indenture, the Company and the applicable Trustee will treat the persons in whose names the Securities, including the Global Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the applicable Trustee nor any agent of the Company or the applicable Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Securities as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of Securities will be governed by standing instructions and customary practices and will not be the responsibility of DTC, either Trustee or the Company. None of the Company or either Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the Securities, and the Company and the Trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Securities for all purposes.

    Interests in the Global Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Securities only at the direction of one or more Participants to whose account DTC interests in the Global Securities are credited and only in respect of such portion of the aggregate principal amount of the Securities as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Securities, DTC reserves the right to exchange Global Securities for legended Securities in certificated form, and to distribute such Securities to its Participants.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company or either Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

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    EXCHANGE OF BOOK-ENTRY SECURITIES FOR CERTIFICATED SECURITIES

    A Global Security is exchangeable for definitive Securities in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Security and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the applicable Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the Securities. In addition, beneficial interests in a Global Security may be exchanged for certificated Securities upon request but only upon at least 20 days prior written notice given to the applicable Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

CERTIFICATED SECURITIES

    Subject to the conditions specified above, any person having a beneficial interest in the Global Security may, upon request to the applicable Trustee, exchange such beneficial interest for Securities in the form of Certificated Securities. Upon any such issuance, such Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the applicable Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the applicable Trustee in writing that it elects to cause the issuance of Securities in the form of Certificated Securities under the Indentures, then, upon surrender by the Global Security Holder of its Global Security, Securities in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Securities.

    None of the Company or the Trustees will be liable for any delay by the Global Security Holder or the Depositary in identifying the beneficial owners of Securities and the Company and the Trustees may conclusively rely on, and will be protected in relying on, instructions from the Global Security Holder or the Depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

    The Indentures require that payments in respect of the Securities represented by the Global Security (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Security Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACCRETED VALUE" means, as of any date of determination prior to the Full Accretion Date, the sum of (a) the initial offering price of each Discount Note and (b) the portion of the excess of the principal amount of each Discount Note over such initial offering price which shall have been accreted thereon

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through such date, such amount to be so accreted on a daily basis at 10 1/2% per annum of the initial offering price of the Discount Notes, compounded semi-annually on each June 15 and December 15 from the date of issuance of the Discount Notes through the date of determination; PROVIDED that, on and after the Full Accretion Date, the Accreted Value shall be equal to the principal amount of the outstanding Discount Notes.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indentures described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of the Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than director's qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a sale of Receivables to or by a Receivables Subsidiary, (iv) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments" (including, without limitation, any formation of or contribution of assets to a joint venture), (v) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Company or its Subsidiaries, (vi) a disposition, in the ordinary course of business, of a lease of real property, (vii) any disposition of property of the Company or any of its Subsidiaries that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out,
(viii) any disposition of property or assets (including, without limitation, accounts receivables and inventory) in the ordinary course of business, (ix) the sale of Cash Equivalents and Investment Grade Securities and (x) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

    "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company,

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partnership or membership interests (whether general or limited) and (iv) any similar participation in profits and losses or equity of a Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, to the extent deducted in computing such Consolidated Net Income, (i) Fixed Charges and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period, (ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, including, but not limited to, amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and the costs of Interest Rate Agreements or Currency Agreements, license agreements and non-competition agreements) and organization costs, (iv) non-cash expenses related to the amortization of management fees paid on or prior to the Original Issue Date, (v) expenses and charges related to any equity offering or incurrence of Indebtedness permitted to be incurred by the Indentures (including any such expenses or charges relating to the Recapitalization), (vi) the amount of any restructuring charge or reserve, (vii) non-cash amortization of Capital Lease Obligations, (viii) unrealized gains and losses from hedging and foreign currency translations and transactions, (ix) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (x) any write-downs, write-offs, and other non-cash charges and expenses, and (xi) the amount of any minority interest expense and (B) minus (i) non-cash items increasing such Consolidated Net Income for such period and (ii) any cash payment or expense for which a reserve or charge of the kind described in the clause (vi) and (x) above was taken in a prior period.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the

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cumulative effect of a change in accounting principles shall be excluded
(effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and (v) to the extent deducted in determining Net Income, the expenses incurred in connection with the Recapitalization, including, without limitation, management bonuses and payments under the management incentive and equity participation plans, in each case, to the extent that such payment or expense was disclosed in the Offering Memorandum used in connection with the Original Offering, shall be excluded.

    "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Company or any Subsidiary is a party or of which it is a beneficiary.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted under the Indentures the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than as a result of a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature; PROVIDED, HOWEVER, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Original Issue Date, until such amounts are repaid.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expenses of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Receivables Facility, and net payments (if any) pursuant to Hedging Obligations) excluding, however, (A) amortization of debt issuance costs, commissions, fees and expenses and (B) customary commitment, administrative and transaction fees and charges and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), (iv) all dividend payments, whether or not in cash, on any series of preferred stock any of Restricted Subsidiary of

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such Person and (v) all dividend payments, whether or not in cash, on any series of preferred stock of such person other than dividend payments or accruals payable solely in Equity Interests (other than Disqualified Stock) of such Person, in each case, on a consolidated basis and in accordance with GAAP.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a PRO FORMA basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever PRO FORMA effect is to be given to a transaction, the PRO FORMA calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness to which PRO FORMA effect is given bears interest at a floating rate, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indentures shall be computed in conformity with GAAP as in effect as of the Original Issue Date.

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    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTORS" means each of (i) Hart & Cooley, Inc., Mansfield Plumbing Products, Inc., DeVilbiss Air Power Company, SWC Industries, Inc. and Ex-Cell Manufacturing Company, Inc. and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indentures, and their respective successors and assigns, in each case, until released from its Subsidiary Guarantee in accordance with the terms of the Indentures.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "INDEBTEDNESS" means, with respect to any Person (without duplication), (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness under clause (i) of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the Guarantee by such Person of any indebtedness under clause (i) of any other Person; PROVIDED, HOWEVER, that Indebtedness shall not include (a) any servicing or guarantee of servicing obligations with respect to Receivables, (b) obligations of the Company or any of its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (x) such obligations are not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x)) and (y) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; or
(c) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof in the case of any other Indebtedness.

    "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

    "INVESTMENT GRADE SECURITIES" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's

                                       95
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then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); PROVIDED that in no event shall an operating lease be deemed to constitute a Lien.

    "MANAGEMENT GROUP" means the senior management of the Company or its Restricted Subsidiaries.

    "NET INCOME" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of Indebtedness.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness that is not subordinated to the Securities required (other than required by clause
(a) of the second paragraph of "--Repurchase at the Option of Holders--Asset Sales") to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or

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instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Securities being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; provided that, notwithstanding the foregoing, the Company and any of its other Subsidiaries that sell Receivables to the Person incurring such Indebtedness shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Indebtedness, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company that ranks PARI PASSU with the Securities.

    "PERMITTED BUSINESS" means the building products, home improvement products and decorative accessory products businesses and any other business reasonably related or incidental thereto.

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in Cash Equivalents or Investment Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investments relating to a Receivables Subsidiary; (g) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business; (h) stock, obligations or securities received in satisfaction of judgments or settlement of debts; (i) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Company or such Restricted Subsidiary deems reasonable); (j) any Investment existing on the Original Issue Date; (k) Hedging Obligations and Currency Agreements otherwise permitted under the Indentures; (l) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of clause (12) of the covenant described under the caption "--Transactions with Affiliates"; (m) any Investment in a Permitted Business (other than an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding, not to exceed 15.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (n) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding, not to exceed

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10.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

    "PERMITTED JUNIOR SECURITIES" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Debt at least to the same extent that the Securities are subordinated to the payment of all Senior Debt on the Original Issue Date, so long as (i) the effect of the use of this defined term in the subordination provisions described under the caption "Subordination" is not to cause the Securities to be treated as part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company and (ii) to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization for readjustment are not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.

    "PERMITTED LIENS" means (i) Liens securing Senior Debt of the Company or a Restricted Subsidiary that was permitted by the terms of the Indentures to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Restricted Subsidiary, as the case may be; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) without limitation of clause (i), Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Original Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on Receivables to reflect sales of Receivables to and by the Receivables Subsidiary pursuant to the Receivables Facility or securing Indebtedness permitted by paragraph (ix) of the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (xii) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (xiii) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to

                                       98
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others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole; (xiv) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit; (xv) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company on the Original Issue Date and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; (xvi) leases or subleases to third parties; (xvii) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Restricted Subsidiaries; (xviii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default;
(xix) Liens securing Hedging Obligations and Currency Agreements entered into in the ordinary course of business; (xx) without limitation of clause (i), Liens securing Refinancing Indebtedness permitted to be incurred under the Indentures or amendments or renewals of Liens that were permitted to be incurred, provided, in each case, that such Liens do not extend to an additional property or asset; and (xxi) Liens that secure Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company, PROVIDED such Liens do not extend to any property or asset of any other Restricted Subsidiary or the Company.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith); (ii) in the case of term Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "RECEIVABLES" means, collectively, (a) the Indebtedness and other obligations owed to the Company or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods, insurance and/or services by the Company or such Subsidiary, including, without limitation, the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "ACCOUNT RECEIVABLE"), (b) all of the Company's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto, (c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable, (d) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable, (e) all contracts, invoices, books and records of any kind related to any Account Receivable, (f) all cash

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collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated, and (g) all proceeds of any of the foregoing.

    "RECEIVABLES FACILITY" means, with respect to any Person, any Receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables.

    "RECEIVABLES FINANCING AMOUNT" means at any date, with respect to any Receivables Facility of any Person that does not represent an incurrence of Indebtedness, the sum on such date of (a) the aggregate uncollected balances of Accounts Receivable (as defined in the definition of "Receivable") transferred ("Transferred Receivables") in such Receivables Facility plus (b) the aggregate amount of all collections of Transferred Receivables theretofore received by such Person but not yet remitted to the purchaser, net of all reserves and holdbacks retained by or for the benefit of the purchaser and net of any interest retained by such Person and reasonable costs and expenses (including, without limitation, fees and commissions and taxes other than income taxes) incurred by such Person in connection therewith and not payable to any Affiliate of such Person.

    "RECEIVABLES SUBSIDIARY" means any Subsidiary created primarily to purchase or finance the receivables of the Company and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of the Indentures and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant).

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SENIOR CREDIT FACILITY" means the Credit Agreement dated as of June 17, 1997 among the Company and the financial institutions named therein, The Chase Manhattan Bank, as administrative agent, and Chase Securities Inc., as arranger, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

    "SENIOR DEBT" means (i) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Senior Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Indebtedness (including Acquired Debt) permitted to be incurred by the Company or one of its Restricted Subsidiaries under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or any Subsidiary Guarantee and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company or any of its

Restricted Subsidiaries to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indentures.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Original Issue Date.

    "SPECIFIED AFFILIATE PAYMENTS" means: (i) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee, director, officer or consultant of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement or similar agreement that may be in effect from time to time; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions pursuant to this clause (i) (without giving effect to the immediately following proviso) of $7.5 million in any calendar year) and no payment default on Senior Debt or the Securities shall have occurred and be continuing; PROVIDED FURTHER that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company since the Original Issue Date from the sale of Equity Interests of the Company to employees, directors, officers or consultants of the Company and its Subsidiaries that occurs in such calendar year (provided that such cash proceeds shall be excluded from clause (c)(ii) of the first paragraph under the covenant described under the caption "Restricted Payments") plus (B) the cash proceeds from key man life insurance policies received by the Company and its Restricted Subsidiaries in such calendar year; and PROVIDED FURTHER that cancellation of Indebtedness owing to the Company from employees, directors, officers or consultants of the Company or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of the Indentures; (ii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests; (iii) payments by the Company to members of management of the Company under the management incentive and equity participation plans as a result of and upon the Recapitalization to the extent disclosed in this Offering Memorandum used in connection with the Original Offering; and (iv) payments permitted under clauses (5), (6), (8), (9) and (11) of the second paragraph of the covenant described under "--Transaction with Affiliates."

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "SUBSIDIARY DISTRIBUTION" means the dividend or distribution by the Company of all the Equity Interests in any one Subsidiary and its direct or indirect Subsidiaries (collectively, a "Distributed Subsidiary") owned by the Company or any of its Restricted Subsidiaries; PROVIDED that (A) prior to such dividend or distribution, the Company shall make an offer (a "Subsidiary Distribution Offer") to all Holders of

Securities to purchase the principal amount (or, with respect to the Discount Notes prior to the Full Accretion Date, the Accreted Value) of Securities equal to the product of (1) the outstanding principal amount (or, with respect to the Discount Notes prior to the Full Accretion Date, the Accretion Value) of Securities immediately prior to such dividend or distribution, MULTIPLIED BY (2) such portion of the Consolidated Cash Flow of the Company and its Restricted Subsidiaries (including the Distributed Subsidiary) for the most recently ended four full fiscal quarters of the Company (expressed as a decimal) as is attributable to the Distributed Subsidiary (calculated as set forth in the definition of Fixed Charge Coverage Ratio), at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any (or, with respect to the Discount Notes prior to the Full Accretion Date, 101% of the Accreted Value thereof plus Liquidated Damages thereon, if any), to the date of purchase, in accordance with the procedures set forth in the Indentures, (B) each of S&P and Moody's confirms, in writing, prior to such dividend or distribution, but following the announcement of the results of the Subsidiary Distribution Offer, that it will not downgrade its rating of the Securities, (C) immediately following the transaction, the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters of the Company, calculated giving PRO FORMA effect to (1) such dividend or distribution, (2) the repurchase of all Securities irrevocably tendered for purchase pursuant to the Subsidiary Distribution Offer and (3) any reduction of Indebtedness of the Company and its Restricted Subsidiaries that occurs concurrently with such dividend or distribution, is greater than the Fixed Charge Coverage Ratio for such four-quarter reference period immediately prior to such dividend or distribution and Subsidiary Distribution Offer, (D) no Default or Event of Default exists immediately following the dividend or distribution or Subsidiary Distribution Offer, (E) the Consolidated Cash Flow of the Company and its remaining Restricted Subsidiaries for the most recently ended four full fiscal quarters of the Company, calculated giving PRO FORMA effect to such dividend or distribution, is not less than 60% of the Consolidated Cash Flow of the Company and all of its Restricted Subsidiaries (including the Distributed Subsidiary) for such four-quarter reference period (calculated as set forth in the definition of Fixed Charge Coverage Ratio, but without giving PRO FORMA effect to such dividend or distribution) and (F) no other dividend or distribution of Equity Interests in any Subsidiary has been made pursuant to clause (vi) of the covenant described under the caption "--Restricted Payments" subsequent to the Original Issue Date.

    "TOTAL ASSETS" means, at any time, the total consolidated assets of the Company and its Restricted Subsidiaries at such time. For the purposes of paragraph (iv) of the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Total Assets shall be determined giving pro forma effect to the lease, acquisition, construction or improvement of the assets being leased, acquired, constructed or improved with the proceeds of the relevant Indebtedness.

    "UNRESTRICTED SUBSIDIARY" means (i) any Receivables Subsidiary in existence on the Original Issue Date and (ii) any other Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustees by filing with the Trustees a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Gibson, Dunn & Crutcher LLP, the following is a general description of the material United States federal income tax consequences of the Exchange Offer and the purchase, ownership and disposition of the Securities to Holders of the Securities. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Holders in light of their personal investment circumstances, nor to certain types of Holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, foreign persons and persons holding the Securities as part of a hedging or conversion transaction) and is generally limited to investors who will hold the Securities as capital assets. In addition, this description does not consider the effect of any applicable foreign, state or local tax laws. Investors are urged to consult their own tax advisors as to the precise federal, state, local and other tax consequences of the Exchange Offer and the purchase, ownership and disposition of the Securities.

    This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, rulings of the Internal Revenue Service (the "Service") and judicial decisions now in effect, all of which are subject to change, possibly retroactively. No ruling will be sought from the Service with respect to the federal income tax consequences of the Exchange Offer, and there can be no assurance that the Service will not assert positions contrary to the views expressed herein, or that any such contrary position would not be sustained.

    THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MIGHT BE RELEVANT TO AN INVESTOR'S DECISION TO PARTICIPATE IN THE EXCHANGE OFFER. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

THE EXCHANGE OFFER

    The exchange of Old Notes for Notes and of Old Discount Notes for Discount Notes pursuant to the Exchange Offer will not constitute a material modification of the terms of the Old Notes, the Notes, the Old Discount Notes or the Discount Notes and, accordingly, such exchange will not constitute an exchange for federal income tax purposes. Accordingly, such exchange will have no federal income tax consequences to the Holders, regardless of whether such Holders participate in the Exchange Offer and each Holder will continue to be required to include interest (including, in the case of the Discount Notes, original issue discount, or "OID") on such Note or Discount Note in its gross income in accordance with such Holder's method of accounting for federal income tax purposes and in accordance with the rules regarding the inclusion in income of OID as discussed below. The Company intends, to the extent required, to treat the Exchange Offer for federal income tax purposes in accordance with the position described above.

TAXATION OF STATED INTEREST AND ORIGINAL ISSUE DISCOUNT

    The Old Notes were issued at their stated principal amount and, accordingly, were not issued with OID within the meaning of Section 1273 of the Code. Thus, stated interest on the Notes will be includable in gross income as ordinary income when received or accrued by Noteholders in accordance with their respective methods of tax accounting.

    The Discount Notes were offered at a substantial discount from their stated principal amount, and, accordingly, Holders of Discount Notes will be required to include stated interest and original issue discount on the Discount Notes in gross income in accordance with the OID provisions of the Code discussed below, and may be required to include amounts in income with respect to such Discount Notes prior to the receipt of cash payments attributable to such income, without regard to whether the Holder is a cash or accrual method taxpayer.

    A Discount Noteholder (including a cash basis Discount Noteholder) generally will be required to accrue the OID on a Discount Note in income for federal income tax purposes on a constant yield basis, which ordinarily will result in the inclusion of increasing amounts of OID in income in successive accrual periods.

    A subsequent purchaser of a Discount Note also will be required to include annual accruals of OID in gross income in accordance with the rules described above, but the amount of OID includable in income may vary depending upon the price paid for the Discount Note by such subsequent purchaser. If a subsequent purchaser purchases a Discount Note at a cost that is less than its stated redemption amount at maturity but that is in excess of its adjusted issue price (i.e., its issue price increased by the OID previously includable in gross income of prior holders and decreased by prior cash payments), the includable OID will be reduced by an amount equal to the OID multiplied by a fraction the numerator of which is such excess and the denominator of which is the amount of OID for the period remaining after the subsequent purchaser's purchase until maturity.

    Interest (including OID inclusions) received on the Securities will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of "investment interest" expense.

    MARKET DISCOUNT. A Holder that purchases a Security at a discount (the "Market Discount") from its adjusted issue price that exceeds a specified DE MINIMIS amount may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument and partial principal payments on a debt instrument are treated as ordinary income to the extent of accrued market discount. Unless the Holder elects to include market discount in income on a constant yield basis, the accrued market discount at any time generally would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by the Holder and the denominator of which is the number of days after the Holder's acquisition of the obligation up to and including its maturity date. As an alternative to the inclusion of the market discount in income on the foregoing basis, the Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule described below will not apply. This election would apply to all market discount obligations acquired by the electing Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the Service. Purchasers that acquire a Security with market discount should consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include such market discount currently in income.

    The market discount rules also provide for the deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount in excess of the aggregate amount of interest (including OID) includable in such holder's gross income for the taxable year with respect to such debt instrument.

    BOND PREMIUM. A Holder that purchases a Security for an amount that exceeds the sum of all amounts payable on the Security, other than payments of qualified stated interest, will be considered to have purchased the Security at a premium. The Holder may elect to amortize such premium as an offset to interest income (and not as a separate deduction item) on a constant yield method. If a Holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder. Such election may be revoked only with the consent of the Service. Purchasers that purchase the Securities at a premium should consult their tax advisors regarding the election to amortize premium and the method to be employed.

    GAIN OR LOSS ON DISPOSITION OF THE SECURITIES. If a Security is sold, exchanged or otherwise disposed of, the Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition and such Holder's adjusted basis in the Security. The adjusted basis of the Security generally will equal the Holder's cost, increased by any OID or market discount previously includable in income by the Holder with respect to the Security, and reduced by the payments, if any, previously received by the Holder and any premium amortized by the Holder with respect to the Security. Any such gain or loss will, subject to the preceding discussion of the market discount rules, be capital gain or loss if the Security was held as a capital asset. Capital gain or loss will be long-term if the Security is held by the Holder for more than one year. Recently enacted legislation provides that for individual Holders, the maximum rate of United States federal income taxation on net long-term capital gains is 28% if the Security was held for more than one year but not more than eighteen months, and 20% if the Security was held for over eighteen months.

BACKUP WITHHOLDING

    A Holder may be subject to backup withholding at the rate of 31%, with respect to interest paid on, or proceeds from the disposition of, a Security, unless such Holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to the Holder's exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Holder who does not provide the Company or the Holder's broker with such Holder's correct taxpayer identification number may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be credited against the Holder's income tax liability. The Company will report to the Holders and the Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments made with respect to the Securities.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Securities for its own account pursuant to the Exchange Offer (a "Participating Broker") must acknowledge that it will deliver a prospectus in connection with any resale of such Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker in connection with any resale of Securities received in exchange for Old Securities where such Old Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year from the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker for use in connection with any such resale. In addition, until December 9, 1997 (90 days from the date of this Prospectus), all dealers effecting transactions in the Securities may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of Securities by broker-dealers. Securities received by any Participating Broker may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Securities. Any Participating Broker that resells Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a Participating Broker will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of one year from the Expiration Date, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any

Participating Broker that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any Holder in connection with resales of the Securities). The Company has agreed to indemnify Holders of the Securities, including any Participating Broker, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the Securities offered hereby will be passed upon for the Company by Gibson, Dunn & Crutcher LLP and, as to certain matters governed by the laws of the State of Arkansas, Gus J. Athas, General Counsel to the Company and the Guarantors.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, included herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto included herein. Such consolidated financial statements are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             CHANGE IN ACCOUNTANTS

    Following the consummation of the Recapitalization and with the approval of the board of directors of the Company, Arthur Andersen LLP was dismissed by management as the Company's independent accountants and Coopers & Lybrand L.L.P. was engaged as the Company's new independent accountants.

    The reports of Arthur Andersen LLP with respect to the financial statements of the Company for each of the three fiscal years in the period ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for each of the three fiscal years in the period ended December 31, 1996 and through July 21, 1997 there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter thereof in connection with its reports on the financial statements for such years.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
AUDITED YEAR-END FINANCIAL STATEMENTS

Report of Independent Public Accountants...................................................................  F-2

Consolidated Balance Sheets................................................................................  F-3

Consolidated Statements of Income..........................................................................  F-4

Consolidated Statements of Stockholders' Equity............................................................  F-5

Consolidated Statements of Cash Flows......................................................................  F-6

Notes to Consolidated Financial Statements.................................................................  F-7

SUPPLEMENTARY FINANCIAL DATA (UNAUDITED)...................................................................  F-30

UNAUDITED INTERIM FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets......................................................................  F-31

Condensed Consolidated Statements of Income................................................................  F-32

Condensed Consolidated Statements of Cash Flows............................................................  F-33

Notes to Condensed Consolidated Financial Statements.......................................................  F-34

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Falcon Building Products, Inc.:

    We have audited the accompanying Consolidated Balance Sheets for Falcon Building Products, Inc. (a Delaware Corporation) and Subsidiaries as of December 31, 1995 and 1996, and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position of Falcon Building Products, Inc. and Subsidiaries as of December 31, 1995 and 1996, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois
February 5, 1997 (except with respect
to the matter discussed in Note 15, as to which the date is June 17, 1997)

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1995         1996
                                                                                         -----------  -----------
                                                                                         (RESTATED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents............................................................   $     1.1    $     3.9
  Accounts receivable, net.............................................................         5.1           --
  Inventories, net.....................................................................        56.9         76.2
  Other current assets.................................................................         9.7         15.6
                                                                                         -----------  -----------
  Total current assets.................................................................        72.8         95.7
Property, plant and equipment, net.....................................................        88.7         97.4
Goodwill...............................................................................        39.4         59.1
Other assets...........................................................................         9.9          9.5
                                                                                         -----------  -----------
  Total assets.........................................................................   $   210.8    $   261.7
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion long-term debt.......................................................   $    12.7    $    15.2
  Accounts payable.....................................................................        37.5         50.1
  Accrued liabilities..................................................................        27.2         30.9
                                                                                         -----------  -----------
  Total current liabilities............................................................        77.4         96.2
Long-term debt.........................................................................       110.9        109.1
Accrued employee benefit obligations...................................................         9.0          8.7
Other long-term liabilities............................................................        15.7         19.8
                                                                                         -----------  -----------
  Total liabilities....................................................................       213.0        233.8
                                                                                         -----------  -----------
Stockholders' equity:
  Preferred stock, par value $1.00 per share, 10,000,000 shares authorized, none issued
    and outstanding....................................................................          --           --
  Class A stock, par value $.01 per share, 30,000,000 shares authorized, 6,070,500 issued and outstanding at December 31, 1995, 20,070,500 shares issued and
    outstanding at December 31, 1996...................................................         0.1          0.2
  Class B stock, par value $.01 per share, 14,000,000 shares authorized, 14,000,000 shares issued and outstanding at December 31, 1995, none issued and outstanding at
    December 31, 1996..................................................................         0.1           --
  Additional paid-in capital...........................................................        18.0         18.0
  Retained earnings (deficit)..........................................................       (17.2)        12.8
  Pension liability adjustment.........................................................        (0.4)        (0.5)
  Unearned compensation................................................................        (0.6)        (0.4)
  Notes receivable arising from stock purchase plan....................................        (2.2)        (2.2)
                                                                                         -----------  -----------
  Total stockholders' equity...........................................................        (2.2)        27.9
                                                                                         -----------  -----------
  Total liabilities and stockholders' equity...........................................   $   210.8    $   261.7
                                                                                         -----------  -----------
                                                                                         -----------  -----------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                             YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                           1994       1995       1996
                                                                         ---------  ---------  ---------
Net sales..............................................................  $   440.7  $   471.3  $   633.2
Cost of sales..........................................................      344.9      378.5      513.6
                                                                         ---------  ---------  ---------
  Gross earnings.......................................................       95.8       92.8      119.6

Selling, general and administrative expenses...........................       42.2       43.7       55.7
Securitization expense.................................................        1.9        3.3        4.1
                                                                         ---------  ---------  ---------
  Operating income.....................................................       51.7       45.8       59.8

Net interest expense...................................................        8.3       10.0       11.0
                                                                         ---------  ---------  ---------
Income before income taxes.............................................       43.4       35.8       48.8
Provision for income taxes.............................................       17.5       13.7       18.8
                                                                         ---------  ---------  ---------
  Net income...........................................................  $    25.9  $    22.1  $    30.0
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

Earnings per share:
  Net income...........................................................  $    1.29  $    1.10  $    1.50
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

  Shares outstanding for all periods: 20,070,500

SUPPLEMENTARY PRO FORMA INCOME DATA - UNAUDITED (NOTE 3)

Operating income.......................................................  $    50.6     --         --
Net income.............................................................  $    26.0     --         --

Earnings per share common share:
  Net income...........................................................  $    1.30     --         --

The accompanying notes to consolidated financial statements are an integral part of these statements.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN MILLIONS)

                                                               ADDITIONAL      RETAINED        PENSION
                                                                 PAID-IN       EARNINGS       LIABILITY      UNEARNED
                                CLASS A STOCK  CLASS B STOCK     CAPITAL       (DEFICIT)     ADJUSTMENT    COMPENSATION
                                -------------  -------------  -------------  -------------  -------------  -------------
Balance at December 31,
  1993........................    $      --      $      --      $    28.2      $    45.8      $    (0.5)     $      --
  Net income..................           --             --             --           25.9             --             --
  Sales of Class A Stock......          0.1             --           63.4             --             --             --
  Conversion of Common Stock
    to Class B Stock..........           --            0.1           (0.1)            --             --             --
  Stock purchase plan.........           --             --            2.4             --             --             --
  Unearned compensation
    restricted stock..........           --             --            0.8             --             --           (0.8)
  Assumption of deferred
    financing fees from
    affiliate.................           --             --            3.0             --             --             --
  Dividends paid to
    affiliate.................           --             --             --         (111.0)            --             --
  Assumption of debt from
    affiliate.................           --             --         (114.9)            --             --             --
  Forgiveness of advances from
    affiliate.................           --             --           35.2             --             --             --
                                -------------  -------------  -------------  -------------  -------------  -------------
Balance at December 31,
  1994........................          0.1            0.1           18.0          (39.3)          (0.5)          (0.8)
  Net income..................           --             --             --           22.1             --             --
  Other.......................           --             --             --             --            0.1            0.2
                                -------------  -------------  -------------  -------------  -------------  -------------
Balance at December 31,
  1995........................          0.1            0.1           18.0          (17.2)          (0.4)          (0.6)
  Net income..................           --             --             --           30.0             --             --
  Conversion of Class B Stock
    to Class A Stock..........          0.1           (0.1)            --             --             --             --
  Other.......................           --             --             --             --           (0.1)           0.2
                                -------------  -------------  -------------  -------------  -------------  -------------
Balance at December 31,
  1996........................    $     0.2      $      --      $    18.0      $    12.8      $    (0.5)     $    (0.4)
                                -------------  -------------  -------------  -------------  -------------  -------------
                                -------------  -------------  -------------  -------------  -------------  -------------

                                 NOTES FROM
                                    STOCK
                                PURCHASE PLAN
                                -------------
Balance at December 31,
  1993........................    $      --
  Net income..................           --
  Sales of Class A Stock......           --
  Conversion of Common Stock
    to Class B Stock..........           --
  Stock purchase plan.........         (2.2)
  Unearned compensation
    restricted stock..........           --
  Assumption of deferred
    financing fees from
    affiliate.................           --
  Dividends paid to
    affiliate.................           --
  Assumption of debt from
    affiliate.................           --
  Forgiveness of advances from
    affiliate.................           --
                                -------------
Balance at December 31,
  1994........................         (2.2)
  Net income..................           --
  Other.......................           --
                                -------------
Balance at December 31,
  1995........................         (2.2)
  Net income..................           --
  Conversion of Class B Stock
    to Class A Stock..........           --
  Other.......................           --
                                -------------
Balance at December 31,
  1996........................    $    (2.2)
                                -------------
                                -------------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1994       1995       1996
                                                                                       ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................................  $    25.9  $    22.1  $    30.0
  Adjustments to reconcile net income to net cash from operations:
    Depreciation.....................................................................       11.0       12.9       13.7
    Amortization.....................................................................        1.9        2.1        1.8
    Deferred income tax provision (benefit)..........................................       (1.3)       0.2       (2.9)
    Proceeds from the initial sale of accounts receivable............................       54.3         --         --
    Cash effects, excluding acquisitions, of changes in:
      Accounts receivable, net of residual interest..................................       (4.5)       0.3        6.2
      Inventories....................................................................       (5.7)     (10.2)     (14.0)
      Other current assets...........................................................        1.7        1.4       (1.5)
      Accounts payable...............................................................       19.6      (13.0)      10.2
      Accrued liabilities and accrued employee benefit obligations...................        6.0        3.6       (2.4)
                                                                                       ---------  ---------  ---------
  Net cash from operations...........................................................      108.9       19.4       41.1
                                                                                       ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of businesses.............................................................     --          (10.4)     (18.8)
  Capital expenditures...............................................................      (19.7)     (16.4)     (20.0)
  Other..............................................................................       (0.4)      (2.2)       0.2
                                                                                       ---------  ---------  ---------
  Net cash used in investing activities..............................................      (20.1)     (29.0)     (38.6)
                                                                                       ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock.........................................       63.3     --         --
  Proceeds from bank credit facility.................................................      115.0     --         --
  Net payments to affiliate..........................................................     (263.7)    --         --
  Net borrowings (repayments) of debt................................................       (2.6)       8.5        0.3
                                                                                       ---------  ---------  ---------
  Net cash provided by(used in) financing activities.................................      (88.0)       8.5        0.3
                                                                                       ---------  ---------  ---------
CHANGE IN CASH AND CASH EQUIVALENTS..................................................        0.8       (1.1)       2.8
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......................................        1.4        2.2        1.1
                                                                                       ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............................................  $     2.2  $     1.1  $     3.9
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
NET CASH PAID DURING THE PERIOD FOR:
  Interest...........................................................................  $     7.6  $    10.3  $    11.0
  Income taxes to affiliate..........................................................       18.8     --            4.6
  Income taxes to third parties......................................................        1.5       14.2       23.5
NON-CASH ACTIVITY:
  Forgiveness of debt by affiliate...................................................  $    35.2  $  --      $  --

The accompanying notes to consolidated financial statements are an integral part of these statements.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

(1)  BASIS OF PRESENTATION

    Falcon Building Products, Inc. (the "Company") is a manufacturer and distributor of products for the residential and commercial construction and home improvement markets.

    Pursuant to a reorganization in contemplation of a public offering to sell common stock, the Company was restructured and recapitalized as an indirect wholly-owned subsidiary of Eagle Industries, Inc. ("Eagle"). Eagle is a wholly-owned subsidiary of Great American Management and Investment, Inc. ("GAMI") which is wholly-owned by Equity Holdings Limited, an Illinois limited partnership ("EHL"). In connection therewith, Eagle contributed to the Company the stock and certain assets and liabilities of the companies comprising Eagle's building products segment. This contribution has been accounted for in a manner similar to that utilized in pooling-of-interest accounting. On November 9, 1994, the Company completed an initial public offering of 6,000,000 shares (30%) of its Class A common stock (the "Offering"). In May 1996, Eagle distributed its ownership of the Company's Class B common stock to EHL. Pursuant to provisions in the Company's charter, the transfer of the Class B common stock to EHL resulted in its conversion to Class A common stock.

    The Company's 1994 financial information included herein is not necessarily indicative of the results that would have been reported if the Company had operated as an unaffiliated enterprise. The Consolidated Statements of Income include a proportional allocation of costs incurred by Eagle that benefited the Company. Such expenses relate to strategic direction, operating oversight, legal, finance and administration of benefit and insurance programs. Management believes that the allocation method is reasonable (see Note 12). If the Company had not operated as a subsidiary of Eagle, but rather had operated as an unaffiliated public company, management believes operating expenses would have been approximately $0.9 million higher in the year ended December 31, 1994. The increased expenses include additional personnel, investor relations, director and officer insurance and director fees and expenses.

(2)  SIGNIFICANT ACCOUNTING POLICIES:

    BASIS OF CONSOLIDATION:

    The accompanying Consolidated Financial Statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain historical data have been restated to conform to the 1996 presentation.

    USE OF ESTIMATES:

    These Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles and necessarily include amounts based on estimates and assumptions by management. Actual results could differ from those amounts.

    INVENTORIES:

    Inventories are stated at the lower of cost or market. Cost includes raw materials, labor and manufacturing overhead. The last-in, first-out ("LIFO") method of inventory valuation is used for 62.4% and 41.1% of inventory at December 31, 1995 and 1996, respectively. The first-in, first-out ("FIFO") method of inventory valuation is used for the remaining inventory.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(2)  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    IMPAIRMENT OF LONG-LIVED ASSETS:

    Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 prescribes that an impairment loss is recognized in the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset. There was no material effect on the financial statements from the adoption of SFAS No. 121 as the Company's prior impairment recognition practice was consistent with the major provisions of the statement.

    PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. The straight-line method is generally used to provide for depreciation over the estimated useful lives of the assets, which range from 10 to 40 years for buildings and 3 to 12 years for machinery and equipment.

    GOODWILL:

    Goodwill represents the purchase price associated with acquired businesses in excess of the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis, primarily over forty years. Accumulated amortization was $11.8 million and $13.6 million at December 31, 1995 and 1996, respectively. The recoverability of goodwill is reassessed periodically to determine if current operating income is sufficient to recover the current amortization. When events and circumstances indicate that future operating income and cash flow may be negatively affected, the recoverability is evaluated based upon the estimated future operating income and undiscounted cash flow of the related entity during the remaining period of goodwill amortization.

    REVENUE RECOGNITION:

    The Company recognizes revenues as products are shipped to customers.

    INCOME TAXES:

    The Company was included in GAMI's consolidated U.S. federal income tax return until the consummation of the Offering in November 1994. In addition, the Company filed certain combined state tax returns with GAMI until the distribution to EHL in 1996. Under the terms of the GAMI-Falcon Disaffiliation Tax Sharing Agreement (the "Tax Sharing Agreement"), the Company computed and paid to GAMI its liability for U.S. federal income taxes as if the Company filed a separate U.S. federal income tax return. For periods subsequent to the Offering, a separate U.S. federal income tax return will be filed for the Company. The Company files separate U.S. state income tax returns.

    EARNINGS PER SHARE:

    Earnings per share amounts were calculated based on 20,070,500 shares outstanding, the number of shares outstanding as a result of the consummation of the Offering. This does not reflect the Company's historical capital structure.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(3)  PRO FORMA INFORMATION

    The supplementary pro forma net income and per share data included in the Consolidated Statements of Income reflects the results of operations for the year ended December 31, 1994 adjusted to reflect (i) the sale of 6,000,000 shares of common stock by the Company in the Offering, (ii) incremental stand-alone costs for operating as a public entity, (iii) costs associated with the Company's participation in Eagle's asset securitization program (see Note 5),
(iv) the change in interest expense associated with the new Bank Credit Facility (prior to the amendment and restatement in June 1995), and (v) the tax effects of these adjustments, as if the Offering (and resulting adjustments) had been consummated at the beginning of the period presented.

(4)  ACQUISITIONS

    On January 2, 1996, the Company acquired the stock of Ex-Cell Manufacturing Company, Inc. ("Ex-Cell"), a manufacturer of cold-water power washers. The Company paid $18.8 million in cash for the stock of Ex-Cell and estimates that it will pay an additional $6.5 million over the next three years beginning in February 1997. This additional payment represents a contingent portion of the purchase price pursuant to the purchase agreement based on achievement of certain sales targets. The acquisition was accounted for as a purchase and resulted in $19.5 million of goodwill, which, consistent with the Company's policy, will be amortized over 40 years. The operations of Ex-Cell were included in the Company's operations beginning on January 2, 1996.

(5)  ACCOUNTS RECEIVABLE

    Between January 1994 and April 1996, the Company participated in Eagle's securitization program, selling its receivables to Eagle, which in turn sold certain of its receivables, including those acquired from the Company, to a "Master Trust." Due to the number of business divestitures at Eagle during the first quarter of 1996, Eagle decided to terminate its securitization program. Eagle coordinated the termination of its program with the Company to allow the Company to establish its own securitization program.

    In April 1996, the Company entered into receivable sale agreements with a financial institution and its affiliate (collectively, the "Bank Group") whereby it will sell, with limited recourse, on a continuous basis, an undivided interest in all of its accounts receivable for cash, while maintaining a residual interest in the receivables. Under these agreements, which expire in 1999, the maximum amount of proceeds which may be accessed at any one time is $85 million, subject to change based on the level of eligible receivables. To establish this new securitization program, the Company: (1) acquired a special purpose company from Eagle to facilitate the establishment of the Falcon securitization program; 2) acquired from the Master Trust the receivables it had previously sold to Eagle; (3) immediately sold these re-acquired receivables through the special purpose company to the Bank Group; and (4) sold the receivables of two of its subsidiaries, which were not previously participating in the Eagle securitization program, through the special purpose company to the Bank Group. The Company paid $69 million to acquire its receivables from the Master Trust utilizing the $55 million of proceeds received from selling these receivables to the Bank Group plus a $14 million draw on the Company's revolving credit facility. This $14 million represented the Company's residual interest in the receivables sold to the Bank Group. Additionally, the Company received $11 million in cash and retained a residual interest of $3 million from the initial sale of the receivables from subsidiaries not previously participating in the Eagle securitization program.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(5)  ACCOUNTS RECEIVABLE (CONTINUED)
    At December 31, 1996, uncollected receivables sold under the agreement were $75.2 million. Included in the Company's financial statements in other current assets is a net residual interest of $1.9 million. The expense incurred on the sale of the receivables under these programs was $1.9 million, $3.3 million and $4.1 million in years ended December 31, 1994, 1995 and 1996, respectively.

(6)  DEBT

    BANK CREDIT FACILITY:

    In connection with the Offering, the Company entered into a senior credit facility with a group of banks. On June 30, 1995, the Company amended and restated its senior credit facility, increasing it to a $250 million credit facility (the "Bank Credit Facility"). The Bank Credit Facility consists of a six-year $100.0 million term loan, maturing in June 2001, due in quarterly installments increasing in amount from $2.5 million at September 30, 1995 to $6.25 million per quarter beginning in September 2000, and a $150.0 million revolving credit facility (the "Revolver") that expires in 2001, which may be extended through 2002. Borrowings under the Bank Credit Facility bear interest, at management's option, at rates equal to London Interbank Offered Rates ("LIBOR") plus a margin, or at the prime rate plus a margin. The Bank Credit Facility is secured by substantially all of the inventory, intangibles, property, plant, equipment and capital stock of the Company's subsidiaries. At December 31, 1996, the term loan and revolver loan portions outstanding under the Bank Credit Facility were $82.5 million and $39.0 million, respectively. The Bank Credit Facility also allows for $25.0 million to be used in the form of letters of credit. The use of letters of credit reduces the availability of funds under the Revolver.

    The Bank Credit Facility contains various covenants pertaining to the maintenance of certain cash flow and expense coverage ratios, the incurrence of additional indebtedness and restrictions on the payment of dividends.

    In May 1995, the Company entered into a five-year interest rate swap agreement. This agreement, covering $100.0 million of the Company's floating rate debt, fixed the interest rate at 6.52% per annum, plus the then current applicable margin. The effect on net income of this swap was not material.

    Additional debt of the Company consists of three industrial revenue bonds, two in the amount of $1.0 million each which bear interest at 7.4% and 7.5% and another in the amount of $0.3 million which bears interest ranging from 6.2% to 6.7% and a capital lease obligation of $0.5 million. The average monthly debt during 1996 was $141.2 million, an increase of $13.9 million over the comparable 1995 average debt. This increase is primarily due to increased borrowing to fund acquisitions and the establishment of the Company's securitization program.

(7)  EMPLOYEE RETIREMENT AND BENEFIT PLANS

    PENSION:

    Substantially all hourly employees are covered by Company or union sponsored defined benefit plans. The Company's salaried and certain hourly employees participate in a pension plan which provides benefits that are based on the employee's years of service with the Company and the employee's compensation. Prior to 1996, this plan was sponsored by Eagle and amounts presented in the following tables related to this plan for periods prior to 1996 represent the portion of the plan allocated to the

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(7)  EMPLOYEE RETIREMENT AND BENEFIT PLANS (CONTINUED)
Company as calculated by Eagle's consulting actuary. In January 1996, a separate plan sponsored by the Company, which mirrored the Eagle plan, was established. For other employees, pension benefits are provided based on a stated amount for each year of service. The Company's funding policy for all plans is to make no less than the minimum annual contributions required by applicable governmental regulations.

    The following table sets forth the funded status for all defined benefit pension plans and related amounts recognized in the Company's Consolidated Financial Statements:

                                                               DECEMBER 31, 1995                 DECEMBER 31, 1996
                                                        --------------------------------  --------------------------------
                                                          PLANS WHOSE      PLANS WHOSE      PLANS WHOSE      PLANS WHOSE
                                                         ASSETS EXCEED     ACCUMULATED     ASSETS EXCEED     ACCUMULATED
                                                          ACCUMULATED       BENEFITS        ACCUMULATED       BENEFITS
                                                           BENEFITS       EXCEED ASSETS      BENEFITS       EXCEED ASSETS
                                                        ---------------  ---------------  ---------------  ---------------
                                                                                  (IN MILLIONS)
Actuarial present value of:
  Accumulated benefit obligation......................     $    18.6        $     5.8        $    21.1        $     6.2
                                                               -----            -----            -----            -----
                                                               -----            -----            -----            -----
  Vested benefits.....................................     $    17.5        $     5.7        $    17.7        $     6.0
                                                               -----            -----            -----            -----
                                                               -----            -----            -----            -----
Projected benefit obligation..........................     $    18.6        $     5.8        $    21.1        $     6.2
Plan assets at fair value.............................          21.2              5.4             22.8              5.8
                                                               -----            -----            -----            -----
Plan assets in excess of (less than) projected benefit
  obligation..........................................           2.6             (0.4)             1.7             (0.4)
Net unrecognized (gain) loss..........................           2.5              0.6              2.7              0.7
Net unrecognized prior service costs (benefits).......          (0.5)             0.3             (0.3)             0.3
Unrecognized liability at August 1, 1987..............            --              0.2               --              0.2
Additional minimum liability..........................            --             (1.1)              --             (1.2)
                                                               -----            -----            -----            -----
Pension asset (liability) recognized in Consolidated
  Financial Statements................................     $     4.6        $    (0.4)       $     4.1        $    (0.4)
                                                               -----            -----            -----            -----
                                                               -----            -----            -----            -----

    Plan assets generally consist of common stocks, fixed income instruments, and certain purchased annuities.

    In accordance with Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" ("SFAS No. 87"), the Company has recorded an additional minimum pension liability for underfunded plans at December 31, 1995 and December 31, 1996, representing the excess of unfunded accumulated benefit obligations over previously recorded pension cost. A corresponding amount is recognized as an intangible asset except to the extent that these additional liabilities exceed related unrecognized prior service costs and net transition obligations, in which case the increase in liabilities is charged directly to stockholders' equity. At December 31, 1995 and 1996, the excess minimum pension liability resulted in a net reduction of equity of $0.4 million and $0.5 million, respectively.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(7)  EMPLOYEE RETIREMENT AND BENEFIT PLANS (CONTINUED)
    Net periodic pension cost for defined benefit pension plans reporting under the provisions of SFAS No. 87 was:

                                                                            YEAR ENDED DECEMBER 31,
                                                                        -------------------------------
                                                                          1994       1995       1996
                                                                        ---------  ---------  ---------
                                                                                 (IN MILLIONS)
Service cost..........................................................  $     2.1  $     1.1  $     1.8
Interest cost.........................................................        1.9        1.3        1.8
Actual return on assets...............................................       (0.5)      (2.3)      (2.9)
Net amortization and deferral.........................................       (2.7)       0.6        0.6
                                                                        ---------  ---------  ---------
  Net periodic pension cost...........................................  $     0.8  $     0.7  $     1.3
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    The following assumptions were used in determining the actuarial present value of the projected benefit obligation for the Company's defined benefit plans for the years ended December 31, 1995 and 1996: weighted-average discount rate of 7.5%; rate of increase in future compensation levels of 4.0%; and expected long-term rate of return on assets of 9.0%.

    The Company and its subsidiaries also have several defined contribution plans for certain employees. Prior to 1995, the Company and its subsidiaries participated in an Eagle sponsored defined contribution plan for certain employees. In January 1995, a separate Falcon sponsored plan which mirrored the Eagle sponsored plan was established. Employer contributions to these plans were $1.0 million, $1.0 million and $1.4 million in 1994, 1995 and 1996, respectively. Contributions to this plan by the Company are determined based on a percentage of the contribution made by the employee.

    OTHER POSTRETIREMENT BENEFITS:

    The Company provides postretirement life and health-care benefits to certain of its employees. The Company has four plans which provide these benefits to employees retiring from the Company. Benefits are determined on varying formulas based on age at retirement and years of active service. Two of the plans are non-contributory. The Company has not funded any of this postretirement benefits liability. Contributions to the postretirement plans are made by the Company as claims are incurred.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(7)  EMPLOYEE RETIREMENT AND BENEFIT PLANS (CONTINUED)
    The following table sets forth postretirement benefits recognized in the Company's Consolidated Balance Sheet:

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1995       1996
                                                                               ---------  ---------
                                                                                  (IN MILLIONS)
Accumulated postretirement benefit obligation:
  Retirees...................................................................  $     6.6  $     6.4
  Other fully eligible participants..........................................        2.2        2.1
  Other active participants..................................................        3.9        4.0
                                                                               ---------  ---------
    Subtotal.................................................................       12.7       12.5

  Unrecognized actuarial loss................................................       (4.0)      (3.4)
  Unrecognized prior service cost............................................       (0.1)        --
                                                                               ---------  ---------
Postretirement benefit liability recognized in Consolidated Financial
  Statements.................................................................  $     8.6  $     9.1
                                                                               ---------  ---------
                                                                               ---------  ---------

    Net postretirement benefit cost included the following components:

                                                                              YEAR ENDED DECEMBER 31,
                                                                          -------------------------------
                                                                            1994       1995       1996
                                                                          ---------  ---------  ---------
                                                                                   (IN MILLIONS)
Service cost............................................................  $     0.3  $     0.4  $     0.5
Interest cost...........................................................        0.6        0.7        0.9
Net amortization and deferral...........................................         --        0.1        0.2
                                                                                ---        ---        ---
    Net postretirement benefit cost.....................................  $     0.9  $     1.2  $     1.6
                                                                                ---        ---        ---
                                                                                ---        ---        ---

    The accumulated postretirement benefit obligation was determined using an assumed discount rate of 7.5% and 8.0% for the years ended December 31, 1995 and 1996, respectively, and health care cost trend rates of 12.0% in 1995 and 10.5% in 1996, decreasing ratably to 6.0% by the year 1998. The effect of a one percent increase in the health care cost trend rate assumption would increase the accumulated postretirement benefit obligation, resulting in an increase to the aggregate annual service cost and interest expense components by approximately $0.2 million and $1.4 million, respectively.

(8)  INCOME TAXES

    As further discussed in Note 1, the Company was included in GAMI's consolidated federal income tax return until the consummation of the Offering in November 1994. In addition, the Company filed certain combined state returns with GAMI until the distribution to EHL in 1996. Pursuant to the Tax Sharing Agreement with GAMI, in December 1996, the Company paid GAMI $4.6 million for tax liabilities it had incurred during these periods.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(8)  INCOME TAXES (CONTINUED)
    The Company's Consolidated Financial Statements reflect the following deferred tax assets and liabilities:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1995       1996
                                                                         ---------  ---------
                                                                             (DOLLARS IN
                                                                              MILLIONS)
Deferred tax assets:
  Inventory and receivable reserves....................................  $     2.6  $     4.5
  Accrued employee benefit obligations.................................        2.8        2.8
  Insurance reserves...................................................        4.0        5.5
  Other................................................................        5.4        5.8
                                                                         ---------  ---------
                                                                         $    14.8  $    18.6
                                                                         ---------  ---------
                                                                         ---------  ---------
Deferred tax liabilities:
  Property, plant and equipment basis difference.......................  $     7.3  $     8.1
                                                                         ---------  ---------
                                                                         ---------  ---------

    The components of the provision for income taxes are as follows:

                                                                                           YEAR ENDED
                                                                                          DECEMBER 31,
                                                                                 -------------------------------
                                                                                   1994       1995       1996
                                                                                 ---------  ---------  ---------
                                                                                      (DOLLARS IN MILLIONS)
Provision (benefit) for income taxes:
  Current:
    U.S. federal...............................................................  $    17.2  $    11.8  $    18.1
    U.S. state.................................................................        1.6        1.7        3.6
                                                                                 ---------  ---------  ---------
      Subtotal.................................................................       18.8       13.5       21.7
                                                                                 ---------  ---------  ---------
  Deferred:
    U.S. federal...............................................................       (1.4)       0.4       (2.3)
    U.S. state.................................................................        0.1       (0.2)      (0.6)
                                                                                 ---------  ---------  ---------
      Subtotal.................................................................       (1.3)       0.2       (2.9)
                                                                                 ---------  ---------  ---------
      Total....................................................................  $    17.5  $    13.7  $    18.8
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

    Reconciliations of income taxes computed at the U.S. federal statutory rate to the consolidated provision for income taxes are as follows:

                                                                                       YEAR ENDED
                                                                                      DECEMBER 31,
                                                                          -------------------------------------
                                                                             1994         1995         1996
                                                                          -----------  -----------  -----------
                                                                                  (DOLLARS IN MILLIONS)
U.S. federal statutory rate.............................................         35%          35%          35%
Income taxes at U.S. federal statutory rate.............................  $    15.2    $    12.5    $    17.1
U.S. state income taxes, net of U.S. federal............................        1.1          1.0          1.9
Amortization of intangibles.............................................        0.5          0.5          0.6
Other...................................................................        0.7         (0.3)        (0.8)
                                                                              -----        -----        -----
  Provision for income taxes............................................  $    17.5    $    13.7    $    18.8
                                                                              -----        -----        -----
                                                                              -----        -----        -----
  Effective income tax rate.............................................       40.4%        38.4%        38.4%
                                                                              -----        -----        -----
                                                                              -----        -----        -----

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(9) STOCKHOLDERS' EQUITY

    INITIAL PUBLIC OFFERING:

    In November 1994, the Company completed an initial public offering of 6,000,000 shares of par value $.01 Class A Common Stock. The net proceeds to the Company were approximately $63.4 million.

    CAPITAL STOCK:

    The Company's Restated Certificate of Incorporation authorized 30,000,000 shares of Class A Common Stock, $.01 par value (the "Class A Stock"), 14,000,000 shares of Class B Common Stock, $.01 par value (the "Class B Stock" and, together with the Class A Stock, the "Common Stock") and 10,000,000 shares of preferred stock. Upon completion of the Offering, the Company had 6,070,500 shares of Class A Stock outstanding, including (i) 196,500 shares sold to the Company's management in the public offering, (ii) 70,500 restricted shares granted to them pursuant to the Company's 1994 Stock Option and Restricted Share Plan, and 14,000,000 shares of Class B Stock outstanding, which was beneficially owned by Eagle. In May 1996, Eagle transferred its ownership of the Company's Class B Stock to EHL. Pursuant to provisions in the Company's charter, the transfer of the Class B Stock to EHL resulted in its conversion to Class A Stock. Therefore, at December 31, 1996, there were 20,070,500 shares of Class A Stock outstanding and no shares of Class B Stock outstanding. No shares of preferred stock have been issued.

    ADDITIONAL PAID-IN CAPITAL:

    In contemplation of the Offering, the Company assumed $114.9 million of Eagle's outstanding indebtedness in May 1994 through the issuance of unsecured notes at an interest rate of LIBOR plus 1.75%. These notes were repaid using the proceeds from the Offering and the Bank Credit Facility. As part of the Offering, the Company assumed $3.0 million of deferred financing fees of Eagle.

    The Company's Class A Stock was issued at $12.00 per share resulting in a net contribution to Additional paid-in capital of $66.6 million. In addition, Eagle forgave $35.2 million of advances to affiliate which was treated as additional paid-in capital.

    NOTES RECEIVABLE:

    Pursuant to the Company's Senior Executive Stock Purchase Plan (the "Executive Stock Plan"), certain executive officers of the Company purchased a total of 196,500 shares of Class A Stock for cash of $0.2 million and notes of $2.2 million. These notes, which bear interest at 7.5% per annum, are due no later than December 2001 or upon sale of the shares. These notes have been classified as a component of Stockholders' equity in the Company's Consolidated Balance Sheets. The shares cannot be sold prior to November 1997 and have been pledged to the Company pursuant to the terms of the Executive Stock Plan.

    DIVIDENDS PAID:

    In May 1994, the Company declared and paid a dividend of $111.0 million through the issuance of unsecured notes at an interest rate of 7% per annum. These notes were repaid, in part, through proceeds from the Offering and the issuance of the Bank Credit Facility. Any remaining obligations under these notes were forgiven by Eagle.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(10) STOCK OPTION PLAN

    In November 1994, the Company adopted the 1994 Stock Option and Restricted Share Plan (the "1994 Plan"). Pursuant to the 1994 Plan, certain directors, employees and officers of the Company are given the opportunity to acquire shares of Class A Stock through the grant of non-qualified and qualified stock options, stock appreciation rights and restricted shares. Options granted pursuant to the 1994 Plan are exercisable at no less than the fair market value of the Class A Stock at the time of grant. Qualified stock options shall expire no more than ten years after the date of grant. Restricted shares awarded pursuant to the 1994 Plan shall generally vest in equal portions over a four-year period from the date of award. Upon a change in control, all options shall become immediately exercisable and all restricted shares shall become vested. The 1994 Plan also provides for the annual award of 2,000 nonqualified stock options of Class A Stock to each director who is not an employee of Eagle or its subsidiaries. A total of 1,700,000 shares of Common Stock is reserved for issuance under the 1994 Plan. The 1994 Plan is administered by a committee of the Board of Directors.

    Non-Qualified stock option activity is shown below:

                                                        OPTIONS OUTSTANDING        EXERCISABLE OPTIONS
                                                     -------------------------  -------------------------
                                                                    WEIGHTED                   WEIGHTED
                                                                      AVG.                       AVG.
                                                      NUMBER OF     EXERCISE     NUMBER OF     EXERCISE
                                                       SHARES        PRICE        SHARES        PRICE
                                                     -----------  ------------  -----------  ------------
Balance at December 31, 1993.......................          --    $       --
  Granted..........................................     196,000         12.00
  Exercised........................................          --            --
  Canceled.........................................          --            --
                                                     -----------
Balance at December 31, 1994.......................     196,000         12.00           --    $       --
                                                                                -----------
                                                                                -----------
  Granted..........................................     309,500          9.59
  Exercised........................................          --            --
  Canceled.........................................      (6,000)        11.50
                                                     -----------
Balance at December 31, 1995.......................     499,500         10.51       48,000    $    12.00
                                                                                -----------
                                                                                -----------
  Granted..........................................     305,600         12.29
  Exercised........................................          --            --
  Canceled.........................................      (6,800)        10.53
                                                     -----------
Balance at December 31, 1996.......................     798,300    $    11.19      170,426    $    10.93
                                                     -----------                -----------
                                                     -----------                -----------

    At December 31, 1996, the options outstanding and exercisable options outstanding had exercise prices ranging from $8.85 to $12.56 and $9.35 to $12.00, respectively. The weighted average remaining contractual life of the options outstanding was 9 years. The weighted average fair value of options granted in 1995 and 1996 was $9.65 and $12.39, respectively.

    The Company measures compensation cost using the intrinsic value-based method of accounting pursuant to the provisions of APB Opinion No. 25. Had compensation cost been determined on the fair market value-based accounting method prescribed by Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS No. 123") for options granted in 1996, pro forma net income would have been $29.8 million. Pro forma earnings per share for 1996 would have been $1.48. There would have been no effect on 1995 results.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(10) STOCK OPTION PLAN (CONTINUED)
    For purposes of fair market value disclosures, the fair market value of an option grant is estimated using the Black-Scholes option pricing model with the following assumptions:

                                                                                    1995       1996
                                                                                  ---------  ---------
Risk-Free Interest Rate.........................................................        6.0%       6.0%
Average Life of Options (years).................................................          5          5
Volatility......................................................................       39.6%      39.1%
Dividend Yield..................................................................         --         --

    As part of the Offering, the Company awarded 70,500 restricted shares of Class A Stock to certain officers, of which 35,250 shares were vested at December 31, 1996. The market value of the shares awarded was $0.8 million. This amount was recorded as unearned compensation and is shown as a separate component of Stockholders' equity. Unearned compensation is being amortized to expense over a four-year vesting period. This expense amounted to $0.2 million in 1995 and 1996.

(11) BALANCE SHEET DETAIL

                                                                                     DECEMBER 31,
                                                                                 --------------------
                                                                                   1995       1996
                                                                                 ---------  ---------
                                                                                     (DOLLARS IN
                                                                                      MILLIONS)
Inventories:
  Raw materials and supplies...................................................  $    21.6  $    30.9
  Work in process..............................................................       10.0       12.7
  Finished goods...............................................................       25.3       32.6
                                                                                 ---------  ---------
    Total......................................................................  $    56.9  $    76.2
                                                                                 ---------  ---------
                                                                                 ---------  ---------
  Excess of replacement cost over LIFO inventory cost..........................  $     3.0  $     3.0
                                                                                 ---------  ---------
                                                                                 ---------  ---------
Property, plant and equipment:
  Land.........................................................................  $     8.7  $     8.8
  Buildings....................................................................       42.1       48.0
  Machinery and equipment......................................................      102.8      117.0
  Construction in progress.....................................................       12.2       13.2
  Less accumulated depreciation................................................      (77.1)     (89.6)
                                                                                 ---------  ---------
    Total......................................................................  $    88.7  $    97.4
                                                                                 ---------  ---------
                                                                                 ---------  ---------

(12) RELATED PARTY TRANSACTIONS

    The Company has in the past entered into agreements or arrangements with affiliates relating to legal services, acquisition services, financing services, and consulting arrangements which are described below. The fairness and reasonableness of any compensation paid to such affiliates and any material transactions between the Company and such affiliates in the future will be approved by a majority of the independent members of the Board of Directors or by an independent firm selected by such Board members. The Company believes that the terms and resulting costs of all related party transactions and agreements are no less favorable than those which could have been obtained from non-affiliated parties.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(12) RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company shares management, administrative and other services with Eagle pursuant to a Corporate Services Agreement which renews annually in the absence of termination by either party. The fee under this agreement is intended to cover Eagle's expected costs in providing these services to the Company and is reviewed annually. Total fees paid under this agreement were $2.4 million in 1994, $2.3 million in 1995 and $2.6 million in 1996. Prior to 1996, the Company participated in an Eagle sponsored self-insurance program which included coverage for medical, workers' compensation, product liability and general liability insurance. The Company reimbursed Eagle for amounts paid on behalf of the Company. Payments made either to Eagle or directly to the third party administrator for Falcon's participation in these shared coverages totaled $12.0 million and $17.0 million in the years ended December 31, 1994 and 1995, respectively.

    Prior to the Offering, the Company was included in GAMI's consolidated federal income tax returns. In addition, the Company filed certain combined state tax returns with GAMI until the distribution to EHL in 1996. Pursuant to the Tax Sharing Agreement, the Company paid GAMI $4.6 million in 1996 for tax liabilities it incurred during the periods it was included in GAMI's federal and certain combined state tax returns.

    The law firm of Rosenberg & Liebentritt, P.C., of which a Company Director is a member, has rendered legal services to the Company. The Company paid this law firm $0.4 million in 1995 and $0.1 million in 1996.

    Also see Notes 1, 5 and 8 for other information regarding related party transactions.

(13) COMMITMENTS AND CONTINGENCIES

    The Company conducts manufacturing operations at various leased facilities and also leases warehouses, manufacturing equipment, office space, computers and office equipment. Most of the realty leases contain renewal options and escalation clauses. Total rent expense, including related real estate taxes, amounted to $3.6 million, $3.9 million and $4.7 million for the years ended December 31, 1994, 1995, and 1996, respectively.

    Future minimum lease payments required as of December 31, 1996 (in millions):

1997..........................................................  $     1.5
1998..........................................................        1.1
1999..........................................................        0.8
2000..........................................................        0.8
2001 and thereafter...........................................        1.8
                                                                      ---
                                                                $     6.0
                                                                      ---
                                                                      ---

    The Company and certain of its subsidiaries are involved in several lawsuits and environmental matters arising in the ordinary course of business. However, it is the opinion of the Company's management, based upon the advice of legal counsel, that these lawsuits either are without merit, are covered by insurance, or are adequately reserved for in the Consolidated Balance Sheets, and the ultimate disposition of pending litigation will not be material in relation to the Company's consolidated financial position or results of operations.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(13) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    In addition to the matters covered by the preceding paragraph, in May 1994, Underwriters' Laboratories of Canada ("ULC") suspended its recognition of high temperature plastic venting systems for gas appliances, including the Ultravent system manufactured by the Company. This action resulted from reports of problems with high temperature plastic venting systems, including improper installation, cracking, inadequate joint adhesion, and related safety hazards, including potential for carbon monoxide emission. In June 1994, as a result of the ULC action, the Ontario Ministry of Consumer and Commercial Relations ("MCCR") banned sales of these plastic venting systems in the Province of Ontario. Other provinces of Canada have taken similar action. Pursuant to an MCCR order, high temperature plastic venting systems in Ontario have been corrected.

    The Company is a defendant in a suit that has been filed against 24 entities representing heating appliance manufacturers, plastic vent manufacturers, public utilities and listing agencies by the Ontario New Home Warranty Program, which is responsible for the cost of replacing vent material in new home construction in Ontario. This suit seeks damages of Cdn $125 million from all of the defendants. Most gas appliance manufacturers in Canada and the United States no longer certify these venting systems for use with their products. The Company is also a defendant in a lawsuit filed by Goodman Manufacturing, an appliance manufacturer that is replacing its own installations and has sued three defendants for reimbursement of its costs. The Company has been named as a defendant in a class action lawsuit which has been filed in the United States regarding high temperature plastic venting.

    The Company is engaged in ongoing discussions with the United States Consumer Product Safety Commission, ("CPSC") which has been advised of the ULC action and the actions taken by the MCCR. The CPSC continues to investigate high temperature plastic venting and has met with all of the manufacturers of high temperature plastic vents, various appliance manufacturers and other entities with technical expertise. CPSC concerns focus on the heating appliance system, the plastic resin used to manufacture the venting, vent sealant compounds and improper installation. While no definitive action has been decided upon, the Company is aware that the CPSC is considering a corrective action program involving plastic venting and it is probable that in the near term the CPSC will mandate a corrective action program which would impact heating appliance manufacturers, plastic resin manufacturers, and plastic venting manufacturers, including the Company. Several appliance manufacturers have announced their intention to replace plastic vent product with alternative systems which have been approved by the CPSC. Company sales of Ultravent products in the United States and Canada in 1995 and 1996 were minimal.

    While it is impossible at this time to give a firm estimate of the ultimate cost to the Company, management currently believes that the after-tax cost to the Company of resolving the Ultravent matter could range from a non-material amount to $20.0 million, after considering reimbursements and insurance recoveries. With respect to this matter, the Company has filed a lawsuit against its insurance carriers. Although no assurances can be given, the Company believes at this time that the ultimate resolution of these matters will not have a material effect on the Company's financial condition, but may have a material effect on future results of operations in the period recognized.

(14) BUSINESS SEGMENT INFORMATION

    The Company's current operations are in one industry segment, building and construction related products, serving the residential and commercial construction and home improvement markets. These

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(14) BUSINESS SEGMENT INFORMATION (CONTINUED) businesses are influenced primarily by housing starts, construction and remodeling activity, and consumer spending.

    The Company's export sales are less than 10% of total revenues. Sales to Sears, Roebuck and Co. accounted for 19.3%, 17.7% and 13.3% of total net sales for the years ended December 31, 1994, 1995 and 1996, respectively. The Company's revenues and identifiable assets are predominantly related to its U.S. operations and no one other geographic area accounts for more than 10% of total revenue or 10% of total assets.

(15) SUBSEQUENT EVENT

    On March 20, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with FBP Acquisition Corp. ("FBP"), a newly formed corporation organized by INVESTCORP S.A. ("Investcorp"), certain of its affiliates and other institutional investors. The Merger Agreement contemplated that FBP would be merged with and into the Company and each outstanding share of the Company's Class A Common Stock ("Class A Stock") would be converted into either (i) $17.75 in cash, or (ii) the right to retain one share of Class A Stock. On June 17, 1997, the Merger and the adoption of the Merger Agreement were approved by the vote of a majority of the stockholders of the Class A Stock and FBP was merged with and into the Company, with the Company continuing as the surviving corporation. At the consummation of the Merger, 19,014,258 of the then issued and outstanding shares of Class A Stock were converted into cash and 1,034,017 shares were retained by existing stockholders. Approximately $337.5 million was paid to holders of Class A Stock who converted their shares and approximately $5.2 million was paid to persons holding options to purchase shares of Class A Stock. These and other related costs were funded by (i) $175.0 million of borrowings under a new bank credit facility, (ii) $145.0 million from the offering of the 9 1/2% Senior Subordinated Notes Due 2007, (iii) approximately $102.0 million of proceeds from the offering of the 10 1/2% Senior Subordinated Discount Notes Due 2007 and (iv) an equity contribution by Investcorp, its affiliates and certain other international investors of approximately $134.6 million.

    The Company's payment obligations under the 9 1/2% Senior Subordinated Notes Due 2007 and the 10 1/2% Senior Subordinated Discount Notes Due 2007 are fully and unconditionally guaranteed on a joint and several basis (collectively, the "Guarantees") by DeVilbiss Air Power Company, Ex-Cell Manufacturing Company, Inc., Hart & Cooley, Inc., Mansfield Plumbing Products, Inc. and SWC Industries, Inc. (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company. These subsidiaries represent substantially all of the operations of the Company. The remaining subsidiaries, Falcon Receivables Program, Inc. and Falcon Manufacturing, Inc., represent a special purpose corporation formed in April 1996 for the Company's accounts receivable securitization program and an intermediate holding company which owns all of the capital stock of DeVilbiss Air Power Company, respectively. The obligations of each Guarantor Subsidiary under its Guarantee are subordinated to such subsidiary's obligations under its guarantee of the Company's new bank credit facility.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)

    Presented below is condensed consolidating financial information for Falcon Building Products, Inc. ("Parent Company"), the Guarantor Subsidiaries (together with Falcon Manufacturing, Inc.) and Falcon Receivables Program, Inc. (the "Non-Guarantor Subsidiary"). As the only asset of Falcon Manufacturing, Inc., which is not a Guarantor Subsidiary, is the stock of DeVilbiss Air Power Company, a Guarantor Subsidiary, financial information regarding Falcon Manufacturing, Inc. is included with that of the Guarantor Subsidiaries in this presentation. In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

    Investments in subsidiaries are accounted for by the Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Company's investment in and advances to/from subsidiaries account and earnings. The elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN MILLIONS)

                                                                              NON-
                                                   PARENT      GUARANTOR    GUARANTOR
                                                   COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                                                 -----------  -----------  -----------  ------------  ------------

                                                      ASSETS
Current assets:
  Cash and cash equivalents....................   $    (0.3)   $     1.4    $  --        $   --        $      1.1
  Accounts receivable..........................      --              5.1       --            --               5.1
  Inventories, net.............................      --             56.9       --            --              56.9
  Other current assets.........................         0.1          9.6       --            --               9.7
                                                 -----------  -----------  -----------  ------------  ------------
  Total current assets.........................        (0.2)        73.0       --            --              72.8

Property, plant and equipment, net.............      --             88.7       --            --              88.7
Goodwill.......................................      --             39.4       --            --              39.4
Investment in and advances to/from
  subsidiaries.................................       122.0          1.8       --            (123.8)       --
Other long-term assets.........................         6.0          3.9       --            --               9.9
                                                 -----------  -----------  -----------  ------------  ------------
  Total assets.................................   $   127.8    $   206.8    $  --        $   (123.8)   $    210.8
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion long-term debt...............   $    12.5    $     0.2    $  --        $   --        $     12.7
  Accounts payable.............................      --             37.5       --            --              37.5
  Accrued liabilities..........................         0.4         26.8       --            --              27.2
                                                 -----------  -----------  -----------  ------------  ------------
  Total current liabilities....................        12.9         64.5       --            --              77.4

Long-term debt.................................       108.5          2.4       --            --             110.9
Other long-term liabilities....................         8.2         16.5       --            --              24.7
                                                 -----------  -----------  -----------  ------------  ------------
  Total liabilities............................       129.6         83.4       --            --             213.0
                                                 -----------  -----------  -----------  ------------  ------------

Stockholders' equity (deficit):
  Common Stock.................................         0.2       --           --            --               0.2
  Additional paid-in capital...................        18.0         42.9       --             (42.9)         18.0
  Retained earnings (deficit)..................       (17.2)        80.9       --             (80.9)        (17.2)
  Other........................................        (2.8)        (0.4)      --            --              (3.2)
                                                 -----------  -----------  -----------  ------------  ------------
  Total stockholders' equity (deficit).........        (1.8)       123.4       --            (123.8)         (2.2)
                                                 -----------  -----------  -----------  ------------  ------------

Total liabilities and stockholders' equity.....   $   127.8    $   206.8    $  --        $   (123.8)   $    210.8
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN MILLIONS)

                                                                              NON-
                                                   PARENT      GUARANTOR    GUARANTOR
                                                   COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS   CONSOLIDATED
                                                 -----------  -----------  -----------  -------------  -------------

                                                       ASSETS
Current assets:
  Cash and cash equivalents....................   $     2.6    $     1.3    $  --         $  --          $     3.9
  Accounts receivable..........................      --           --           --            --             --
  Inventories, net.............................      --             76.2       --            --               76.2
  Other current assets.........................         0.6         13.1          1.9        --               15.6
                                                 -----------  -----------  -----------       ------         ------
  Total current assets.........................         3.2         90.6          1.9        --               95.7

Property, plant and equipment, net.............      --             97.4       --            --               97.4
Goodwill.......................................      --             59.1       --            --               59.1
Investment in and advances to/from
  subsidiaries.................................       147.1        (97.5)         2.0         (51.6)        --
Other long-term assets.........................         5.5          3.8          0.2        --                9.5
                                                 -----------  -----------  -----------       ------         ------
  Total assets.................................   $   155.8    $   153.4    $     4.1     $   (51.6)     $   261.7
                                                 -----------  -----------  -----------       ------         ------
                                                 -----------  -----------  -----------       ------         ------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion long-term debt...............   $    15.0    $     0.2    $  --         $  --          $    15.2
  Accounts payable.............................         4.8         45.2          0.1        --               50.1
  Accrued liabilities..........................        (1.9)        32.8       --            --               30.9
                                                 -----------  -----------  -----------       ------         ------
  Total current liabilities....................        17.9         78.2          0.1        --               96.2

Long-term debt.................................       106.5          2.6       --            --              109.1
Other long-term liabilities....................         3.0         25.5       --            --               28.5
                                                 -----------  -----------  -----------       ------         ------
  Total liabilities............................       127.4        106.3          0.1        --              233.8
                                                 -----------  -----------  -----------       ------         ------

Stockholders' equity:
  Common Stock.................................         0.2       --           --            --                0.2
  Additional paid-in capital...................        18.0         42.9          5.0         (47.9)          18.0
  Retained earnings (deficit)..................        12.8          4.7         (1.0)         (3.7)          12.8
  Other........................................        (2.6)        (0.5)      --            --               (3.1)
                                                 -----------  -----------  -----------       ------         ------
  Total stockholders' equity...................        28.4         47.1          4.0         (51.6)          27.9
                                                 -----------  -----------  -----------       ------         ------

Total liabilities and stockholders' equity.....   $   155.8    $   153.4    $     4.1     $   (51.6)     $   261.7
                                                 -----------  -----------  -----------       ------         ------
                                                 -----------  -----------  -----------       ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                                 (IN MILLIONS)

                                                                              NON-
                                                 PARENT      GUARANTOR      GUARANTOR
                                                 COMPANY    SUBSIDIARIES   SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  ---------------  -------------  -------------
Net sales....................................   $  --        $   440.7      $  --           $  --          $   440.7
Cost of sales................................      --            344.9         --              --              344.9
                                               -----------  -----------        ------          ------         ------
  Gross earnings.............................      --             95.8         --              --               95.8

Selling and administrative expenses..........         3.7         38.5         --              --               42.2
Securitization expense.......................         1.9       --             --              --                1.9
                                               -----------  -----------        ------          ------         ------
  Operating income (loss)....................        (5.6)        57.3         --              --               51.7

Corporate allocation.........................       (21.0)        21.0         --              --             --
Net interest expense.........................         8.5         (0.2)        --              --                8.3
                                               -----------  -----------        ------          ------         ------
Income before income taxes...................         6.9         36.5         --              --               43.4

Provision for income taxes...................         3.2         14.3         --              --               17.5
                                               -----------  -----------        ------          ------         ------
Income before equity in income of
  consolidated subsidiaries..................         3.7         22.2         --              --               25.9
Equity in income of consolidated
  subsidiaries...............................        22.2       --             --               (22.2)        --
                                               -----------  -----------        ------          ------         ------
Net income...................................   $    25.9    $    22.2      $  --           $   (22.2)     $    25.9
                                               -----------  -----------        ------          ------         ------
                                               -----------  -----------        ------          ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)
            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN MILLIONS)

                                                 PARENT      GUARANTOR    NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES   SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  ---------------  -------------  -------------
Net sales....................................   $  --        $   471.3      $  --           $  --          $   471.3
Cost of sales................................      --            378.5         --              --              378.5
                                               -----------  -----------        ------          ------         ------
  Gross earnings.............................      --             92.8         --              --               92.8
Selling and administrative expenses..........         4.5         39.2         --              --               43.7
Securitization expense.......................         3.3       --             --              --                3.3
                                               -----------  -----------        ------          ------         ------
  Operating income (loss)....................        (7.8)        53.6         --              --               45.8
Corporate allocation.........................       (16.8)        16.8         --              --             --
Net interest expense.........................        10.7         (0.7)        --              --               10.0
                                               -----------  -----------        ------          ------         ------
Income (loss) before income taxes............        (1.7)        37.5         --              --               35.8
Provision (benefit) for income taxes.........        (0.9)        14.6         --              --               13.7
                                               -----------  -----------        ------          ------         ------
Income (loss) before equity in income of
  consolidated subsidiaries..................        (0.8)        22.9         --              --               22.1
Equity in income of consolidated
  subsidiaries...............................        22.9       --             --               (22.9)        --
                                               -----------  -----------        ------          ------         ------
Net income...................................   $    22.1    $    22.9      $  --           $   (22.9)     $    22.1
                                               -----------  -----------        ------          ------         ------
                                               -----------  -----------        ------          ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN MILLIONS)

                                                 PARENT      GUARANTOR    NON-GUARANTOR
                                                 COMPANY    SUBSIDIARIES   SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                                               -----------  -----------  ---------------  -------------  -------------
Net sales....................................   $  --        $   633.2      $  --           $  --          $   633.2
Cost of sales................................      --            513.6         --              --              513.6
                                               -----------  -----------        ------          ------         ------
  Gross earnings.............................      --            119.6         --              --              119.6
Selling and administrative expenses..........         5.6         50.1         --              --               55.7
Securitization expense.......................         4.3       --               (0.2)         --                4.1
                                               -----------  -----------        ------          ------         ------
  Operating income (loss)....................        (9.9)        69.5            0.2          --               59.8
Corporate allocation.........................       (20.4)        20.4         --              --             --
Net interest expense.........................         9.5          0.3            1.2          --               11.0
                                               -----------  -----------        ------          ------         ------
Income (loss) before income taxes............         1.0         48.8           (1.0)         --               48.8
Provision (benefit) for income taxes.........        (0.9)        19.7         --              --               18.8
                                               -----------  -----------        ------          ------         ------
Income (loss) before equity in income of
  consolidated subsidiaries..................         1.9         29.1           (1.0)         --               30.0
Equity in income of consolidated
  subsidiaries...............................        28.1       --             --               (28.1)        --
                                               -----------  -----------        ------          ------         ------
Net income (loss)............................   $    30.0    $    29.1      $    (1.0)      $   (28.1)     $    30.0
                                               -----------  -----------        ------          ------         ------
                                               -----------  -----------        ------          ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1994
                                 (IN MILLIONS)

                                                                              NON-
                                                   PARENT      GUARANTOR    GUARANTOR
                                                   COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                                                 -----------  -----------  -----------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES...........   $     6.7    $   102.2    $  --        $   --        $    108.9
                                                 -----------  -----------  -----------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.........................      --            (19.7)      --            --             (19.7)
  Other........................................         2.5         (2.9)      --            --              (0.4)
                                                 -----------  -----------  -----------  ------------  ------------
  Net cash used in investing activities........         2.5        (22.6)      --            --             (20.1)
                                                 -----------  -----------  -----------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock...        63.3       --           --            --              63.3
  Proceeds from bank credit facility...........       115.0       --           --            --             115.0
  Advances (to) from affiliate.................      (193.3)       (70.4)      --            --            (263.7)
  Net repayments on debt.......................        (2.5)        (0.1)      --            --              (2.6)
                                                 -----------  -----------  -----------  ------------  ------------
  Net cash from financing activities...........       (17.5)       (70.5)      --            --             (88.0)
                                                 -----------  -----------  -----------  ------------  ------------
CHANGE IN CASH AND CASH EQUIVALENTS............        (8.3)         9.1       --            --               0.8

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.......................................         9.9         (8.5)      --            --               1.4
                                                 -----------  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......   $     1.6    $     0.6    $  --        $   --        $      2.2
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN MILLIONS)

                                                                                 NON-
                                                   PARENT       GUARANTOR      GUARANTOR
                                                   COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                 -----------  -------------  -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES...........   $     4.6     $    14.8      $  --          $  --          $    19.4
                                                 -----------       ------         ------         ------         ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of businesses.......................      --             (10.4)        --             --              (10.4)
  Capital expenditures.........................      --             (16.4)        --             --              (16.4)
  Other........................................        (0.9)         (1.3)        --             --               (2.2)
                                                 -----------       ------         ------         ------         ------
  Net cash used in investing activities........        (0.9)        (28.1)        --             --              (29.0)
                                                 -----------       ------         ------         ------         ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances (to) from affiliate.................       (14.1)         14.1         --             --             --
  Net borrowings on debt.......................         8.5        --             --             --                8.5
                                                 -----------       ------         ------         ------         ------
  Net cash from financing activities...........        (5.6)         14.1         --             --                8.5
                                                 -----------       ------         ------         ------         ------

CHANGE IN CASH AND CASH EQUIVALENTS............        (1.9)          0.8         --             --               (1.1)

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.......................................         1.6           0.6         --             --                2.2
                                                 -----------       ------         ------         ------         ------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......   $    (0.3)    $     1.4      $  --          $  --          $     1.1
                                                 -----------       ------         ------         ------         ------
                                                 -----------       ------         ------         ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

(15) SUBSEQUENT EVENT (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN MILLIONS)

                                                                                 NON-
                                                   PARENT       GUARANTOR      GUARANTOR
                                                   COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                 -----------  -------------  -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES...........   $    11.5     $     6.6      $    23.0      $  --          $    41.1
                                                 -----------       ------         ------         ------         ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of businesses.......................      --             (18.8)        --             --              (18.8)
  Capital expenditures.........................      --             (20.0)        --             --              (20.0)
  Other........................................         0.5          (0.1)          (0.2)        --                0.2
                                                 -----------       ------         ------         ------         ------
  Net cash used in investing activities........         0.5         (38.9)          (0.2)        --              (38.6)
                                                 -----------       ------         ------         ------         ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances (to) from affiliate.................        (9.6)         32.4          (22.8)        --             --
  Net borrowings on debt.......................         0.5          (0.2)        --             --                0.3
                                                 -----------       ------         ------         ------         ------
  Net cash from financing activities...........        (9.1)         32.2          (22.8)        --                0.3
                                                 -----------       ------         ------         ------         ------

CHANGE IN CASH AND CASH EQUIVALENTS............         2.9          (0.1)        --             --                2.8

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.......................................        (0.3)          1.4         --             --                1.1
                                                 -----------       ------         ------         ------         ------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......   $     2.6     $     1.3      $  --          $  --          $     3.9
                                                 -----------       ------         ------         ------         ------
                                                 -----------       ------         ------         ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                          SUPPLEMENTARY FINANCIAL DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

QUARTERLY FINANCIAL DATA

    The following is a summary of the unaudited interim results of operations for December 31, 1995 and 1996.

                                             QUARTER ENDED MARCH    QUARTER ENDED JUNE      QUARTER ENDED         QUARTER ENDED
                                                     31,                   30,              SEPTEMBER 30,          DECEMBER 31,
                                             --------------------  --------------------  --------------------  --------------------
                                               1995       1996       1995       1996       1995       1996       1995       1996
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net sales..................................  $   112.9  $   144.4  $   116.6  $   168.4  $   120.0  $   162.7  $   121.8  $   157.7
Gross earnings.............................       24.3       26.8       24.5       32.2       21.1       30.6       22.9       30.0
Net income.................................        6.1        5.4        6.0        8.1        4.4        8.0        5.6        8.5

Earnings per common share:
  Net income...............................  $    0.31  $    0.27  $    0.30  $    0.40  $    0.22  $    0.40  $    0.28  $    0.42

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN MILLIONS)

                                                                                        DECEMBER 31,   JUNE 30,
                                                                                            1996         1997
                                                                                        ------------  -----------
                                                                                                      (UNAUDITED)

                                                     ASSETS
Current assets:
  Cash and cash equivalents...........................................................   $      3.9    $    41.7
  Accounts receivable.................................................................           --           --
  Inventories, net....................................................................         76.2         93.5
  Other current assets................................................................         15.6         35.1
                                                                                        ------------  -----------
  Total current assets................................................................         95.7        170.3

Property, plant and equipment, net....................................................         97.4         96.7
Goodwill..............................................................................         59.1         58.0
Other long-term assets................................................................          9.5         32.9
                                                                                        ------------  -----------
  Total assets........................................................................   $    261.7    $   357.9
                                                                                        ------------  -----------
                                                                                        ------------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion long-term debt......................................................   $     15.2    $     1.2
  Accounts payable....................................................................         50.1         58.0
  Accrued liabilities.................................................................         30.9         34.3
                                                                                        ------------  -----------
  Total current liabilities...........................................................         96.2         93.5

Senior indebtedness...................................................................        109.1        176.5
Senior subordinated notes.............................................................           --        247.4
Accrued employee benefit obligations..................................................          8.7          9.3
Other long-term liabilities...........................................................         19.8         19.7
                                                                                        ------------  -----------
  Total liabilities...................................................................        233.8        546.4
                                                                                        ------------  -----------

Stockholders' equity (deficit):
  Preferred stock.....................................................................           --           --
  Class A Common Stock................................................................          0.2           --
  Class B Common Stock................................................................           --          0.1
  Class C Common Stock................................................................           --           --
  Class D Common Stock................................................................           --           --
  Common Stock........................................................................           --           --
  Additional paid-in capital..........................................................         18.0           --
  Retained earnings (deficit).........................................................         12.8       (186.1)
  Pension liability adjustment........................................................         (0.5)        (0.5)
  Unearned compensation...............................................................         (0.4)          --
  Notes receivable arising from stock purchase plan...................................         (2.2)        (2.0)
                                                                                        ------------  -----------
  Total stockholders' equity (deficit)................................................         27.9       (188.5)
                                                                                        ------------  -----------
Total liabilities and stockholders' equity............................................   $    261.7    $   357.9
                                                                                        ------------  -----------
                                                                                        ------------  -----------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                                                         QUARTER ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                      ----------------------------  ----------------------------
                                                          1996           1997           1996           1997
                                                      -------------  -------------  -------------  -------------
Net sales...........................................  $       168.4  $       195.7  $       312.7  $       355.9
Cost of sales.......................................          136.2          158.9          253.8          290.9
                                                      -------------  -------------  -------------  -------------
  Gross earnings....................................           32.2           36.8           58.9           65.0

Selling and administrative expenses.................           15.2           15.4           29.5           29.9
Securitization expense..............................            1.0            1.2            1.9            2.1
Recapitalization expenses...........................             --           36.3             --           36.3
                                                      -------------  -------------  -------------  -------------
  Operating income (loss)...........................           16.0          (16.1)          27.5           (3.3)

Net interest expense................................            2.8            4.0            5.5            6.8
                                                      -------------  -------------  -------------  -------------
Income (loss) before income taxes...................           13.2          (20.1)          22.0          (10.1)
Provision (benefit) for income taxes................            5.1           (1.7)           8.5            2.2
                                                      -------------  -------------  -------------  -------------
Income (loss) before extraordinary item.............            8.1          (18.4)          13.5          (12.3)
Extraordinary item:
  Early extinguishment of debt, net of income tax
    benefit of $0.9 million.........................             --           (1.5)            --           (1.5)
                                                      -------------  -------------  -------------  -------------
Net income (loss)...................................  $         8.1  $       (19.9) $        13.5  $       (13.8)
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Earnings (loss) per common share:
  Income (loss) before extraordinary item...........  $        0.40  $       (1.00) $        0.67  $       (0.64)
  Extraordinary item................................             --          (0.08)            --          (0.08)
                                                      -------------  -------------  -------------  -------------
  Net income (loss).................................  $        0.40  $       (1.08) $        0.67  $       (0.72)
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Weighted average shares outstanding.................     20,070,500     18,415,211     20,070,500     19,227,600
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

                                  (UNAUDITED)

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................................................  $    13.5  $   (13.8)
  Adjustments to reconcile net income (loss) to net cash from operations:
    Depreciation and amortization...........................................................        8.2        8.2
    Accretion of debt discount on subordinated debt.........................................         --        0.4
    Recapitalization expenses...............................................................         --       36.3
    Early extinguishment of debt............................................................         --        1.5
    Cash effect of changes in other working capital balances, accrued employee benefit
      obligations, and other long-term liabilities, excluding the effects of acquisitions...      (11.9)     (32.5)
                                                                                              ---------  ---------
    Net cash from operating activities......................................................        9.8        0.1
                                                                                              ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of businesses....................................................................      (18.8)        --
  Capital expenditures......................................................................       (8.6)      (6.5)
  Other.....................................................................................       (1.1)      (1.2)
                                                                                              ---------  ---------
    Net cash used in investing activities...................................................      (28.5)      (7.7)
                                                                                              ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from senior credit facilities....................................................         --      175.0
  Repayment of senior credit facilities.....................................................         --     (138.8)
  Issuance of senior subordinated debt......................................................         --      247.0
  Issuance of common stock..................................................................         --      134.6
  Retirement of common stock................................................................         --     (337.5)
  Payment of Recapitalization fees and expenses.............................................         --      (52.0)
  Net borrowings on debt....................................................................       21.9       17.1
                                                                                              ---------  ---------
    Net cash from financing activities......................................................       21.9       45.4
                                                                                              ---------  ---------
CHANGE IN CASH AND CASH EQUIVALENTS.........................................................        3.2       37.8
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............................................        1.1        3.9
                                                                                              ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................................................  $     4.3  $    41.7
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1997

                                  (UNAUDITED)

(1) SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION:

    The accompanying unaudited Condensed Consolidated Financial Statements of Falcon Building Products, Inc. ("Falcon" or the "Company"), have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete set of financial statements. In the opinion of management, all adjustments considered necessary, consisting only of normal recurring adjustments (except for the effects of the recapitalization transaction described below), are included for fair presentation. Operating results for the quarter and six months ended June 30, 1997 are not necessarily indicative of results that may be expected for the full year. The unaudited Condensed Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements of the Company for the year ended December 31, 1996.

    On June 17, 1997 the Company completed a merger transaction (the "Merger" and together with the financings described below the "Recapitalization") with FBP Acquisition Corp. ("FBP"), a newly formed corporation organized on behalf of INVESTCORP S.A. ("Investcorp"), certain affiliates of Investcorp and other international investors, whereby FBP was merged with and into Falcon, with Falcon as the surviving corporation. The Merger resulted in Investcorp, its affiliates and certain other international investors owning approximately 88% of the capital stock of the Company. The Merger was accounted for as a recapitalization and as such, the historical basis of the assets and liabilities of the Company were not affected. See Notes 4 and 5 for further discussion of the transaction and the financial arrangements entered into in order to consummate the Recapitalization.

    Certain amounts in the Company's historical financial statements have been reclassified to be consistent with the presentation in the current period.

(2) INVENTORIES

    Inventory consists of the following (in millions):

                                                                     DECEMBER 31,      JUNE 30,
                                                                         1996            1997
                                                                    ---------------  -------------
                                                                                      (UNAUDITED)
Raw materials and supplies........................................     $    30.9       $    37.6
Work in process...................................................          12.7            12.5
Finished goods....................................................          32.6            43.4
                                                                           -----           -----
                                                                       $    76.2       $    93.5
                                                                           -----           -----
                                                                           -----           -----

(3) ACCOUNTS RECEIVABLE

    In connection with the Recapitalization, the Company amended its existing receivables securitization program to increase the maximum availability from $85 million to $100 million and to extend the program until 2002.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(4) RECAPITALIZATION

    On March 20, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with FBP. The Merger Agreement contemplated that FBP would be merged with and into Falcon and each outstanding share of the Company's Class A Common Stock ("Class A Stock") would be converted into either (i) $17.75 in cash (the "Cash Price"), or (ii) the right to retain one share of Class A Stock. On June 17, 1997, the Merger and the adoption of the Merger Agreement were approved by the vote of a majority of the stockholders of the Class A Stock and FBP was merged with and into Falcon, with Falcon continuing as the surviving corporation. At the consummation of the Merger, 19,014,258 of the then issued and outstanding shares of Class A Stock were converted into cash and 1,034,017 shares were retained by existing stockholders. In addition, each person who, immediately prior to the consummation of the Recapitalization, held an option to purchase shares of the Class A Stock received a cash payment equal to the product of (i) the difference between the Cash Price and the option exercise price multiplied by (ii) the number of options held by such person. Approximately $337.5 million was paid to holders of Class A Stock who converted their shares and approximately $5.2 million was paid to persons holding options to purchase shares of Class A Stock.

    Pursuant to the Merger Agreement, the certificate of incorporation of FBP became the certificate of incorporation of the Company (the "Restated Certificate of Incorporation") upon the effective date of the Merger. The Restated Certificate of Incorporation authorizes five classes of common stock. Each issued and outstanding share of capital stock of FBP was converted into a share of capital stock of Falcon upon the consummation of the Recapitalization.

    The following table summarizes the capital stock of the Company at June 30, 1997:

                                                                                                SHARES OUTSTANDING
TITLE                                                                        AUTHORIZED SHARES   AT JUNE 30, 1997
---------------------------------------------------------------------------  -----------------  ------------------
Class A Common Stock, par value $0.01 per share............................        1,034,020          1,034,017
Class B Common Stock, par value $0.01 per share............................        6,900,000          6,721,537
Class C Common Stock, par value $0.01 per share............................        2,048,980            844,273
Class D Common Stock, par value $0.01 per share............................           17,000             17,000
Common Stock, par value $0.01 per share....................................       10,000,000                  0
                                                                             -----------------  ------------------
  Total....................................................................       20,000,000          8,616,827
                                                                             -----------------  ------------------
                                                                             -----------------  ------------------

    Holders of the Class A Stock are entitled to one vote per share and holders of Class D Common Stock are entitled to 446 votes for each share of such stock held. Upon the occurrence of a sale of 100% of the outstanding equity securities of Falcon or a public offering of any equity securities of Falcon, each share of Class A, Class B, Class C and Class D Common Stock of the Company will convert into one share of Common Stock of the Company. The Restated Certificate of Incorporation no longer authorizes shares of preferred stock.

    The Recapitalization was funded by (i) $175.0 million of borrowings under the Bank Credit Facility (as defined), (ii) $145.0 million from the offering of the Notes (as defined), (iii) approximately $102.0 million of proceeds from the offering of the Discount Notes (as defined) and (iv) an equity contribution by Investcorp, its affiliates and certain other international investors of approximately $134.6 million. The proceeds from these financings will fund: the payment of approximately $337.5 million to holders of Class A Stock who converted their shares; the payment of approximately $5.2 million to option holders; the

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(4) RECAPITALIZATION (CONTINUED)
repayment of approximately $138.8 million of outstanding indebtedness under the then existing credit facility; and the payment of approximately $58.5 million of fees and expenses associated with the Recapitalization.

    The transaction was accounted for as a recapitalization and as such, the historical basis of the Company's assets and liabilities was not affected. Approximately $27.4 million of costs primarily representing financing fees were capitalized while approximately $36.3 million of costs were expensed and are reflected as a component of operating income in the Company's Condensed Consolidated Statements of Income. The expensed costs represent investment banker fees, Investcorp merger and acquisition fees, legal and accounting fees, transaction bonuses, payments to option holders and other miscellaneous costs incurred in connection with the Recapitalization. In addition, the Company recorded an extraordinary charge of $1.5 million, net of a $0.9 million income tax benefit, in connection with the repayment of its existing credit facility.

(5) DEBT

    As part of the Recapitalization, the Company entered into a new senior credit facility with a group of banks (the "Bank Credit Facility"), and pursuant to indentures dated June 17, 1997 (the "Indentures"), issued $145 million of 9 1/2% Senior Subordinated Notes (the "Notes") and $170 million aggregate principal amount of 10 1/2% Senior Subordinated Discount Notes (the "Discount Notes" and together with the Notes, the "Securities"). Each of the Company's subsidiaries, except the special purpose vehicle ("Securitization SPV") which is utilized to sell the accounts receivable in the Company's receivables securitization program, have guaranteed the Bank Credit Facility and the Securities, such guarantee of the Securities being subordinate to the guarantee of the Bank Credit Facility. The Securities were sold through a confidential placement memorandum, however, the Company has agreed to file an exchange offer registration statement or under certain circumstances a shelf registration with respect to the Securities. The proceeds from the Bank Credit Facility and the Securities were used to finance the conversion to cash of the Class A Common Stock, to repay the then outstanding senior credit facility and to pay the fees and expenses associated with the Recapitalization.

    SENIOR SUBORDINATED NOTES:

    9 1/2% SENIOR SUBORDINATED NOTES:

    The Company's $145 million of Notes mature on June 15, 2007. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 commencing on December 15, 1997. The Notes are general unsecured obligations of the Company ranking subordinate in right of payment to all existing and future senior indebtedness of the Company. The Notes will rank PARI PASSU in right of payment with all other indebtedness of the Company that is subordinated to senior indebtedness of the Company.

    The Notes are not redeemable at the Company's option prior to June 15, 2002. The Notes are redeemable at the Company's option at 104.750% during the 12 months beginning June 15, 2002, 103.167% during the 12 months beginning June 15, 2003, 101.583% during the 12 months beginning June 15, 2004 and at 100% thereafter (expressed as a percentage of principal amount). In addition, prior to

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(5) DEBT (CONTINUED)
June 15, 2002, up to 35% of the Notes may be redeemed at 109.5% of the principal amount out of the proceeds of certain equity offerings.

    10 1/2% SENIOR SUBORDINATED DISCOUNT NOTES:

    The $170 million aggregate principal amount of Discount Notes mature on June 15, 2007. The issue price of each Discount Note was $599.82 per $1,000 principal amount at maturity, which represents a yield to June 15, 2002 of 10.5% per annum. Cash interest will not accrue on the Discount Notes prior to June 15, 2002. Cash interest is payable semi-annually in arrears on June 15 and December 15 of each year at a rate of 10.5% per annum commencing December 15, 2002. The Discount Notes are general unsecured obligations of the Company ranking subordinate in right of payment to all existing and future senior indebtedness of the Company. The Discount Notes will rank PARI PASSU in right of payment with all other indebtedness of the Company that is subordinated to senior indebtedness of the Company.

    The Discount Notes are not redeemable at the Company's option prior to June 15, 2002. The Discount Notes are redeemable at the Company's option at 105.25% during the 12 months beginning June 15, 2002, 103.50% during the 12 months beginning June 15, 2003, 101.75% during the 12 months beginning June 15, 2004 and at 100% thereafter (expressed as a percentage of principal amount). In addition, prior to June 15, 2000, up to 35% of the Discount Notes may be redeemed out of the proceeds of certain equity offerings at 110.5% of the accreted value.

    Upon a Change of Control (as defined in the Indentures) the Company has the option prior to June 15, 2002 to redeem the Notes and/or the Discount Notes in whole, but not in part, at 100% of the principal amount of the Notes or 100% of the accreted value of the Discount Notes plus an applicable premium in each case, as defined in the Indentures. If the Company does not redeem the Securities or if the Change in Control occurs subsequent to June 15, 2002, each holder of the Securities may require the Company to repurchase such holders' Securities at 101% of the aggregate principal amount of the Notes plus accrued interest, if any, and 101% of the accreted value of the Discount Notes plus accrued interest, if any.

    The Indentures contain restrictive covenants, which among other things limit the Company's ability to incur additional indebtedness; pay dividends or make other restricted payments; enter into transactions with affiliates; make certain asset dispositions; and merge or consolidate with or transfer substantially all of its assets to another person.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(5) DEBT (CONTINUED)
    SENIOR INDEBTEDNESS:

                                                                    DECEMBER 31,   JUNE 30,
                                                                        1996         1997
                                                                    ------------  -----------
                                                                                  (UNAUDITED)
                                                                          (IN MILLIONS)
Bank Credit Facility
  Revolver........................................................  $      39.0   $       --
  Term............................................................         82.5        175.0
                                                                    ------------  -----------
  Total...........................................................        121.5        175.0
Other.............................................................          2.8          2.7
Less:
  Current Portion.................................................        (15.2 )       (1.2 )
                                                                    ------------  -----------
  Long-term debt..................................................  $     109.1   $    176.5
                                                                    ------------  -----------
                                                                    ------------  -----------

    BANK CREDIT FACILITY:

    On June 17, 1997, using a portion of the proceeds from the Recapitalization, the Company repaid and terminated its then existing senior credit facility. An extraordinary charge of $1.5 million, net of an income tax benefit of $0.9 million was recorded in connection with this repayment, representing primarily the write-off of associated deferred debt issuance costs.

    The Bank Credit Facility entered into on June 17, 1997, consists of a $175 million term loan facility which matures in June 2005 and a $125 million revolving credit facility which matures in June 2003. The term loan was drawn in full as part of the Recapitalization and is due in semi-annual installments of $0.5 million from December 1997 through June 2002, quarterly installments of $9.5 million from December 2002 through September 2003, quarterly installments of $15.0 million from December 2003 through September 2004, installments of $18.0 million in December 2004 and March 2005 and a final payment at maturity of $36.0 million in June 2005. No amounts have been drawn under the revolving portion of the Bank Credit Facility.

    Borrowings under the Bank Credit Facility bear interest at alternative floating rate structures at management's option (8.7% for the term loan at June 30, 1997) and are collateralized by all the capital stock of each of the Company's subsidiaries and substantially all of the inventory and property, plant and equipment of the Company and its subsidiaries other than the Securitization SPV. The Bank Credit Facility requires an annual commitment fee of 0.5% on the average daily unused amount of the revolving portion of the Bank Credit Facility.

    The Bank Credit Facility contains various restrictive covenants including restrictions on additional indebtedness, mergers, asset dispositions, dividends and other restricted payments and prepayment and amendments of subordinated indebtedness.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(6) COMMITMENTS AND CONTINGENCIES

    In May 1994, Underwriters' Laboratories of Canada ("ULC") suspended its recognition of high temperature plastic venting ("HTPV") for gas appliances systems, including the Ultravent-Registered Trademark- product distributed by the Company. This action resulted from reports of problems with high temperature plastic venting, including improper installation, cracking, inadequate joint adhesion, and related safety hazards, including potential for carbon monoxide emission. In June 1994, as a result of the ULC action, the Ontario Ministry of Consumer and Commercial Relations ("MCCR") suspended sales of HTPV in the Province of Ontario. Other provinces of Canada have taken similar action. Pursuant to an MCCR order, appliance systems in Ontario with HTPV have been corrected. Most gas appliance manufacturers in Canada and the United States no longer certify HTPV for use with their products. As a result, the Company discontinued sales of its HTPV product in 1997. Company sales of Ultravent-Registered Trademark- products in the United States and Canada in 1995 and 1996 were minimal.

    The Company is a defendant in a suit in Canada that has been filed against 24 entities representing heating appliance manufacturers, plastic vent manufacturers and distributors, public utilities and listing agencies brought by the Ontario New Home Warranty Program, which is responsible for the cost of correcting appliances equipped with HTPV in new home construction in Ontario. This suit seeks damages of Cdn $125 million from all of the defendants. The Company is also a defendant in two cases brought by appliance manufacturers. In a lawsuit filed by Goodman Manufacturing Company ("Goodman") in Texas, the Company has been sued along with two other defendants for reimbursement of costs associated with its corrective action program. In the other lawsuit, the Company and two other defendants have been sued in Massachusetts by seven furnace manufacturers which are seeking damages and declaratory relief for costs expected to be incurred as a result of corrective action programs to be conducted in connection with furnace systems vented with HTPV. The Company has filed and served its own legal action in Michigan against Goodman, the seven furnace manufacturers that have filed suit against the Company in Massachusetts, and all other identifiable appliance manufacturers that certified HTPV for use with their appliance systems. In that suit, the Company is seeking damages for costs it has incurred and declaratory relief for costs that may be incurred in the future as a result of the conduct of appliance manufacturers that certified their products for use with HTPV. The Company has also been named in a class action lawsuit which has been filed in Tennessee regarding HTPV. In that case, the Company is a defendant along with its principal competitor in the HTPV business, a resin supplier and a furnace manufacturer that has been joined as a representative of a defendant class consisting of all appliance manufacturers. The plaintiffs seek damages on behalf of all persons in the United States with appliance systems that are vented with HTPV.

    With respect to these matters, the Company, on September 16, 1996, filed an action in state court in Illinois against certain insurance carriers. The Company is seeking a declaratory judgment, damages for breach of contract and specific relief requiring the insurance carriers, pursuant to the terms of the Company's insurance policies, to defend and reimburse the Company for costs and legal expenses arising from Ultravent-related claims. The amount at issue cannot be determined at this time. The insurance carriers have denied coverage on a number of grounds, including (i) that there has been no property damage, bodily injury or occurrence, as those terms are defined in the insurance policies, (ii) that various exclusions in the insurance policies apply with respect to damage to the Company's own products, the failure of its products to perform, and product recalls, (iii) that the Company knew or should have known of the existence of alleged problems with Ultravent and (iv) that other insurance which should be called on

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(6) COMMITMENTS AND CONTINGENCIES (CONTINUED) prior to the policies of these insurers is available. The insurance carriers have filed motions to dismiss the Company's lawsuit.

    The Company is engaged in ongoing discussions with the Consumer Product Safety Commission ("CPSC") which has been advised of the ULC action and the actions taken by the MCCR. The CPSC continues to investigate HTPV and has met with manufacturers of HTPV, various appliance manufacturers and other entities with technical expertise. CPSC concerns focus on the heating appliance system, the plastic resin used to manufacture the venting, and improper installation. While no definitive action has been decided upon, the Company is aware that the CPSC is considering a corrective action program involving HTPV, that would impact heating appliance manufacturers, plastic resin manufacturers, and HTPV manufacturers and distributors, including the Company. However, certain appliance manufacturers, the plastic resin manufacturer and the HTPV manufacturers, including the Company, are currently participating in a non-binding facilitative mediation process which seeks to develop and implement a voluntary HTPV corrective action program. The CPSC has indicated that it will delay initiating proceedings mandating a corrective action program while these parties are involved in this mediation process. It is not possible at this time to predict the outcome of the mediation.

    While it is impossible at this time to give a firm estimate of the ultimate cost to the Company, management continues to believe that the after-tax cost to the Company of resolving the Ultravent-Registered Trademark- matter would range from a non-material amount to $20.0 million, after considering reimbursements and insurance recoveries. Although no assurances can be given, the Company believes at this time that the ultimate resolution of these matters will not have a material effect on the Company's financial condition, but may have a material effect on future results of operations in the period recognized.

(7) GUARANTOR SUBSIDIARIES

    The Company's payment obligations under the Senior Subordinated Notes and the Senior Subordinated Discount Notes are fully and unconditionally guaranteed on a joint and several basis (collectively, the "Guarantees") by DeVilbiss Air Power Company, Ex-Cell Manufacturing Company, Inc., Hart & Cooley, Inc., Mansfield Plumbing Products, Inc. and SWC Industries, Inc. (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company. These subsidiaries represent substantially all of the operations of the Company. The remaining subsidiaries, Falcon Receivables Program, Inc. and Falcon Manufacturing, Inc., represent a special purpose corporation formed in April 1996 for the Company's accounts receivable securitization program and an intermediate holding company which owns all of the capital stock of DeVilbiss Air Power Company, respectively. The obligations of each Guarantor Subsidiary under its Guarantee are subordinated to such subsidiary's obligations under its guarantee of the Bank Credit Facility.

    Presented below is condensed consolidating financial information for Falcon Building Products, Inc. ("Parent Company"), the Guarantor Subsidiaries (together with Falcon Manufacturing, Inc.) and Falcon Receivables Program, Inc. (the "Non-Guarantor Subsidiary"). As the only asset of Falcon Manufacturing, Inc., which is not a Guarantor Subsidiary, is the stock of DeVilbiss Air Power Company, a Guarantor Subsidiary, financial information regarding Falcon Manufacturing, Inc. is included with that of the Guarantor Subsidiaries in this presentation. In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(7) GUARANTOR SUBSIDIARIES (CONTINUED)

information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

    Investments in subsidiaries are accounted for by the Parent Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Parent Company's investments in and advances to/from subsidiaries account and earnings. The elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(7) GUARANTOR SUBSIDIARIES (CONTINUED)
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN MILLIONS)

                                                                              NON-
                                                   PARENT      GUARANTOR    GUARANTOR
                                                   COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                                                 -----------  -----------  -----------  ------------  ------------

                                                      ASSETS
Current assets:
  Cash and cash equivalents....................   $     2.6    $     1.3    $  --        $   --        $      3.9
  Accounts receivable..........................      --           --           --            --            --
  Inventories, net.............................      --             76.2       --            --              76.2
  Other current assets.........................         0.6         13.1          1.9        --              15.6
                                                 -----------  -----------  -----------  ------------  ------------
  Total current assets.........................         3.2         90.6          1.9        --              95.7

Property, plant and equipment, net.............      --             97.4       --            --              97.4
Goodwill.......................................      --             59.1       --            --              59.1
Investment in and advances to/from
  subsidiaries.................................        51.6        (97.5)         2.0         (51.6)       --
Other long-term assets.........................         5.5          3.8          0.2        --               9.5
                                                 -----------  -----------  -----------  ------------  ------------
  Total assets.................................   $   155.8    $   153.4    $     4.1    $    (51.6)   $    261.7
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion long-term debt...............   $    15.0    $     0.2    $  --        $   --        $     15.2
  Accounts payable.............................         4.8         45.2          0.1        --              50.1
  Accrued liabilities..........................        (1.9)        32.8       --            --              30.9
                                                 -----------  -----------  -----------  ------------  ------------
  Total current liabilities....................        17.9         78.2          0.1        --              96.2
                                                 -----------  -----------  -----------  ------------  ------------
Senior indebtedness............................       106.5          2.6       --            --             109.1
Senior subordinated notes......................      --           --           --            --            --
Other long-term liabilities....................         3.0         29.5       --            --              28.5
                                                 -----------  -----------  -----------  ------------  ------------
  Total liabilities............................       127.4        106.3          0.1        --             233.8

Stockholders' equity:
  Common Stock.................................         0.2       --           --            --               0.2
  Additional paid-in capital...................        18.0         42.9          5.0         (47.9)         18.0
  Retained earnings (deficit)..................        12.8          4.7         (1.0)         (3.7)         12.8
  Other........................................        (2.6)        (0.5)      --            --              (3.1)
                                                 -----------  -----------  -----------  ------------  ------------
  Total stockholders' equity...................        28.4         47.1          4.0         (51.6)         27.9
                                                 -----------  -----------  -----------  ------------  ------------
Total liabilities and stockholders' equity.....   $   155.8    $   153.4    $     4.1    $    (51.6)   $    261.7
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(7) GUARANTOR SUBSIDIARIES (CONTINUED)
               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN MILLIONS)

                                                                              NON-
                                                   PARENT      GUARANTOR    GUARANTOR
                                                   COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                                                 -----------  -----------  -----------  ------------  ------------

                                                      ASSETS
Current assets:
  Cash and cash equivalents....................   $    39.8    $     1.4    $     0.5    $   --        $     41.7
  Accounts receivable..........................      --           --           --            --            --
  Inventories, net.............................      --             93.5       --            --              93.5
  Other current assets.........................         2.2         13.3         19.6        --              35.1
                                                 -----------  -----------  -----------  ------------  ------------
  Total current assets.........................        42.0        108.2         20.1        --             170.3

Property, plant and equipment, net.............      --             96.7       --            --              96.7
Goodwill.......................................      --             58.0       --            --              58.0
Investment in and advances to/from
  subsidiaries.................................       154.7        (64.3)       (14.5)        (75.9)       --
Other long-term assets.........................        29.4          3.5       --            --              32.9
                                                 -----------  -----------  -----------  ------------  ------------
  Total assets.................................   $   226.1    $   202.1    $     5.6    $    (75.9)   $    357.9
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion long-term debt...............   $     1.0    $     0.2    $  --        $   --        $      1.2
  Accounts payable.............................         0.3         57.7       --            --              58.0
  Accrued liabilities..........................       (11.3)        45.6       --            --              34.3
                                                 -----------  -----------  -----------  ------------  ------------
  Total current liabilities....................       (10.0)       103.5       --            --              93.5

Senior indebtedness............................       174.0          2.5       --            --             176.5
Senior subordinated notes......................       247.4       --           --            --             247.4
Other long-term liabilities....................         2.7         26.3       --            --              29.0
                                                 -----------  -----------  -----------  ------------  ------------
  Total liabilities............................       414.1        132.3       --            --             546.4
                                                 -----------  -----------  -----------  ------------  ------------

Stockholders' equity (deficit):
  Common Stock.................................         0.1       --           --            --               0.1
  Additional paid-in capital...................      --             42.9          6.5         (49.4)       --
  Retained earnings (deficit)..................      (186.1)        27.4         (0.9)        (26.5)       (186.1)
  Other........................................        (2.0)        (0.5)      --            --              (2.5)
                                                 -----------  -----------  -----------  ------------  ------------
  Total stockholders' equity (deficit).........      (188.0)        69.8          5.6         (75.9)       (188.5)
                                                 -----------  -----------  -----------  ------------  ------------

Total liabilities and stockholders' equity.....   $   226.1    $   202.1    $     5.6    $    (75.9)   $    357.9
                                                 -----------  -----------  -----------  ------------  ------------
                                                 -----------  -----------  -----------  ------------  ------------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(7) GUARANTOR SUBSIDIARIES (CONTINUED)

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                 (IN MILLIONS)

                                                                                    NON-
                                                         PARENT      GUARANTOR    GUARANTOR
                                                         COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS   CONSOLIDATED
                                                       -----------  -----------  -----------  -------------  -------------
Net sales............................................   $  --        $   312.7    $  --         $  --          $   312.7
Cost of sales........................................      --            253.8       --            --              253.8
                                                       -----------  -----------  -----------       ------         ------
  Gross earnings.....................................      --             58.9       --            --               58.9
Selling and administrative expenses..................         3.7         25.8       --            --               29.5
Securitization expense...............................         2.3       --             (0.4)       --                1.9
                                                       -----------  -----------  -----------       ------         ------
  Operating income (loss)............................        (6.0)        33.1          0.4        --               27.5
Net interest expense.................................         4.5          0.6          0.4        --                5.5
                                                       -----------  -----------  -----------       ------         ------
Income (loss) before income taxes....................       (10.5)        32.5       --            --               22.0
Provision (benefit) for income taxes.................        (3.8)        12.3       --            --                8.5
                                                       -----------  -----------  -----------       ------         ------
Income (loss) before equity in income of consolidated
  subsidiaries.......................................        (6.7)        20.2       --            --               13.5
Equity in income of consolidated subsidiaries........        20.2       --           --             (20.2)        --
                                                       -----------  -----------  -----------       ------         ------
Net income...........................................   $    13.5    $    20.2    $     0.0     $   (20.2)     $    13.5
                                                       -----------  -----------  -----------       ------         ------
                                                       -----------  -----------  -----------       ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(7) GUARANTOR SUBSIDIARIES (CONTINUED)
            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1997
                                 (IN MILLIONS)

                                                                                    NON-
                                                         PARENT      GUARANTOR    GUARANTOR
                                                         COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                                                       -----------  -----------  -----------  ------------  ------------
Net sales............................................   $  --        $   355.9    $  --        $   --        $    355.9
Cost of sales........................................      --            290.9       --            --             290.9
                                                       -----------  -----------  -----------  ------------  ------------
  Gross earnings.....................................      --             65.0       --            --              65.0
Selling and administrative expenses..................         2.5         27.4       --            --              29.9
Securitization expense...............................         3.0       --             (0.9)       --               2.1
Recapitalization expenses............................        36.3       --           --            --              36.3
                                                       -----------  -----------  -----------  ------------  ------------
  Operating income (loss)............................       (41.8)        37.6          0.9        --              (3.3)
Net interest expense.................................         5.8          0.1          0.9        --               6.8
                                                       -----------  -----------  -----------  ------------  ------------
Income (loss) before income taxes....................       (47.6)        37.5       --            --             (10.1)
Provision (benefit) for income taxes.................       (12.6)        14.8       --            --               2.2
                                                       -----------  -----------  -----------  ------------  ------------
Income (loss) before extraordinary item and equity in
  income of consolidated subsidiaries................       (35.0)        22.7       --            --             (12.3)

Extraordinary item:
  Early extinguishment of debt, net of income tax
    benefit of $0.9 million..........................        (1.5)      --           --            --              (1.5)
                                                       -----------  -----------  -----------  ------------  ------------
Income (loss) before equity in income of consolidated
  subsidiaries.......................................       (36.5)        22.7       --            --             (13.8)
Equity in income of consolidated subsidiaries........        22.7       --           --             (22.7)       --
                                                       -----------  -----------  -----------  ------------  ------------
Net income (loss)....................................   $   (13.8)   $    22.7    $  --        $    (22.7)   $    (13.8)
                                                       -----------  -----------  -----------  ------------  ------------
                                                       -----------  -----------  -----------  ------------  ------------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(7) GUARANTOR SUBSIDIARIES (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996
                                 (IN MILLIONS)

                                                      PARENT       GUARANTOR    NON- GUARANTOR
                                                      COMPANY    SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                    -----------  -------------  -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES..............   $    (4.6)    $    13.3      $     1.1      $  --          $     9.8
                                                    -----------       ------         ------         ------         ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of businesses..........................      --             (18.8)        --             --              (18.8)
  Capital expenditures............................      --              (8.6)        --             --               (8.6)
  Other...........................................        (0.1)         (1.0)        --             --               (1.1)
                                                    -----------       ------         ------         ------         ------
  Net cash used in investing activities...........        (0.1)        (28.4)        --             --              (28.5)
                                                    -----------       ------         ------         ------         ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances (to) from affiliate....................       (16.9)         15.1            1.8         --             --
  Net borrowings on debt..........................        22.0          (0.1)        --                              21.9
                                                    -----------       ------         ------         ------         ------
  Net cash from financing activities..............         5.1          15.0            1.8         --               21.9
                                                    -----------       ------         ------         ------         ------

CHANGE IN CASH AND CASH EQUIVALENTS...............         0.4          (0.1)           2.9         --                3.2

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....        (0.3)          1.4         --             --                1.1
                                                    -----------       ------         ------         ------         ------
CASH AND CASH EQUIVALENTS, END OF PERIOD..........   $     0.1     $     1.3      $     2.9      $  --          $     4.3
                                                    -----------       ------         ------         ------         ------
                                                    -----------       ------         ------         ------         ------

                FALCON BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

                                  (UNAUDITED)

(7) GUARANTOR SUBSIDIARIES (CONTINUED)
          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1997
                                 (IN MILLIONS)

                                                                                 NON-
                                                      PARENT      GUARANTOR    GUARANTOR
                                                      COMPANY    SUBSIDIARIES SUBSIDIARY   ELIMINATIONS  CONSOLIDATED
                                                    -----------  -----------  -----------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES..............   $   (21.6)   $    39.6    $   (17.9)   $   --        $      0.1
                                                    -----------  -----------  -----------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................      --             (6.5)      --            --              (6.5)
  Other...........................................        (1.9)         0.5          0.2        --              (1.2)
                                                    -----------  -----------  -----------  ------------  ------------
  Net cash used in investing activities...........        (1.9)        (6.0)         0.2        --              (7.7)
                                                    -----------  -----------  -----------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from senior credit facilities..........       175.0       --           --            --             175.0
  Repayment of senior credit facilities...........      (138.8)      --           --            --            (138.8)
  Issuance of senior subordinated debt............       247.0       --           --            --             247.0
  Issuance of common stock........................       134.6       --           --            --             134.6
  Retirement of common stock......................      (337.5)      --           --            --            (337.5)
  Payment of Recapitalization fees and expenses...       (52.0)      --           --            --             (52.0)
  Advances (to) from affiliate....................        15.2        (33.3)        18.1        --               0.0
  Net borrowings on debt..........................        17.2         (0.1)      --            --              17.1
                                                    -----------  -----------  -----------  ------------  ------------
  Net cash from financing activities..............        60.7        (33.4)        18.1        --              45.4
                                                    -----------  -----------  -----------  ------------  ------------

CHANGE IN CASH AND CASH EQUIVALENTS...............        37.2          0.2          0.4        --              37.8

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....         2.6          1.3       --            --               3.9
                                                    -----------  -----------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..........   $    39.8    $     1.5    $     0.4    $   --        $     41.7
                                                    -----------  -----------  -----------  ------------  ------------
                                                    -----------  -----------  -----------  ------------  ------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    ALL TENDERED OLD SECURITIES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        BY REGISTERED OR CERTIFIED MAIL:
                         Harris Trust and Savings Bank
                      c/o Harris Trust Company of New York
                                 P.O. Box 1010
                              Wall Street Station
                         New York, New York 10268-1010

                     BY HAND DELIVERY OR OVERNIGHT COURIER:
                         Harris Trust and Savings Bank
                      c/o Harris Trust Company of New York
                                77 Water Street
                                   4th Floor
                            New York, New York 10005

                            FACSIMILE TRANSMISSION:
                                 (212) 701-7636

                             CONFIRM BY TELEPHONE:
                                 (212) 701-7624
               (Originals of all documents submitted by facsimile
                        should be sent promptly by hand,
              overnight courier, or registered or certified mail)

    NO BROKER, DEALER OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    UNTIL DECEMBER 9, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                FALCON BUILDING
                                 PRODUCTS, INC.

                                     [LOGO]

                             OFFER FOR OUTSTANDING
                      9 1/2% SERIES A SENIOR SUBORDINATED
                               NOTES DUE 2007 AND
                      10 1/2% SERIES A SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2007
                         IN EXCHANGE FOR, RESPECTIVELY,
                      9 1/2% SERIES B SENIOR SUBORDINATED
                               NOTES DUE 2007 AND
                      10 1/2% SERIES B SENIOR SUBORDINATED
                            DISCOUNT NOTES DUE 2007

                              -------------------

                                   PROSPECTUS

                              -------------------

                               SEPTEMBER 9, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------